EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of August 4, 2023, is by and among Astra Space, Inc., a Delaware corporation with offices located at 1900 Skyhawk Street, Alameda, CA 94501 (the “Company”), and each of the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

RECITALS

A. The Company has authorized a new series of Senior Secured Notes in the form attached hereto as Exhibit A (the “Notes”).

B. The Company has also authorized the issuance of Warrants to purchase the Company’s Class A Common Stock, par value $0.0001 per share (together with any capital stock into which such Class A Common Stock shall have been changed or any share capital resulting from a reclassification of such Class A Common Stock, the “Class A Common Stock”) in the form attached hereto as Exhibit B (the “Warrants”) (such underlying shares of Class A Common Stock issuable upon exercise of a Warrant, collectively, the “Underlying Shares”).

C. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) the aggregate principal amount of Initial Purchased Notes (as defined below) set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers and (ii) the aggregate principal amount of Subsequently Purchased Notes (as defined below) set forth opposite such Buyer’s name in column (7) on the Schedule of Buyers.

D. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) the Initial Purchased Warrants exercisable for the aggregate number of Underlying Shares set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers and (ii) the Subsequently Purchased Warrants which shall be exercisable for the aggregate number of Underlying Shares that shall be determined on each applicable Subsequent Closing Date in accordance with the terms of this Agreement.

E. At the Initial Closing (as defined below), the parties hereto shall execute and deliver the Security Agreements, in the form attached hereto as Exhibit C (the “Security Agreements”), pursuant to which the Company has agreed to grant a first priority security interest to the Collateral Agent (as defined in the Security Agreements), as collateral agent for the holders of the Notes in all tangible and intangible assets, now owned and hereafter created or acquired, of the Company and its Subsidiaries.

F. The Notes, Warrants and Underlying Shares are collectively referred to herein as the “Securities.”

G. The Company and each Buyer is executing and delivering this Agreement with respect to the Initial Purchased Securities (as defined below) in reliance upon the effective registration statement on Form S-3 (Commission File No. 333-271589) (as amended, the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “1933 Act”), for the registration of the Initial Purchased Securities, as such Registration Statement may be amended and supplemented from time to time (including pursuant to Rule 462(b) of the 1933 Act), including all documents filed as part thereof or incorporated by reference therein, and including all information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B of the 1933 Act, and the prospectus supplement (the “Prospectus Supplement”) complying with Rule 424(b) of the 1933 Act that is delivered by the Company to each Buyer in connection with the execution and delivery of this Agreement, including the documents incorporated by reference therein, and that is filed with the SEC. The Company and each Buyer is executing and delivering this Agreement with respect to the Subsequently Purchased Securities (as defined below) in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Buyer hereby agree as follows:

1.	PURCHASE AND SALE OF PURCHASED SECURITIES.

(a) Purchase of Initial Purchased Securities. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7(a), as applicable, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Initial Closing Date (as defined below) the following Securities (collectively, the “Initial Purchased Securities”):

(i) the aggregate principal amount of Notes as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers (the “Initial Purchased Notes”); and

(ii) a Warrant exercisable for the aggregate number of Underlying Shares as is set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers (the “Initial Purchased Warrants”).

(b) Initial Closing. The closing (the “Initial Closing”) of the purchase of the Initial Purchased Securities by the Buyers shall occur by electronic transmission or other transmission as mutually acceptable to the parties. The date and time of the Initial Closing (the “Initial Closing Date”) shall be 10:00 a.m., New York time, on the first (1st) Business Day on which the conditions to the Initial Closing set forth in Sections 6 and 7(a) are satisfied or waived (or such other date as is mutually agreed to by the Company and each Buyer). As used herein “Business Day” means any day other than a Saturday, a Sunday or any day on which commercial banks in the City of New York are authorized or required by law or executive order to close or be closed; provided, however, for clarification, commercial banks in the City of New York shall not be deemed to be authorized or required by law or executive order to close or be closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in the City of New York are open for use by customers on such day.

(c) Initial Securities Purchase Price. The aggregate purchase price for the Initial Purchased Securities to be purchased by each Buyer at the Initial Closing (the “Initial Securities Purchase Price”) shall be the sum of the amounts set forth opposite such Buyer’s name in column (4) and column (6) on the Schedule of Buyers.

(d) Form of Payment for Initial Purchased Securities. On the Initial Closing Date, (i) each Buyer shall pay its respective Initial Securities Purchase Price to the Company for the Initial Purchased Securities to be issued and sold to such Buyer at the Initial Closing Date (net of expenses payable pursuant to Section 4(g)), by wire transfer of immediately available funds in accordance with a Flow of Funds Letter (as defined below) with respect to the Initial Purchased Securities and (ii) the Company shall:

(i) deliver to each Buyer the aggregate principal amount of the Initial Purchased Notes as is set forth opposite such Buyer’s name in column (3) of the Schedule of Buyers, duly executed on behalf of the Company and registered on the books and records of the Company in the name of such Buyer or its designee; and

(ii) deliver to each Buyer the Initial Purchased Warrants exercisable for the aggregate number of Underlying Shares as is set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers, duly executed on behalf of the Company and registered on the books and records of the Company in the name of such Buyer or its designee.

(e) Purchase of Company-Elected Subsequently Purchased Securities. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7(b), as applicable, for up to two Subsequent Closings (as defined below), the Company may deliver to the Buyers a written notice setting forth a principal amount of additional Notes, in increments of either three million seven hundred fifty thousand dollars ($3,750,000) or seven million five hundred thousand dollars ($7,500,000) (the “Subsequently Purchased Notes”), that the Company desires to issue and sell to the Buyers at such Subsequent Closing, and certifying that the Funding Conditions are satisfied (a “Subsequently Purchased Securities Notice”), and the Company shall, in reliance upon the exemptions from securities registration afforded by Section 4(a)(2) of the 1933 Act and Rule 506(b) of Regulation D, issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company at such Subsequent Closing, (i) the aggregate principal amount of Subsequently Purchased Notes as is set forth on such Subsequently Purchased Securities Notice, provided that the maximum aggregate principal amount of Subsequently Purchased Notes issued pursuant to this Agreement to any Buyer shall not exceed the aggregate principal amounts as is set forth opposite such Buyer’s name in column (7) on the Schedule of Buyers; and (ii) a Warrant exercisable for the aggregate number of Underlying Shares (the “Subsequent Underlying Shares”) equal to sixty five percent (65%) of the aggregate principal amount of the Subsequently Purchased Notes issued pursuant to such

Subsequently Purchased Securities Notice divided by the Market Stock Price (as defined in the Notes) on the date the applicable Subsequently Purchased Securities Notice is delivered to the Buyers (the “Subsequently Purchased Warrants” and, together with the Subsequently Purchased Notes, the “Subsequently Purchased Securities” and, together with the Initial Purchased Securities, the “Purchased Securities”).

(f) Subsequent Closings. The closing (each a “Subsequent Closing” and together with the Initial Closing, each a “Closing”) of the purchase of Subsequently Purchased Securities by the Buyers pursuant to a Subsequently Purchased Securities Notice shall occur by electronic transmission or other transmission as mutually acceptable to the parties. The date and time of a Subsequent Closing (each a “Subsequent Closing Date” and together with the Initial Closing Date, each a “Closing Date”) shall be 10:00 a.m., New York time, on the first (1st) Business Day on which the conditions to such Subsequent Closing set forth in Sections 6 and 7(b) are satisfied or waived (or such other date as is mutually agreed to by the Company and each Buyer); provided that in no event will any Subsequent Closing occur after the date that is one (1) year from the Initial Closing Date; provided further that the Company may not deliver the first Subsequently Purchased Securities Notice earlier than two (2) Trading Days following the Company’s public announcement of its earnings through the furnishing of a Form 8-K with the SEC for the fiscal year ended December 31, 2023.

(g) Securities Purchase Price. The aggregate purchase price for any issuance of Subsequently Purchased Securities to be purchased by each Buyer at any Subsequent Closing (the “Subsequent Securities Purchase Price”) shall be ninety-seven percent (97%) of the aggregate principal amount of Subsequently Purchased Notes set forth on the Subsequently Purchased Securities Notice and allocated among the Buyers based on such Buyer’s pro rata portion of the aggregate principal amount of Notes purchased hereunder, but in no event will the aggregate purchase price for all issuances of Subsequently Purchased Securities exceed the amount set forth opposite such Buyer’s name in column (10) on the Schedule of Buyers.

(h) Form of Payment for Subsequently Purchased Securities. On each Subsequent Closing Date, (i) each Buyer shall pay its respective purchase price to the Company for the Subsequently Purchased Securities to be issued and sold to such Buyer at the Subsequent Closing Date (net of expenses payable pursuant to Section 4(g)) pursuant to the applicable Subsequently Purchased Securities Notice, by wire transfer of immediately available funds in accordance with a Flow of Funds Letter with respect to such Subsequently Purchased Securities and (ii) the Company shall deliver to each Buyer the aggregate principal amount of Subsequently Purchased Notes and the Subsequently Purchased Warrants pursuant to the applicable Subsequently Purchased Securities Notice, duly executed on behalf of the Company and registered on the books and records of the Company in the name of such Buyer or its designee.

(i) Purchase Price Allocation. Each Buyer and the Company agree that the Notes and the Warrant constitute an “investment unit” for purposes of Section 1273(c)(2) of the Code. The Buyers and the Company mutually agree that the allocation of the issue price of such investment unit between the Notes and the Warrants in accordance with Section 1273(c)(2) of the Code and Treasury Regulation Section 1.1273-2(h) shall be as set forth on the Schedule of Buyers, and neither the Buyers nor the Company shall take any position inconsistent with such allocation in any tax return or in any judicial or administrative proceeding in respect of taxes, except as may be otherwise required by GAAP (as defined below).

2.	BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer, severally and not jointly, represents and warrants to the Company with respect to only itself that, as of the date hereof and as of the Initial Closing Date and each Subsequent Closing Date:

(a) Organization; Authority. Such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(b) No Public Sale or Distribution. Such Buyer (i) is acquiring its Subsequently Purchased Securities, and (ii) upon exercise of, or otherwise in accordance with, its Subsequently Purchased Securities will acquire the Subsequent Underlying Shares issuable upon exercise thereof, or otherwise in accordance therewith, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the 1933 Act; provided, however, by making the representations herein, such Buyer does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the 1933 Act. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities in violation of applicable securities laws. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity (as defined below) or any department or agency thereof.

(c) Accredited Investor Status. At the time such Buyer was offered the Subsequently Purchased Securities, it was and, as of the date hereof, such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(d) Reliance on Exemptions. Such Buyer understands that the Subsequently Purchased Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Subsequently Purchased Securities.

(e) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such Buyer and its advisors, if any, have had (i) the opportunity to review the Transaction Documents and the

SEC Documents (as defined below) and has been afforded the opportunity to ask such questions of the Company as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby. Such Buyer did not learn of the investment in the Securities as a result of any general solicitation or general advertising. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. Such Buyer is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, except for statements, representations and warranties contained in this Agreement, in making its investment or decision to invest in the Company.

(f) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g) Transfer or Resale. Such Buyer understands that: (i) the Subsequently Purchased Securities have not been registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred by any Buyer or any other holder of such Subsequently Purchased Securities unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company (if requested by the Company) an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Subsequently Purchased Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Subsequently Purchased Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”); and (ii) any sale of the Subsequently Purchased Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Subsequently Purchased Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC promulgated thereunder; provided, that, from and after the date that is six (6) months following (x) the date hereof with respect to the Initial Purchased Notes and (y) each Subsequent Closing Date, as applicable, with respect to the Subsequently Purchased Notes, at the request of any Buyer, the Company shall, if the Company is then in compliance with Section 4(c) hereof, deliver to such Buyer or the Company’s transfer agent, as applicable, an opinion of counsel to the Company, at the Company’s expense and in a form reasonably acceptable to such Buyer, that (A) adequate public information with respect to the Company is then available (within the meaning of Rule 144(c)) and (B) that a sale of the Subsequently Purchased Securities may otherwise be made in accordance with the terms of Rule 144.

(h) Validity; Enforcement. This Agreement, the Security Agreements and the Security Documents (as defined in the Security Agreements) have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement, the Security Agreements and the Security Documents and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(j) No Bad Actor Disqualification Event. Such Buyer represents, after reasonable inquiry, that none of the “Bad Actor” disqualifying events described in Rule 506(d)(l)(i) to (viii) under the 1933 Act (a “Disqualification Event”) is applicable to such Buyer or any of its Rule 506(d) Related Parties (if any). “Rule 506(d) Related Party” means a person or entity that is a beneficial owner of such Buyer’s securities for purposes of Rule 506(d).

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that, as of the date hereof and as of the Initial Closing Date and each Subsequent Closing Date:

(a) Compliance with Registration Requirements. The Registration Statement has become effective under the 1933 Act. The Company has complied, to the SEC’s satisfaction with all requests of the SEC for additional or supplemental information, if any. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or, to the knowledge of the Company, are pending or contemplated or threatened by the SEC. At the time the Registration Statement and the Company’s most recent Annual Report on Form 10-K for periods after December 31, 2022 was filed with the SEC, the Company met the then-applicable requirements for use of Form S-3 under the 1933 Act. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, at the time they were or hereafter are filed with the SEC, or became effective under the Securities Exchange Act of 1934, as amended (the “1934 Act”), as the case may be, complied and will comply with in all material respects with the requirements of the 1934 Act.

(b) Disclosure. The Prospectus Supplement when filed complied in all material respects with the 1933 Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, complied and will comply in all material respects with the 1933 Act, and did not, and at any Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus Supplement (including any prospectus wrapper), as of its date, did not, and at any Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no contracts or other documents required to be described in the Prospectus Supplement or to be filed as an exhibit to the Registration Statement which have not been described or filed as required. No event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its Subsidiaries (as defined below) or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-3 filed with the SEC relating to an issuance and sale by the Company of any shares of Class A Common Stock and which has not been publicly announced, (ii) could have a material adverse effect on any Buyer’s investment hereunder or (iii) could have a Material Adverse Effect.

(c) Organization and Qualification. Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing (if a good standing concept exists in such jurisdiction) under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing (if a good standing concept exists in such jurisdiction) in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or its Subsidiaries, taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments entered into in connection herewith or therewith or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Transaction Documents. Other than the Persons set forth on Schedule 3(c), the Company has no significant Subsidiaries within the meaning of Rule 1-02(w) of Regulation S-X. “Subsidiaries” means any Person in which the Company, directly or indirectly, (I) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (II) controls or operates all or any part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.” For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity (as defined below) or any department or agency thereof.

(d) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. Each Subsidiary has the requisite power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party. The execution and delivery of this Agreement and the other Transaction Documents by the Company, and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Initial Purchased Securities and the Subsequently Purchased Securities, if any, and the reservation for issuance and the issuance of the Underlying Shares as of the Initial Closing and each Subsequent Closing), have been duly authorized by the Company’s board of directors (the “Board of Directors”), and (other than (i)) any filings as may be required by any state securities agencies, and (ii) a Listing of Additional Shares Notification with Nasdaq (as defined below) (clauses (i) and (ii) collectively, the “Required Filings”), no further filing, consent or authorization is required by the Company, its Subsidiaries, their respective boards of directors or their stockholders or other governing body in connection therewith. This Agreement has been, and the other Transaction Documents to which it is a party will be duly executed and delivered by the Company prior to the Initial Closing, and each constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement, the Notes, the Warrants, the perfection certificate, the Security Agreements, the Security Documents and the Irrevocable Transfer Agent Instructions (as defined below) and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

(e) Issuance of Securities. The issuance of the Securities is duly authorized and when issued and delivered in accordance with the terms of the Transaction Documents, the Securities shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issuance thereof. As of the Initial Closing Date and prior to the earlier of October 2, 2023 or the Compliance Date (as defined in the Notes), the Company shall have a number of authorized but unissued shares of Class A Common Stock equal to the sum of one hundred percent (100%) of the maximum number of shares of Class A Common Stock as shall be necessary to satisfy the Company’s obligations to issue shares of Class A Common Stock under the Warrants sold at the Initial Closing, which shall be reserved for issuance upon the exercise of the Warrants (which such reservation shall be for the sole benefit of and exclusive availability for the Buyers). On and after the earlier of October 2, 2023 or the Compliance Date, the Company shall have a number of authorized but unissued shares of Class A Common Stock equal to the sum of (i) one hundred percent (100%) of the maximum number of shares of Class A Common Stock as shall be necessary to satisfy the Company’s obligations to issue shares of Class A Common Stock under the Warrants, which shall be reserved for issuance upon the exercise of the Warrants (which such reservation shall be for the sole benefit of and exclusive availability for the Buyers) and (ii) two hundred percent (200%) of a fraction the numerator of which shall be the then outstanding Principal Amount of all Notes issued pursuant to this Agreement, plus an amount equal to all interest accruable on such outstanding Principal Amount through the Maturity Date, and the denominator of which shall be the Market Stock Price. The Underlying Shares (upon exercise in accordance with the Warrants), will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights or Liens with respect to the issuance thereof, with the holders being entitled to all rights accorded to a holder of Class A Common Stock. Subject to the accuracy of the representations and warranties of the Buyers in this Agreement, the offer and issuance by the Company of the Subsequently Purchased Securities is exempt from registration under the 1933 Act.

(f) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes, the Warrants and the Underlying Shares, and the reservation of Class A Common Stock for issuance of the Underlying Shares) will not (i) result in a violation of the Certificate of Incorporation (as defined below), Bylaws (as defined below), certificate of formation, memorandum of association, articles of association, bylaws or other organizational documents of the Company or any of its Subsidiaries, or any capital stock or other securities of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) assuming the accuracy of the representations and warranties in Section 2, result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations, and the rules and regulations of The Nasdaq Capital Market (“Nasdaq”) and including all applicable foreign, federal and state laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, assuming, with respect to clauses (ii) and (iii) above, the making of the Required Filings and except in the case of clauses (ii) and (iii) above, for such breaches, violations or conflicts as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(g) Consents. Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the Required Filings, filings necessary to perfect the Liens granted under the Security Agreements and such consents, authorizations, filings or registrations the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), any Governmental Entity or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the

Transaction Documents, in each case, in accordance with the terms hereof or thereof. Other than the Required Filings, all consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the Initial Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. Except as set forth on Schedule 3(g), the Company is not in violation of the requirements of Nasdaq and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Class A Common Stock. “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing. Where used under this Agreement with respect to the Company, the term “knowledge” shall mean the actual knowledge of Chris Kemp, Martin Attiq or Axel Martinez or knowledge that would be obtained by such persons after reasonable inquiry.

(h) Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company or any of its Subsidiaries, (ii) to its knowledge, an “affiliate” (as defined in Rule 144) of the Company or any of its Subsidiaries or (iii) to its knowledge, a “beneficial owner” (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) of more than 4.99% of the shares of any voting class of the Company’s Class A Common Stock. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s and each Subsidiary’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation by the Company, each Subsidiary and their respective representatives.

(i) No General Solicitation; No Placement Agent. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Subsequently Purchased Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. Neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent, other than A.G.P/Alliance Global

Partners, in connection with the offer or sale of the Securities. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and reasonable and documented out-of-pocket expenses) arising in connection with any claim for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby.

(j) No Integrated Offering. None of the Company, its Subsidiaries or any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of the Subsequently Purchased Securities under the 1933, Act, whether through integration with prior offerings or otherwise, or cause this offering of Securities to require approval of stockholders of the Company in connection with the offering of the Securities for purposes of the 1933 Act or under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. None of the Company, its Subsidiaries, their affiliates nor any Person acting on their behalf has taken any action or steps that would require registration of the issuance of the Subsequently Purchased Securities under the 1933 Act or cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.

(k) Dilutive Effect. The Company understands and acknowledges that the number of Underlying Shares will increase in certain circumstances. The Company further acknowledges that its obligation to issue the Underlying Shares pursuant to the terms of the Warrants in accordance with the terms thereof and this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(l) Application of Takeover Protections. The Company and its Board of Directors have taken or will take prior to the Initial Closing Date all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill, stockholder rights plan or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Buyer’s ownership of the Securities.

(m) Financial Statements. During the one (1) year prior to the date hereof and each Closing Date with respect to which this representation is being made, the Company has timely filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC (other than Section 16 ownership filings) pursuant to the reporting requirements of the 1934 Act (reports filed in compliance with the time period specified in Rule 12b-25 promulgated under the 1934 Act shall be considered timely for this purpose) (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered or has made available to the Buyers or their respective representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). No other information provided by or on behalf of the Company to any of the Buyers which is not included in the SEC Documents (including, without limitation, information referred to in Section 2(e) of this Agreement or in the disclosure schedules to this Agreement) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made. The Company is not currently contemplating to amend or restate any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the SEC Documents (the “Financial Statements”), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in material compliance with GAAP and the rules and regulations of the SEC. The Company has not been informed by its independent auditors that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

(n) Absence of Certain Changes. Except as set forth on Schedule 3(n), since the date of the Company’s audited financial statements contained in the Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Annual Report”) there has been no Material Adverse Effect. Since the date of the Company’s audited financial statements contained in the 2022 Annual Report, except as set forth on Schedule 3(n), neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business, (iii) made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business or (iv) made any revaluation of any of their respective assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets other than in the ordinary course of business.

(o) Insolvency. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency,

reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof and as of the Initial Closing Date and each Subsequent Closing Date, and after giving effect to the transactions contemplated hereby to occur on the Initial Closing Date and each Subsequent Closing Date, will not be Insolvent (as defined below). For purposes of this Section 3(o), “Insolvent” means, (i) with respect to the Company and its Subsidiaries, on a consolidated basis, (A) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total Indebtedness (as defined below), (B) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature; and (ii) with respect to the Company and each Subsidiary, individually, (A) the present fair saleable value of the Company’s or such Subsidiary’s (as the case may be) assets is less than the amount required to pay its respective total Indebtedness, (B) the Company or such Subsidiary (as the case may be) is unable to pay its respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company or such Subsidiary (as the case may be) intends to incur or believes that it will incur debts that would be beyond its respective ability to pay as such debts mature.

(p) Listing and Trading. Regulatory Permits. During the one (1) year prior to the date hereof and prior to each Closing Date with respect to which this representation is being made, (i) the Class A Common Stock has been listed or designated for quotation on Nasdaq, (ii) trading in the Class A Common Stock has not been suspended by the SEC or Nasdaq and (iii) except as set forth on Schedule 3(p)(iii), the Company has received no communication, written or oral, from the SEC or Nasdaq regarding the suspension or delisting of the Class A Common Stock from Nasdaq. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(q) Foreign Corrupt Practices. Neither the Company, any of the Company’s Subsidiaries, nor any director, officer, employee thereof, nor, to the Company’s knowledge, any agent or any other person acting for or on behalf of the foregoing (individually and collectively, a “Company Affiliate”) have violated the U.S. Foreign Corrupt Practices Act or any other applicable anti-bribery or anti-corruption laws (individually and collectively, “Anti-Corruption Laws”), nor, to the Company’s knowledge, has any Company Affiliate offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other person acting in an official capacity for any Governmental Entity to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) or to any person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of:

(i) (A) influencing any act or decision of such Government Official in his/her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any Governmental Entity, or

(ii) assisting the Company or its Subsidiaries in obtaining or retaining business for or with, or directing business to, the Company or its Subsidiaries.

Neither of the Company nor any of its Subsidiaries will use, directly or indirectly, any part of the proceeds of the offering in any manner that would constitute a violation of Anti-Corruption Laws.

(r) Sarbanes-Oxley Act. The Company and each of its Subsidiaries is in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, and any and all applicable rules and regulations promulgated by the SEC thereunder.

(s) Transactions With Affiliates. Since July 1, 2021, except as set forth on Schedule 3(s), no current or former employee, partner, director, officer or shareholder (direct or indirect) of the Company or its Subsidiaries, or any associate, or, to the knowledge of the Company, any affiliate of any thereof, or any relative with a relationship no more remote than first cousin of any of the foregoing, is presently or has been (i) a party to any transaction with the Company or its Subsidiaries (including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer or shareholder or such associate or affiliate or relative Subsidiaries (other than for ordinary course services as employees, officers or directors of the Company or any of its Subsidiaries)) that would be required to be disclosed as related party transaction under Item 404 of Regulation S-K promulgated under the 1934 Act or (ii) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a competitor, supplier or customer of the Company or its Subsidiaries (except for a passive investment (direct or indirect) in less than 5% of the common stock or ordinary shares, as applicable, of a company whose securities are traded on or quoted through an Eligible Market (as defined below)), nor does any such Person receive income from any source other than the Company or its Subsidiaries which relates to the business of the Company or its Subsidiaries or should properly accrue to the Company or its Subsidiaries. No employee, officer, shareholder or director of the Company or any of its Subsidiaries or member of his or her immediate family is indebted to the Company or its Subsidiaries, as the case may be, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company or its Subsidiaries, as the case may be, and (iii) for other standard employee benefits made generally available to all employees or executives (including share option agreements outstanding under any share option plan approved by the Board of Directors of the Company).

(t) Equity Capitalization.

(i) Authorized and Outstanding Capital Stock. As of the date of this Agreement and as of the Initial Closing, the authorized capital stock of the Company consists of (A) 400,000,000 shares of Class A Common Stock, of which, 217,501,756 are issued and outstanding, (B) 65,000,000 shares of Class B Common Stock, of which, 55,539,188 are issued and outstanding and no Convertible Securities (as defined below) have been issued that are exercisable or exchangeable for, or convertible into, shares of Class B Common Stock, and (C) 1,000,000 shares of preferred stock, par value $0.0001 per share, of which no shares are issued and outstanding.

(ii) Valid Issuance; Available Shares; Affiliates. All of the Company’s outstanding shares are duly authorized and have been validly issued and are fully paid and non-assessable. Schedule 3(t)(ii) sets forth the number of shares of each class of common stock that are (A) reserved for issuance pursuant to Convertible Securities (other than the Initial Purchased Securities and the Subsequently Purchased Securities) as of the date hereof and as of the Initial Closing and (B) as of the date hereof and as of the Initial Closing, owned by Persons who are “affiliates” (as defined in Rule 405 of the 1933 Act and calculated based on the assumption that only officers, directors and holders of at least 10% of the Company’s issued and outstanding shares of Class A Common Stock are “affiliates” without conceding that any such Persons are “affiliates” for purposes of federal securities laws) of the Company or any of its Subsidiaries. Except as set forth on Schedule 3(t)(ii), to the Company’s knowledge, as of the date hereof and the Initial Closing Date, no Person owns 10% or more of the Company’s issued and outstanding shares of Class A Common Stock (calculated based on the assumption that all Convertible Securities, whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) taking account of any limitations on exercise or conversion (including “blockers”) contained therein without conceding that such identified Person is a 10% stockholder for purposes of federal securities laws). “Convertible Securities” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Class A Common Stock and any rights, warrants or options to subscribe for or purchase shares of Class A Common Stock or Convertible Securities (collectively, “Options”)) or any of its Subsidiaries.

(iii) Existing Securities; Obligations. Except as set forth on Schedule 3(t)(iii): (A) none of the Company’s or any Subsidiary’s shares, interests or capital stock is subject to preemptive rights or any other similar rights or Liens suffered or permitted by the Company or any Subsidiary; (B) other than stock options, restricted share units, performance share units, deferred share units and other stock-based awards awarded to employees, directors and consultants of the Company under equity incentive plans adopted by the Board of Directors of the Company and described in the SEC Documents, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the

Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (F) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

(u) Organizational Documents. The Company has furnished to the Buyers true, correct and complete copies of the Company’s Second Amended and Restated Certificate of Incorporation, as amended, and as in effect on the date hereof and each Closing Date (the “Certificate of Incorporation”) and the Company’s Amended and Restated Bylaws, each in effect on the date hereof and each Closing Date (collectively, the “Bylaws” and together with the Certificate of Incorporation, the “Governance Documents”). Schedule 3(u) sets forth the terms of all Convertible Securities that are not described in the Governance Documents or any Approved Stock Plan and the material rights of the holders thereof in respect thereto.

(v) Indebtedness and Other Contracts. Except as set forth on Schedule 3(v), neither the Company nor any of its Subsidiaries (i) has any outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound, (ii) has any financing statements securing obligations in any amounts filed against the Company or any of its Subsidiaries or with respect to any of their respective assets; (iii) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses consistent with past practices and which, individually or in the aggregate, do not or could not have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication, (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(w) Litigation. There is no material action, suit, arbitration, proceeding, inquiry or investigation before or by Nasdaq, any court, public board, other Governmental Entity, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries (or pending or threatened by the Company or any of its Subsidiaries), the Class A Common Stock or any of the Company’s or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, except as set forth in Schedule 3(w). To the knowledge of the Company, no director, officer or employee of the Company or any of its Subsidiaries has willfully violated 18 U.S.C. §1519 or engaged in spoliation in reasonable anticipation of litigation. Without limitation of the foregoing, there has not been, and to the knowledge of the Company, there is not pending, contemplated or anticipated, any inquiry or investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1933 Act or the 1934 Act. After reasonable inquiry of its officers (as defined in Rule 16a-1(f) promulgated under the 1934 Act) and members of its Board of Directors, the Company is not aware of any fact which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding. Neither the Company nor any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity.

(x) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for, and neither the Company nor any of its Subsidiaries has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(y) Employee Relations. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. To the knowledge of the Company, no executive officer or other key employee of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in material compliance with all applicable federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(z) Title. Each of the Company and its Subsidiaries holds good title to, or a valid leasehold interest in, all real property, leases in real property, facilities or other interests in real property owned or held by the Company or any of its Subsidiaries that is material to the business of the Company (the “Real Property”). The Real Property is free and clear of all Liens and is not subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except for (a) Liens for current taxes not yet due and payable and (b) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. Any Real Property held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company or any of its Subsidiaries.

(aa) Fixtures and Equipment. Each of the Company and its Subsidiaries (as applicable) has good title to, or a valid leasehold interest in, all material tangible personal property, equipment, improvements, fixtures, and other personal property and appurtenances that are used by the Company and its Subsidiaries to conduct their respective businesses (the “Fixtures and Equipment”). The Fixtures and Equipment are structurally sound, are in good operating condition and repair (ordinary wear and tear excepted), are adequate for the uses to which they are being put, are not in need of maintenance or repairs except for ordinary, routine maintenance and repairs and are sufficient for the conduct of the Company’s and/or its Subsidiaries’ businesses (as applicable) in the manner as conducted prior to the date hereof and each Closing Date. Except as set forth on Schedule 3(aa), each of the Company and its

Subsidiaries owns all of its Fixtures and Equipment free and clear of all Liens except for (i) Liens for current taxes not yet due and payable, (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto and (iii) other Permitted Liens (as defined in the Notes).

(bb) Intellectual Property Rights. The Company and each of its Subsidiaries owns or possesses adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted and as presently proposed to be conducted. None of the Company’s or its Subsidiaries’ Intellectual Property Rights, which are necessary to conduct their respective businesses, have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within three years from the date of this Agreement. To the knowledge of the Company, neither the Company nor any of its Subsidiaries has, (i) infringed, misappropriated, diluted or violated the Intellectual Property Rights of others, (ii) violated any material term or provision of any contract concerning Intellectual Property Rights, (iii) violated any material right of any person (including any right to privacy or publicity), or (iv) conducted its business in a manner that would constitute unfair competition or unfair trade practices under the laws of any jurisdiction. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding Intellectual Property Rights of others that would reasonably be expected to have a Material Adverse Effect on the Company. The Company is not aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all trade secrets within the Intellectual Property Rights of the Company that are materially necessary to conduct their respective businesses. To the knowledge of the Company, no third party is infringing, violating or misappropriating any Company owned Intellectual Property Rights, and there is no claim pending or proceeding regarding any such actual or alleged infringement, misappropriation or other violation of any Company owned Intellectual Property Rights. All former and current employees, contractors and consultants of the Company who have contributed to the creation or development of the Company owned Intellectual Property Rights have executed a valid and enforceable agreement containing an irrevocable assignment to the Company of all of their ownership and other rights therein, including to any invention, improvement or discovery. The Company has not distributed, incorporated or otherwise used any “Open Source Code” (also known as “free software” (as defined by the Free Software Foundation) or “open source software” (as defined by the Open Source Initiative) or has not otherwise distributed publicly software under terms that permit modification and redistribution of such software) in a manner that would require that any of the proprietary software owned by the Company or included in a Company product or service: (i) be made available or distributed in source code form; (ii) be licensed for the purpose of making derivative works; (iii) be licensed under terms that allow reverse engineering, reverse assembly or disassembly of any kind; or (iv) be redistributable at no charge. The Company is in compliance with the terms and conditions of all licenses for free or Open Source Code.

(cc) Environmental Laws. Except as set forth on Schedule 3(cc) (i) The Company and its Subsidiaries (A) are in compliance with any and all Environmental Laws (as defined below), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval where, except in each of the foregoing clauses (A), (B) and (C), where the failure to so comply or having such permits, licenses or other approval would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws or regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous materials, substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of, or exposure to, Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(dd) No Hazardous Materials:

(A) to the Company’s knowledge, have been disposed of or otherwise released from any Real Property of the Company or any of its Subsidiaries in violation of any Environmental Laws; or

(B) to the Company’s knowledge, are present on, over, beneath, in or upon any Real Property or any portion thereof in quantities that would constitute a violation of any Environmental Laws or in quantities, a manner or location that would reasonably be expected to require remedial action pursuant to any Environmental Laws. No prior use by the Company or any of its Subsidiaries of any Real Property has occurred that violates any Environmental Laws, which violation would have a Material Adverse Effect.

(i) To the Company’s knowledge, neither the Company nor any of its Subsidiaries knows of any other Person that has stored, treated, recycled, disposed of or otherwise located on any Real Property any Hazardous Materials, including, without limitation, such substances as asbestos and polychlorinated biphenyls.

(ii) To the knowledge of the Company, none of the Real Property is on any federal or state “Superfund” list or Comprehensive Environmental Response, Compensation and Liability Information System (“CERCLIS”) list or any state environmental agency list of sites under consideration for CERCLIS, nor subject to any environmental related Liens.

(iii) Neither the Company nor its Subsidiaries is subject to any pending claim or proceeding or, to the Company and its Subsidiaries’ knowledge, threatened claim or proceeding to any Environmental Laws, except for any claims or proceeding that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(ee) Tax Status. The Company and each of its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and (ii) has timely paid all taxes and other governmental assessments and charges, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company or for cases in which the failure to pay would not have a Material Adverse Effect. There is no tax deficiency that has been determined adversely to the Company or any of its Subsidiaries which has had a Material Adverse Effect, nor does the Company or its Subsidiaries have any knowledge or notice of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its Subsidiaries and which could reasonably be expected to have a Material Adverse Effect.

(ff) Internal Accounting and Disclosure Controls. Except as set forth on Schedule 3(ff), the Company and each of its Subsidiaries maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Since the filing of the Company’s 2022 Annual Report, neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant, Governmental Entity or other Person relating to any potential material weakness or significant deficiency in any part of the internal controls over financial reporting of the Company or any of its Subsidiaries.

(gg) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

(hh) Investment Company Status. The Company is not, and upon consummation of the sale of the Securities and the application of the proceeds thereof, will not be, an “investment company,” or a company controlled by an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(ii) Acknowledgement Regarding Buyers’ Trading Activity. It is understood and acknowledged by the Company that (i) following the public disclosure of the transactions contemplated by the Transaction Documents and, if applicable pursuant to Section 4(i)(i) hereof, each Subsequently Purchased Securities Notice in a Press Release (as defined below), none of the Buyers have been asked by the Company or any of its Subsidiaries to agree, nor has any Buyer agreed with the Company or any of its Subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold any of the Securities for any specified term; (ii) any Buyer, and counterparties in “derivative” transactions to which any such Buyer is a party, directly or indirectly, presently may have a “short” position in the Class A Common Stock which was established prior to such Buyer’s knowledge of the transactions contemplated by the Transaction Documents; (iii) each Buyer shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction; and (iv) each Buyer may rely on the Company’s obligation to timely deliver shares of Class A Common Stock as and when required pursuant to the Transaction Documents for purposes of effecting trading in the Class A Common Stock of the Company. The Company further understands and acknowledges that following the public disclosure of the transactions contemplated by the Transaction Documents pursuant to the Press Release one or more Buyers may have engaged and may after the date hereof engage in hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable shares of Class A Common Stock) at various times prior to or during the period that the Securities are outstanding, including, without limitation, during the periods that the value and/or number of the Underlying Shares deliverable with respect to the Securities are being determined and such hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable shares of Class A Common Stock), if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Notes, the Warrants or any other Transaction Document or any of the documents executed in connection herewith or therewith.

(jj) Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries or (iv) except as set forth on Schedule 3(ii)(iv), paid or agreed to pay any Person for research services with respect to any securities of the Company or any of its Subsidiaries.

(kk) U.S. Real Property Holding Corporation. Neither the Company nor any of its Subsidiaries is, or has ever been, and so long as any of the Securities are held by any of the Buyers, shall become, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Company and each Subsidiary shall so certify upon any Buyer’s request.

(ll) Transfer Taxes. All stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with; provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any Underlying Shares pursuant to the Warrants in a name other than that of the Buyer of such Warrants, and the Company shall not be required to issue or deliver such Underlying Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(mm) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(nn) Illegal or Unauthorized Payments; Political Contributions. Neither the Company nor any of its Subsidiaries nor, to the best of the Company’s knowledge (after reasonable inquiry of its officers and directors), any of the officers, directors, employees, agents or other representatives of the Company or any of its Subsidiaries or affiliates, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (i) as a kickback or bribe to any Person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office to influence official action or secure an improper advantage, except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.

(oo) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, without limitation, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V. The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations.

(pp) Sanctions. None of the Company, any of its Subsidiaries or any director, officer, employee or, to the knowledge of the Company and its Subsidiaries, agent or other person acting for or on behalf of the foregoing is the subject or target of any economic or financial sanctions imposed, administered or enforced by the United States (including the U.S. Department of the Treasury Office of Foreign Assets Control and the U.S. Department of State) or other relevant sanctions authority (collectively, “Sanctions” and each such Person, a “Sanctioned Person”). The operations of the Company and its Subsidiaries are, and have been conducted within the past five (5) years, in compliance with applicable Sanctions. Neither the Company nor any of its Subsidiaries will, directly or indirectly, use any part of the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to fund or facilitate any dealings or transactions with, involving or for the benefit of any Sanctioned Person, or otherwise in any manner that would constitute or give rise to a violation of any Sanctions by any Person (including any Person participating in the offering, whether as buyer, underwriter, advisor, investor or otherwise).

(qq) Management. Except as set forth on Schedule 3(pp), during the past five year period, no Person that is currently or was an executive officer or director of the Company after June 30, 2021, to the knowledge of the Company, has been the subject of:

(i) a petition under bankruptcy laws or any other insolvency or moratorium law or the appointment by a court of a receiver, fiscal agent or similar officer for such Person, or any partnership in which such person was a general partner at or within two years before the filing of such petition or such appointment, or any corporation or business association of which such person was an executive officer at or within two years before the time of the filing of such petition or such appointment;

(ii) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence);

(iii) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:

(1) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(2) Engaging in any particular type of business practice; or

(3) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of securities laws or commodities laws;

(iv) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any authority barring, suspending or otherwise limiting for more than sixty (60) days the right of any such person to engage in any activity described in the preceding sub paragraph, or to be associated with persons engaged in any such activity;

(v) a finding by a court of competent jurisdiction in a civil action or by the SEC or other authority to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC or any other authority has not been subsequently reversed, suspended or vacated; or

(vi) a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

(rr) Stock Option Plans. Since June 30, 2021, each stock option granted by the Company was granted (i) in accordance with the terms of the applicable stock option plan of the Company and (ii) with an exercise price at least equal to the fair market value of the Class A Common Stock on the date such stock option would be considered granted under GAAP and applicable law. To the Company’s knowledge, no stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(ss) Cybersecurity. The information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases used or owned by, or leased or licensed to, the Company or any of its Subsidiaries (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679); (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(tt) Compliance with Data Privacy Laws. The Company and its Subsidiaries are, and at all prior times were, in material compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA, and the Company and its Subsidiaries have taken commercially reasonable actions to prepare to comply with, and since May 25, 2018, have been and currently are in compliance with, the GDPR (EU 2016/679) (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company and its Subsidiaries have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. Neither the Company nor any Subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(uu) No Disqualification Event. With respect to Subsequently Purchased Securities to be offered and sold hereunder in reliance on Rule 506(b) under the 1933 Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, or, to the Company’s knowledge, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Buyers a copy of any disclosures provided thereunder.

(vv) Other Covered Persons. The Company is not aware of any Person that has been or will be paid (directly or indirectly) remuneration for solicitation of Buyers or potential purchasers in connection with the sale of any Regulation D Securities.

(ww) Margin Stock. The application of the proceeds received by the Company from the issuance, sale and delivery of the Notes as described in the Transaction Documents will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve system or any other regulation of such Board of Governors.

(xx) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents. The Company understands and confirms that each of the Buyers has relied on and will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided by the Company to the Buyers regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

(yy) The Company has access to an ATM Sales Program and/or an Equity Line of Credit (as defined in the Notes) as of the date hereof and each Subsequent Closing Date with respect to which this representation is being made, and such ATM Sales Program and/or Equity Line of Credit has available aggregate capacity to generate gross proceeds to the Company of at least twenty million dollars ($20,000,000).

(zz) No Additional Agreements. The Company does not have any agreement or understanding with any Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

4.	COVENANTS.

(a) Best Efforts. Each Buyer shall use its best efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in Section 6 of this Agreement. The Company shall use its best efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in Section 7 of this Agreement.

(b) Blue Sky. The Company shall, on or before the Initial Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for sale to the Buyers at the Initial Closing and each Subsequent

Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Initial Closing Date. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable foreign, federal, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to the Buyers.

(c) Reporting Status. Until the later of (i) the one-year anniversary of the termination of the Notes and full exercise or expiration of the Warrants and (ii) the two-year anniversary of this Agreement (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act (reports filed in compliance with the time period specified in Rule 12b-25 promulgated under the 1934 Act shall be considered timely for this purpose), and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

(d) Use of Proceeds. The Company will use the net proceeds from the sale of the Securities for working capital and general corporate purposes.

(e) Financial Information. The Company agrees to send the following to each Buyer during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8 or Form S-4) or amendments filed pursuant to the 1933 Act, (ii) unless the following are either filed with the SEC through EDGAR or are otherwise widely disseminated via a recognized news release service (such as PR Newswire), on the same day as the release thereof, e-mail copies of all press releases issued by the Company or any of its Subsidiaries and (iii) unless the following are filed with the SEC through EDGAR, copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

(f) Listing. The Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the Underlying Shares upon each national securities exchange and automated quotation system, if any, upon which the Class A Common Stock is then listed or designated for quotation (as the case may be) (subject to official notice of issuance) and shall maintain such listing or designation for quotation (as the case may be) of all Underlying Shares from time to time issuable under the terms of the Transaction Documents on such national securities exchange or automated quotation system. The Company shall maintain the Class A Common Stock’s listing or authorization for quotation (as the case may be) on Nasdaq, The New York Stock Exchange, the NYSE American, the Nasdaq Global Market or the Nasdaq Global Select Market (each, an “Eligible Market”). Neither the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Class A Common Stock on an Eligible Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

(g) Fees. The Company shall pay for the reasonable and documented due diligence and legal fees and expenses incurred by the Buyers in connection with the structuring, documentation, negotiation, and closing of the transactions contemplated by the Transaction Documents (and the enforcement thereof by the Buyers), including, without limitation, all consultant fees, all reasonable legal fees and disbursements of Latham & Watkins LLP, counsel to the Buyers, and due diligence and regulatory filings in connection therewith (the “Transaction Expenses”) and such Transaction Expenses, to the extent they have not already been paid to the Buyer, may be withheld by the Buyers from its Initial Securities Purchase Price and Subsequent Securities Purchase Price at the Initial Closing and each Subsequent Closing, respectively; provided, however that the Transaction Expenses withheld for the Initial Closing will not exceed two hundred fifty-one thousand dollars ($251,000) and the Transaction Expenses withheld for each Subsequent Closing will not exceed thirty thousand dollars ($30,000). The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, The Depository Trust Company (“DTC”) fees or broker’s commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and reasonable and documented out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers. The Company shall not be obligated to pay any tax which may be payable with respect to any transfer (or deemed transfer) arising in connection with the registration of any certificates for the Securities in the name of any Person other than the Buyers.

(h) Pledge of Securities. Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that the Securities may be pledged by a Buyer in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(g) hereof; provided that a Buyer and its pledgee shall be required to comply with the provisions of Section 2(g) hereof in order to effect a sale, transfer or assignment of Subsequently Purchased Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Buyer.

(i) Disclosure of Transactions and Other Material Information.

(i) Disclosure of Transaction. No later than 5:30 p.m., New York time, on the date of this Agreement and on the date of each Subsequently Purchased Securities Notice, the Company shall issue a press release (a “Press Release”) reasonably acceptable to the Buyers disclosing all the material terms of the transactions contemplated by the Transaction Documents; provided that the issuance of a Press

Release for a Subsequently Purchased Securities Notice shall only be required if the Company deems the terms of such Subsequently Purchased Securities Notice to be material, nonpublic information. No later than 5:30 p.m., New York time, on the fourth (4th) Business Day after the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching all the material Transaction Documents (the “8-K Filing”). From and after the issuance of the Press Release, the Company shall have disclosed all material, non-public information (if any) provided to any of the Buyers by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon the issuance of the Press Release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Buyers or any of their affiliates, on the other hand, shall have terminated and none of the Buyers have been subject to any such obligation since the issuance of the Press Release.

(ii)    Limitations on Disclosure. Other than as required under the Transaction Documents (but subject to any other disclosure obligations of the Company with respect thereto), the Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide any Buyer with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof unless prior thereto such Buyer shall have consented in writing to the receipt of such information and agreed with the Company to keep such information confidential. If any material, non-public information is required to be provided by the Company or any of its Subsidiaries to any Buyer pursuant to the Transaction Documents, the Company shall obtain each Buyer’s prior written consent prior to providing such information to such Buyer, and if any Buyer fails to provide such written consent, the Company shall not be deemed to be in breach of any of the Transaction Documents as a result of the failure to provide such information. To the extent that the Company delivers any material, non-public information to a Buyer without such Buyer’s prior written consent in breach of the foregoing sentence, the Company hereby covenants and agrees that such Buyer shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information, provided that the Buyer shall remain subject to applicable law. Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby, except the Press Release; provided, however, the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) above, each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the applicable Buyer (which may be granted or withheld in such Buyer’s sole discretion), the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of such Buyer in any filing, announcement, release or otherwise, except in the 8-K Filing and as otherwise may be required by applicable law or regulations. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that no Buyer shall have (unless expressly agreed to by a particular Buyer after the date hereof in a written definitive and binding agreement executed by the Company and such particular Buyer (it being understood and agreed that no Buyer may bind any other Buyer with respect thereto)), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any material, non-public information regarding the Company or any of its Subsidiaries.

(j)    Additional Issuance of Securities.

(i)    The Company agrees that for (x) the period commencing on the date hereof and ending on the date immediately following the 60th calendar day after the Initial Closing Date and (y) the period commencing on the date of each Subsequently Purchased Securities Notice and ending on the date immediately following the 45th calendar day after each Subsequent Closing Date (each such period, a “Restricted Period”), neither the Company nor any of its Subsidiaries shall directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or, except as set forth on Schedule 4(j)(i), register or amend any outstanding registration statements or file any shelf registration statements or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the 1933 Act)), any Convertible Securities, any preferred stock or any purchase rights. Notwithstanding the foregoing, this Section 4(j)(i) shall not apply during a Restricted Period in respect of (A) the issuance of Options or Convertible Securities issued under any Approved Stock Plan, so long as the aggregate number of shares issued and issuable during such Restricted Period pursuant thereto does not exceed five percent (5%) of the Class A Common Stock issued and outstanding immediately prior to the date hereof, (B) the issuances of the Underlying Shares (C) any issuance of securities under the ATM Sales Agreement; (D) any issuance of securities under the agreements disclosed under Schedule 4(j)(i)(D); (E) any issuances in connection with Government Funding (as defined in the Notes), (F) the issuance of solely Class A Common Stock primarily for the purpose of raising capital, (G) the issuance of Class A Common Stock and warrants in a single offering; provided that the aggregate number of shares exercisable under such warrants does not exceed fifty percent (50%) of the aggregate number of shares of Class A Common Stock otherwise being offered in such offering and that warrants issued in such transaction, shall not include any terms or provisions more favorable for the investors in such offering than those contained in the Warrants, which such determination shall be in the sole discretion of the Buyers, or (H) the issuance of securities of any Subsidiaries of the Company as consideration in acquisitions, divestitures, partnerships, licenses, collaborations or strategic transactions approved by the board of directors or a majority of the members of a committee of directors of the Company or applicable Subsidiary established for such purpose, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries or controlled affiliates, an operating company or an asset (including a private equity firm or venture capital fund that holds interests in operating companies or assets) in a business that is in the aerospace or space services industries or an industry that complements the business of the Company and/or its Subsidiaries and shall provide to the Company and/or its Subsidiaries additional benefits in addition to the investment of funds, but shall not include a transaction in which a Subsidiary of the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities (the “Strategic Investment”). An “Approved Stock Plan” means any security-based compensation plan which has been approved by the Board of Directors of the Company prior to the date hereof, or any security-based compensation plan which is approved by the Board of Directors or the compensation committee thereof and the stockholders of the Company after the date hereof, pursuant to which Class A Common Stock, options to purchase Class A Common Stock and other incentive equity awards may be issued to any employee, officer, consultant or director for services provided to the Company in their capacity as such, and not for the purpose of raising capital, pursuant to any consulting agreement, advisory agreement or independent contractor agreement approved by the Board of Directors or the compensation committee thereof.

(ii)     So long as any Notes or Warrants remain outstanding or during any period of time when a Subsequent Closing could still potentially occur, the Company and each Subsidiary shall be prohibited from effecting, or entering into an agreement directly or indirectly to effect a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company or any Subsidiary (i) issues or sells any Convertible Securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Class A Common Stock at any time after the initial issuance of such Convertible Securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Class A Common Stock, other than pursuant to customary adjustments for stock splits, stock dividends, stock combinations, recapitalizations and similar events or (ii) enters into any agreement (including, without limitation, an equity line of credit) whereby the Company or any Subsidiary may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights); provided that, for avoidance of doubt, neither the entry into the ATM Sales Agreement nor the issuance of shares of Class A Common Stock pursuant thereto shall be considered a “Variable Rate Transaction.”

(iii)    So long as any Notes or Warrants remain outstanding, the Company will not, without the prior written consent of the Required Holders (as defined below), issue any Notes or Warrants (other than to the Buyers as contemplated hereby) and the Company shall not issue any other securities that would cause a breach or default under the Notes or the Warrants.

(iv)    Each Buyer shall be entitled to obtain injunctive relief against the Company and its Subsidiaries to preclude any issuance prohibited by this Section 4(j), which remedy shall be in addition to any right to collect damages.

(k)    Compliance with Laws. None of the Company or any of its Subsidiaries shall violate any law, ordinance or regulation of any Governmental Entity, except where such violations would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

(l)    Passive Foreign Investment Company. The Company shall conduct its business, and shall cause its Subsidiaries to conduct their respective businesses, in such a manner as will ensure that the Company will not be deemed to constitute a passive foreign investment company within the meaning of Section 1297 of the Code.

(m)    Restriction on Redemption and Cash Dividends. So long as any of the Notes are outstanding or during any period of time when a Subsequent Closing could still potentially occur, except as otherwise permitted under the Notes, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, any securities of the Company without the prior express written consent of the Required Holders (other than as required by the Notes or as required by the terms thereof as in effect on the date hereof); provided, however, that such written consent shall not be required for (i) any repurchases, forfeitures, withholdings or transfers of securities pursuant to a net exercise of a Convertible Security to cover the payment of the exercise prices or the payment of withholding of taxes associated with the exercise or vesting of equity awards under any equity compensation plan of the Company, or any payments made with respect to the items disclosed on Schedule 4(m).

(n)    Corporate Existence. So long as any Notes or Warrants remain outstanding, the Company shall not be party to any Fundamental Change (as defined in the Notes) or a Fundamental Transaction (as defined in the Warrants) unless the Company is in compliance with the applicable provisions governing Fundamental Changes set forth in the Notes and the applicable provisions governing Fundamental Transactions set forth in the Warrants.

(o)    Issuance Procedures. The terms of the Warrants set forth the totality of the procedures required of the Buyers in order to receive shares of Class A Common Stock by exercise of the Warrants. Except as set forth in Section 5(c) with respect to the Subsequently Purchased Securities, no additional legal opinion, other information or instructions shall be required of the Buyers to receive Class A Common Stock by exercise of the Warrants. The Company shall honor an election by a Buyer to receive Class A Common Stock by exercise of the Warrants, and shall deliver the Underlying Shares in accordance with the terms, conditions and time periods set forth in the Warrants. Except as explicitly set forth in the Warrants, no legal opinion, information or instructions shall be required of the Buyers to receive Underlying Shares pursuant to the Warrants. The Company shall deliver the Underlying Shares in accordance with the terms, conditions and time periods set forth in the Warrants.

(p)    Regulation M. The Company will not take any action prohibited by Regulation M under the 1934 Act, in connection with the distribution of the Securities contemplated hereby.

(q)    General Solicitation. None of the Company, any of its affiliates (as defined in Rule 501(b) under the 1933 Act) or any person acting on behalf of the Company or such affiliate will solicit any offer to buy or offer to sell the Subsequently Purchase Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(r)    Integration. None of the Company, any of its affiliates (as defined in Rule 501(b) under the 1933 Act), or any person acting on behalf of the Company or such affiliate will sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the 1933 Act) which will be integrated with the sale of the Securities in a manner which would require the registration of the Securities under the 1933 Act or require stockholder approval under the rules and regulations of Nasdaq and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the 1933 Act or the rules and regulations of Nasdaq, with the issuance of Securities contemplated hereby.

(s)    Rule 144. The Company shall cause the Subsequently Purchased Securities and any Class A Common Shares issuable pursuant to the Subsequently Purchased Warrants to be eligible to be offered, sold or otherwise transferred by the Buyers pursuant to Rule 144 under the Securities Act, without any requirements as to volume, manner of sale, availability of current public information (whether or not then satisfied) or notice under the Securities Act and without any requirement for registration under any state securities or “blue sky” law, on and after the date that is six (6) months following the each Subsequent Closing with respect to any Subsequently Purchased Securities and the Subsequent Underlying Shares with respect thereto.

(t)    Press Releases. The Company shall not, and shall not permit any of its Subsidiaries to, issue or disseminate to the public (by advertisement, press release or otherwise), submit for publication or otherwise cause or seek to publish any information naming any of the Buyers without the prior written consent of such Buyer; provided that, nothing in the foregoing shall be construed to prohibit the Company from making any submission or filing (i) which it is required to make by applicable law or pursuant to judicial process, (ii) as required by federal securities law in connection with the filing of final Transaction Documents with the SEC, or (iii) to the extent such disclosure is required by law or Nasdaq regulations; provided further, that (i) such filing or submission shall contain only such information as is necessary to comply with applicable law or judicial process and (ii) unless specifically prohibited by applicable law or court order, the Company shall promptly notify the Buyers of the requirement to make such submission or filing and provide the Buyers with a copy thereof.

(u)    Share Reserve. So long as any of the Notes or Warrants remain outstanding, the Company shall at all times have no less than a number of authorized but unissued shares of Class A Common Stock equal to (I) prior to the earlier of October 2, 2023 or the Compliance Date, one hundred percent (100%) of the maximum number of shares of Class A Common Stock as shall be necessary to satisfy the Company’s obligations to issue shares of Class A Common Stock under the Warrants sold at the Initial Closing, which shall be reserved for issuance upon the exercise of the Warrants (which such reservation shall be for the sole benefit of and exclusive availability for the Buyers) and (II) on and after the earlier of October 2, 2023 or the Compliance Date, the sum of (i) one hundred percent (100%) of the maximum number of shares of Class A Common Stock as shall be necessary to satisfy the Company’s obligations to issue shares of

Class A Common Stock under the Warrants, which shall be reserved for issuance upon the exercise of the Warrants (which such reservation shall be for the sole benefit of and exclusive availability for the Buyers) and (ii) two hundred percent (200%) of a fraction the numerator of which shall be the then outstanding Principal Amount of all Notes issued pursuant to this Agreement plus an amount equal to all interest accruable on such outstanding Principal Amount through the Maturity Date, and the denominator of which shall be the Market Stock Price (collectively, the “Required Reserve Amount”); provided that at no time shall the number of shares of Class A Common Stock reserved pursuant to this Section 4(s) be reduced other than in connection with any stock combination, reverse stock split or other similar transaction. The amounts set forth in the definition of Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the holders of the Warrants based on the number of shares of Class A Common Stock issuable upon exercise of the Warrants held by each holder thereof on the date of issuance of the Warrants (without regards to any limitations on exercise) (collectively, the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s Warrants, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any Class A Common Stock reserved and allocated to any Person which ceases to hold any Warrants shall be allocated to the remaining holders of the Warrants, pro rata based on the number of shares of Class A Common Stock issuable upon exercise of the Warrants then held by such holders thereof (without regard to any limitations on exercise). If at any time the number of shares of Class A Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations pursuant to the Transaction Documents, in the case of an insufficient number of authorized shares, obtain stockholder approval (if required) of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserve Amount.

(v)    [Reserved]

(w)    Right to Participate. So long as any Notes remain outstanding, the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or any Subsidiaries’ equity, equity-linked, equity equivalent securities or securities convertible into or exercisable for equity (excluding offerings of Class A Common Stock issued through the ATM Sales Agreement (other than an issuance through the ATM Sales Agreement in which a single investor or group of related investors purchase in excess of three million dollars in a single transaction ($3,000,000) of Class A Common Stock), the Equity Line of Credit or a Strategic Investment) (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”), unless the Company shall have first complied with this Section 4(u).

(i)    The Company shall deliver to each Buyer an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (v) include any offering documents and definitive documentation in connection with such Offer, (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Buyers up to an aggregate of twenty percent (20%) of the Offered Securities for any offering consisting solely of the Company’s Class A Common Stock or Class B Common Stock and thirty-five percent (35%) of the Offered Securities for any other Subsequent Placement, allocated among such Buyers based on such Buyer’s pro rata portion of the aggregate principal amount of Notes purchased hereunder (the “Basic Amount”). The terms and conditions upon which any Offer of the Offered Securities pursuant to any Offer Notice shall be identical for each Buyer. For the avoidance of doubt, each Buyer hereby acknowledges that any Offer Notice may constitute or contain material, non-public information, and each Buyer hereby consents to the receipt of any Offer Notice and any material, non-public information that may be included in an Offer Notice. If a Buyer notifies the Company that it does not consent to the receipt of an Offer Notice and any material, non-public information that may be included in an Offer Notice, then such Buyer shall be deemed to have waived its right to participate in such Subsequent Placement, and the Company shall be deemed to have complied with this Section 4(u).

(ii)    To accept an Offer, in whole or in part, such Buyer must deliver a written notice to the Company prior to the end of the second (2nd) Trading Day (as defined in the Notes) after such Buyer’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Buyer’s Basic Amount that such Buyer, or an affiliate of such Buyer that it designates, elects to purchase and, if such Buyer or its designee shall elect to purchase all of its Basic Amount, the amount, if any, of the other Buyers’ allocations that such Buyer is offering to purchase in the event that such other Buyers do not elect to purchase their full Basic Amounts (in either case, the “Notice of Acceptance”). Notwithstanding anything to the contrary contained herein, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to the Buyers a new Offer Notice and the Offer Period shall expire at the end of the second (2nd) Trading Day following such Buyer’s receipt of such new Offer Notice.

(iii)    The Company shall have two (2) Trading Days from the expiration of the Offer Period to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Buyers (the “Refused Securities”) pursuant to a definitive agreement (the “Subsequent Placement Agreement”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice and to publicly announce (a) the execution of such Subsequent Placement Agreement and (b) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

(iv)    In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(u)(iii) above), then each Buyer may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Buyer or its designee elected to purchase pursuant to Section 4(u)(ii) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Buyers or their designees pursuant to Section 4(u)(iii) above prior to such reduction, but giving effect to the Refused Securities that the Company has determined not to issue, sell or exchange) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Buyers in accordance with Section 4(u)(i) above.

(v)    Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Buyers or their designees shall acquire from the Company, and the Company shall issue to the Buyers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4(u)(iv) above if the Buyers have so elected, upon the terms and conditions specified in the Offer. Notwithstanding anything to the contrary contained in this Agreement, if the Company does not consummate the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, within two (2) Business Days of the expiration of the Offer Period, the Company shall issue to the Buyers or their designees, the number or amount of Offered Securities specified in the Notice of Acceptance, as reduced pursuant to Section 4(u)(iv) above if the Buyers have so elected, upon the terms and conditions specified in the Offer. The purchase by the Buyers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Buyers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Buyers and their respective counsel.

(vi)    Any Offered Securities not acquired by the Buyers or other persons in accordance with Section 4(u)(iii) above may not be issued, sold or exchanged until they are again offered to the Buyers under the procedures specified in this Section 4(u).

(vii)    The Company and the Buyers agree that if any Buyer elects to participate in the Offer, (x) neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto shall include any term or provisions whereby any Buyer shall be required to agree to any restrictions in trading as to any securities of the Company owned by such Buyer prior to such Subsequent Placement and (y) the Buyers or their designees shall be entitled to the same registration rights provided to other investors in the Subsequent Placement. Furthermore, no Subsequent Placement

Agreement shall include any term or provisions more restrictive to the investors than those contained in the Transaction Documents. In addition, the Company and each Buyer agree that, in connection with a Subsequent Placement, the transaction documents related to the Subsequent Placement shall include a requirement for the Company to issue a widely disseminated press release by 9:30 a.m. (New York City time) on the Trading Day of execution of the transaction documents in such Subsequent Placement (or, if the date of execution is not a Trading Day, or if the time of execution is after 4:00 p.m. (New York City time) on a Trading Day, on the immediately following Trading Day) that discloses the material terms of the transactions contemplated by the transaction documents in such Subsequent Placement.

(viii)    Notwithstanding anything to the contrary in this Section 4(u) and unless otherwise agreed to by the Buyers, the Company shall either confirm in writing to the Buyers that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case in such a manner such that such Buyer will not be in possession of any material, non-public information, by the second (2nd) Trading Day following the date of delivery of the Offer Notice. If by such second (2nd) Trading Day no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Buyers, such transaction shall be deemed to have been abandoned and the Buyers shall not be deemed to be in possession of any material, nonpublic information with respect to the Company. Should the Company decide to pursue such transaction with respect to the Offered Securities after it is deemed abandoned or the Buyers have received written notice of its abandonment, the Company shall provide each Buyer with another Offer Notice and each Buyer will again have the right of participation set forth in this Section 4(u)(viii). The Company shall not be permitted to deliver to the Buyers, in any 30-day period, more than one such Offer Notice, other than the Offer Notices contemplated by the last sentence of Section 4(u)(ii) of this Agreement.

(ix)    The restrictions contained in this Section 4(u) shall not apply in connection with any of the following: (w) issuances of equity securities or equity-linked securities with respect to the Company’s subsidiaries in connection with a Strategic Investment; (x) Options or Convertible Securities issued under any Approved Stock Plan, or (y) the issuance of Class A Common Stock upon the exercise of Options or warrants, the settlement or vesting of restricted stock units, stock appreciation rights or restricted stock awards (including shares of Class A Common Stock withheld by the Company for the purpose of paying on behalf of the holder thereof the exercise price of stock options or for paying taxes due as a result of such exercise or lapse of forfeiture restrictions), or the conversion of outstanding preferred stock or other outstanding Convertible Securities which are outstanding on the Initial Closing Date or granted pursuant to an Approved Stock Plan after the Initial Closing Date; provided, that, in the case of (z), such issuance of Class A Common Stock upon exercise of such Options or Convertible Securities is made pursuant to the terms of either: (I) such Approved Stock Plan or (II) such Options or Convertible Securities in effect on the Initial Closing Date and, in the case of (II), such Options or Convertible Securities are not amended, modified or changed on or after the Initial Closing Date to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities.

(x)    Legends. Certificates and any other instruments evidencing the Initial Purchased Securities shall not bear any restrictive or other legend.

(y)    Not an Underwriter. Neither the Company nor any Subsidiary or affiliate thereof shall identify any Buyer as being an underwriter or potentially being an “underwriter” in any disclosure to, or filing with, the SEC, Nasdaq or any other Eligible Market. No Buyer shall be required to agree or admit that it is, or may be, acting as an “underwriter” in connection with the transactions contemplated hereby or agree to be named as an underwriter or as potentially being an underwriter in any public disclosure or filing with the SEC, the Nasdaq or any other Eligible Market, nor shall any Buyer be required to make any representations to, or undertake any obligations to, the SEC in connection with any registration statement filed by the Company. Any Buyer being deemed an underwriter, or potentially to be an underwriter, by the SEC shall not relieve the Company of any obligations it has under this Agreement or any other Transaction Document.

(z)    Establishment of ATM Sales Program. The Company shall have established and shall have access to an ATM Sales Program, the terms of which have been approved by the Required Holders, the ATM Sales Program shall have available, at all times, the aggregate capacity to generate gross proceeds to the Company of at least twenty million dollars ($20,000,000).

(aa)    Minimum Bid Price Requirement. The Company shall be in compliance with the minimum bid price requirement contained in Nasdaq Rule 5450(a)(1) on or before October 2, 2023.

(bb)    Registration Rights. The Company shall:

(i)    file registration statements with the SEC as soon as practicable but in no event later than sixty (60) days after each Subsequent Closing Date with respect to the Subsequently Purchased Securities issued on such Subsequent Closing Date (each such date, a “Filing Date”) to register the Subsequently Purchased Notes and all shares of Class A Common Stock underlying the Subsequently Purchased Warrants, respectively (the “Registrable Shares”) on Form S-1 or Form S-3 under the Securities Act (providing for shelf registration of such Registrable Shares under SEC Rule 415) (each such registration statement, including any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statement being the “Resale Registration Statement”);

(ii)    use its commercially reasonable efforts to cause each such Resale Registration Statement to be declared effective as soon as practicable and in any event within 45 days of the filing thereof (or, in the event the staff of the SEC (the “Staff”) reviews and has written comments to such Resale Registration Statement, within 75 days of the filing thereof), such efforts to include, without limiting the generality of the foregoing, preparing and filing with the SEC any financial statements or other information that is required to be filed prior to the effectiveness of such Resale Registration Statement;

(iii)    not less than two (2) Trading Days prior to the filing of each such Resale Registration Statement or any related prospectus or any amendment or supplement thereto, furnish via email to the Buyers copies of all such documents proposed to be filed, which documents (other than any document that is incorporated or deemed to be incorporated by reference therein) will be subject to the review of the Buyers. The Company shall reflect in each such document when so filed with the SEC such comments regarding the Buyers and the plan of distribution as the Buyers may reasonably and promptly propose no later than two (2) Trading Days after the Buyers has been so furnished with copies of such documents as aforesaid;

(iv)    promptly prepare and file with the SEC such amendments and supplements to each such Resale Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Resale Registration Statement continuously effective and free from any material misstatement or omission to state a material fact therein until termination of such obligation as provided in Section 4(ee) below, subject to the Company’s right to suspend pursuant to Section 4(dd) below;

(v)    furnish to the Buyers such number of copies of prospectuses in conformity with the requirements of the Securities Act and such other documents as the Buyers may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Buyers;

(vi)    file such documents as may be required of the Company for normal securities law clearance for the resale of the Registrable Shares in such states of the United States as may be reasonably requested by the Buyers and use its commercially reasonable efforts to maintain such blue sky qualifications during the period the Company is required to maintain effectiveness of each such Resale Registration Statement; provided, however, that the Company shall not be required in connection with this Section 4(bb)(vi) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(vii)    upon notification by the SEC that a Resale Registration Statement will not be reviewed or is not subject to further review by the SEC, the Company shall within one (1) Trading Day following the date of such notification request acceleration of such Resale Registration Statement (with the requested effectiveness date to be not more than two (2) Trading Days later);

(viii)    upon notification by the SEC that a Resale Registration Statement has been declared effective by the SEC, the Company shall file the final prospectus under Rule 424 of the Securities Act (“Rule 424”) within the applicable time period prescribed by Rule 424;

(ix)    advise the Buyers promptly (and in any event within two (2) Trading Days thereof):

(A)    of the effectiveness of a Resale Registration Statement or any post-effective amendments thereto;

(B)    of any request by the SEC for amendments to a Resale Registration Statement or amendments to the prospectus or for additional information relating thereto;

(C)    of the issuance by the SEC of any stop order suspending the effectiveness of a Resale Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; and;

(D)    of the existence of any fact and the happening of any event that makes any statement of a material fact made in a Resale Registration Statement, the prospectus and amendment or supplement thereto, or any document incorporated by reference therein, untrue, or that requires the making of any additions to or changes in a Resale Registration Statement or the prospectus in order to make the statements therein not misleading;

(x)    cause all Registrable Shares to be listed on each securities exchange, if any, on which equity securities by the Company are then listed; and

(xi)    bear all expenses in connection with the procedures in paragraphs (i) through (x) of this Section 4(bb) and the registration of the Registrable Shares on each such Resale Registration Statement and the satisfaction of the blue sky laws of such states.

(cc)    Registration Rights Indemnification.

(i)    The Company agrees to indemnify and hold harmless the Buyers and their respective affiliates, partners, members, officers, directors, agents and representatives, and each person, if any, who controls a Buyer within the meaning of Section 15 of the Securities Act or Section 20 the 1934 Act (each, a “Purchaser Party” and collectively the “Purchaser Parties”), to the fullest extent permitted by applicable law, from and against any losses, claims, damages or liabilities (collectively, “Losses”) to which they may become subject (under the Securities Act or otherwise) insofar as such Losses (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in a Resale Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or arise out of any failure by the Company to fulfill any undertaking included in a Resale Registration Statement and the Company will, as incurred, reimburse the Purchaser Parties for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such Loss arises out of, or is based upon an untrue statement or omission or alleged untrue statement or omission made in a Resale Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Buyers specifically for use in preparation of a Resale Registration Statement; provided further, however, that the Company shall not be liable to any Purchaser Party (or any partner, member, officer, director or controlling person of a Buyer) to the extent that any such Loss is caused by an untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus if either (i) (A) the Buyers failed to send or deliver a copy of the final prospectus with or prior to, or the Buyers failed to confirm that a final prospectus was deemed to be delivered prior to (in accordance with Rule 172 of the Securities Act), the delivery of written confirmation of the sale by the Buyers to the person asserting the claim from which such Loss resulted and (B) the final prospectus corrected such untrue statement or omission, or (ii) (X) such untrue statement or omission is corrected in an amendment or supplement to the prospectus and (Y) having previously been furnished by or on behalf of the Company with copies of the prospectus as so amended or supplemented or notified by the Company that such amended or supplemented prospectus has been filed with the SEC, in accordance with Rule 172 of the Securities Act, the Buyers thereafter fails to deliver such prospectus as so amended or supplemented, with or prior to or the Buyers fails to confirm that the prospectus as so amended or supplemented was deemed to be delivered prior to (in accordance with Rule 172 of the Securities Act), the delivery of written confirmation of the sale by the Buyers to the person asserting the claim from which such Loss resulted.

(ii)    The Buyers agree to indemnify and hold harmless the Company and its officers, directors, affiliates, agents and representatives and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the 1934 Act (each a “Company Party” and collectively the “Company Parties”), to the fullest extent permitted by applicable law, from and against any Losses to which the Company Parties may become subject (under the Securities Act or otherwise), insofar as such Losses (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in a Resale Registration Statement (or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in each case, on the effective date thereof), if, and only to the extent, such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of the Buyers specifically for use in preparation of a Resale Registration Statement, and the Buyers will, as incurred, reimburse each Company Party for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that in no event shall any indemnity under this Section 4(y) be greater in amount than the dollar amount of the net proceeds received by the Buyers upon their sale of the Registrable Shares included in the Resale Registration Statement giving rise to such indemnification obligation.

(iii)    Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 4(cc), such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, further, that no indemnifying person shall be responsible for the fees and expense of more than one separate counsel for all indemnified parties. The indemnifying party shall not settle an action without the consent of the indemnified party, which consent shall not be unreasonably withheld.

(iv)    If after proper notice of a claim or the commencement of any action against the indemnified party, the indemnifying party does not choose to participate, then the indemnified party shall assume the defense thereof and upon written notice by the indemnified party requesting advance payment of a stated amount for its reasonable defense costs and expenses, the indemnifying party shall advance payment for such reasonable defense costs and expenses (the “Advance Indemnification Payment”) to the indemnified party. In the event that the indemnified party’s actual defense costs and expenses exceed the amount of the Advance Indemnification Payment, then upon written request by the indemnified party, the indemnifying party shall reimburse the indemnified party for such difference; in the event that the Advance Indemnification Payment exceeds the indemnified party’s actual costs and expenses, the indemnified party shall promptly remit payment of such difference to the indemnifying party.

(v)    If the indemnification provided for in this Section 4(cc) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other, as well as any other relevant equitable considerations; provided, that in no event shall any contribution by an indemnifying party hereunder be greater in amount than the dollar amount of the proceeds received by such indemnifying party upon the sale of such Registrable Shares.

(dd)    Suspensions. The Buyers acknowledge that there may be times when the Company must suspend the use of the prospectus forming a part of a Resale Registration Statement until such time as an amendment to such Resale Registration Statement has been filed by the Company and declared effective by the SEC, or until such time as the Company has filed an appropriate report with the SEC pursuant to the Exchange Act. The Buyers hereby covenant that they will not sell any Registrable Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Buyers notice of the suspension of the use of said prospectus and ending at the time the Company gives the Buyers notice that the Buyers may thereafter effect sales pursuant to said prospectus; provided, that such suspension periods shall in no event exceed 30 days in any 12 month period and that, in the good faith judgment of the Board of Directors, the Company would, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development, a potentially significant transaction or event involving the Company, or any negotiations, discussions, or proposals directly relating thereto, in either case the disclosure of which would reasonably be expected to have a Material Adverse Effect upon the Company or its stockholders.

(ee)    Termination of Registration Rights. The obligations of the Company pursuant to Section 4(bb) hereof shall cease and terminate, with respect to any Registrable Shares, upon such time as such Registrable Shares have been resold in a transaction pursuant to which all restrictive legends were removed from such securities.

5.	REGISTER; TRANSFER AGENT INSTRUCTIONS.

(a)    Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the registration of the Securities in which the Company shall record the name and address of the Person in whose name the Purchased Securities have been issued (including the name and address of each transferee), the aggregate amount of the Notes and Warrants held by such Person and the number of Underlying Shares issuable pursuant to the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives. This provision shall be construed such that the Securities and the Notes are at all times maintained in “registered form” within the meanings of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any Treasury Regulations promulgated thereunder.

(b)    Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent and any subsequent transfer agent (as applicable) (the “Transfer Agent”) in a form acceptable to each of the Buyers (the “Irrevocable Transfer Agent Instructions”) to credit shares to each such Buyer’s (or its designee’s) account at DTC through its Deposit/Withdrawal At Custodian (“DWAC”) System, provided that the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program (“FAST”) and the shares are then eligible for transfer through the DWAC System, or, if the Transfer Agent is not participating in FAST or if the shares are not then eligible for transfer through the DWAC system, issue and dispatch by overnight courier to the address as specified in the exercise notice of the Warrants, a certificate, registered in the name of such Buyer or its designee, for the Underlying Shares to which the Buyer is entitled, for the applicable Underlying Shares in such amounts as specified from time to time by the Company or the Buyers, as the case may be, pursuant to the exercise of the Warrants. The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(g) hereof, will be given by the Company to the Transfer Agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company, as applicable, to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Initial Purchased Securities, the Company shall permit the transfer and shall promptly instruct the Transfer Agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. If a Buyer effects a sale, assignment or transfer of any Subsequently Purchased Securities in accordance with Section 2(g), the Company shall permit the transfer and shall promptly instruct the Transfer Agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Subsequently Purchased Securities sold, assigned or transferred pursuant to an effective registration statement or in compliance with Rule 144, the Transfer Agent shall issue such Subsequently Purchased Securities to such Buyer, assignee or transferee (as the case may be) without any restrictive legend in accordance with Section 5(d). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. Any fees (with respect to the Transfer Agent, counsel to the Company or otherwise) associated with the removal of any legends on any of the Securities shall be borne by the Company.

(c)    Subsequently Purchased Securities Legends. Each Buyer understands that the Subsequently Purchased Securities have been issued (or will be issued in the case of the Subsequent Underlying Shares) pursuant to an exemption from registration or qualification under the 1933 Act and applicable state securities laws, and except as set forth herein, the Subsequently Purchased Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

Subsequently Purchased Note Legend

THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. UNTIL THE DATE THAT IS ONE (1) YEAR AFTER THE ISSUE DATE (AS DEFINED ON THE REVERSE OF THIS NOTE) AND PROVIDED ALL REQUIREMENTS FOR AN EXEMPTION UNDER RULE 144 HAVE BEEN SATISFIED, THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION AND PROSPECTUS-DELIVERY REQUIREMENTS OF THE SECURITIES ACT.

Subsequently Purchased Warrant Legend

THE SECURITIES REPRESENTED BY THIS WARRANT, AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

Subsequent Underlying Shares Legend

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(d)    Removal of Legends. Certificates evidencing the Subsequently Purchased Securities shall not be required to contain the legend set forth in Section 5(c) or any other legend (i) while a registration statement covering the resale of such Subsequently Purchased Securities is effective under the 1933 Act, (ii) following any sale of such Subsequently Purchased Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), provided that a Buyer furnishes the Company with reasonable assurances that such Subsequently Purchased Securities are eligible for sale, assignment or transfer under Rule 144, which shall not include an opinion of Buyer’s counsel, (iii) if such Subsequently Purchased Securities are eligible to be sold, assigned or transferred under Rule 144 free of the current public information reporting requirement contained in Rule 144(c)(1), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that such Buyer provides the Company with an opinion of counsel to such Buyer, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Subsequently Purchased Securities may be made without registration under the applicable provisions of the 1933 Act or (v) if such legend is not required under applicable requirements of the 1933 Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than two (2) Business Days (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade initiated on the date such Buyer delivers such legended certificate representing such Subsequently Purchased Securities to the Company) following the delivery by a Buyer to the Company or the Transfer Agent (with notice to the Company) of a legended certificate representing such Subsequently Purchased Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from such Buyer as may be reasonably required above in this Section 5(d) (such date, the “Legend Removal Date”), as directed by such Buyer, either: (A) provided that the Transfer Agent is participating in FAST, credit the applicable number of Class A Common Shares to which such Buyer shall be entitled to such Buyer’s or its designee’s balance account with DTC through its DWAC system or (B) if the Transfer Agent is not participating in FAST, issue and deliver (via reputable overnight courier) to such Buyer, a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of such Buyer or its designee. The Company shall be responsible for any transfer agent fees or DTC fees with respect to any issuance of Securities or the removal of any legends with respect to any Subsequently Purchased Securities in accordance herewith and the Buyer shall not be required to deliver or cause to be delivered a legal opinion in connection with a sale of such Subsequently Purchased Securities pursuant to Rule 144.

(e)    If the Company or the Transfer Agent fails to deliver shares to a Buyer or an applicable assignee or transferee (as the case may be) without any restrictive legend in accordance with Section 5(b) or Section 5(d), then in addition to such Buyer’s other available remedies hereunder, the Company shall pay to such Buyer, in cash, (1) as partial liquidated damages and not as a penalty, for each $1,000 of Subsequent Underlying Shares (based on the Daily VWAP (as defined in the Warrants) on the date that the Buyer delivered notice of its entitlement to such Class A Common Shares on the date such Buyer delivers notice or a legended certificate, as applicable, to the Company or the Transfer Agent) for which the Company or the Transfer Agent fails to deliver shares without any restrictive legend an amount equal to $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such undelivered shares are delivered without a legend; and (2) if the Company is obligated to remove the restrictive legends pursuant to Section 5(d) but fails to (a) issue and deliver (or cause to be delivered) shares to a Buyer by the Legend Removal Date that are free from all restrictive and other legends and (b) if after the Legend Removal Date a Buyer purchases (in an open market transaction or otherwise) Class A Common Shares to deliver in settlement of a sale by the Buyer of all or any portion of the number of Class A Common Shares, or a sale of a number of Class A Common Shares equal to all or any portion of the number of Class A Common Shares, that the Buyer anticipated receiving from the Company without any restrictive legend, then an amount equal to the excess of the Buyer’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the Class A Common Shares so purchased (including brokerage commissions and other out-of-pocket expenses, if any) over the product of

(A) such number of Class A Common Shares that the Company was required to deliver to the Buyer by the Legend Removal Date multiplied by (B) the price at which the sell order giving rise to such purchase obligation was executed. For avoidance of doubt, this Section 5(e) shall not be duplicative with any provisions in the Notes addressing any failure to deliver shares without restrictive legends.

(f)    FAST Compliance. While any Notes or Warrants remain outstanding, the Company shall maintain a transfer agent that participates in FAST.

6.	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL THE INITIAL PURCHASED SECURITIES AND SUBSEQUENTLY PURCHASED SECURITIES.

(a)    The obligation of the Company hereunder to issue and sell the Initial Purchased Securities and Subsequently Purchased Securities to each Buyer at the Initial Closing and each Subsequent Closing, if any, is subject to the satisfaction, at or before the Initial Closing Date and each Subsequent Closing Date, if any, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i)    Such Buyer shall have executed each of the other Transaction Documents to which it is a party and delivered the same to the Company.

(ii)    Such Buyer and each other Buyer shall have delivered to the Company the purchase price for the Initial Purchased Securities and the Subsequently Purchased Securities being purchased by such Buyer at such Closing by wire transfer of immediately available funds in accordance with a Flow of Funds Letter with respect to the Securities to be purchased at such Closing.

(iii)    The representations and warranties of such Buyer shall be true and correct in all material respects (except for such representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects) as of the date when made and as of the date of each such Closing as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the date of such Closing.

7.	CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE THE PURCHASED SECURITIES.

(a)    The obligation of each Buyer hereunder to purchase its Initial Purchased Securities at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)    The Company and each Subsidiary (as the case may be) shall have duly executed and delivered to such Buyer each of the Transaction Documents to which it is a party and the Company shall have duly executed and delivered to such Buyer the Initial Purchased Securities set forth across from such Buyer’s name on the Schedule of Buyers at the Initial Closing pursuant to this Agreement.

(ii)    Such Buyer shall have received the opinion of Cozen O’Connor P.C., the Company’s counsel, dated as of the Initial Closing Date, in the form acceptable to such Buyer.

(iii)    The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, dated as of the Initial Closing Date, in the form acceptable to such Buyer, which instructions shall have been delivered to and acknowledged in writing by the Transfer Agent.

(iv)    The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in each such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within forty-five (45) days of the Initial Closing Date, along with a bring-down letter certifying the good standing of the Company and each of its Subsidiaries as of the Initial Closing Date.

(v)    The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation of the Company as certified by the Delaware Secretary of State within forty-five (45) days of the Initial Closing Date.

(vi)    The Company shall have delivered to such Buyer a certificate, in the form acceptable to such Buyer, executed by the Secretary of the Company and dated as of the Initial Closing Date, as to (i) the resolutions consistent with Section 3(d) as adopted by the Company’s Board of Directors or a committee thereof in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation of the Company and (iii) the Bylaws of the Company, each as in effect at the Initial Closing.

(vii)    Each and every representation and warranty of the Company shall be true and correct in all material respects (except for such representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects) as of the date when made and as of the Initial Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Initial Closing Date. Such Buyer shall have received a certificate, duly executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Initial Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form acceptable to such Buyer.

(viii)    The Company shall have delivered to such Buyer a letter from the Transfer Agent certifying the number of shares of Class A Common Stock outstanding on the Initial Closing Date immediately prior to the Initial Closing.

(ix)    The Class A Common Stock (A) shall be designated for quotation or listed (as applicable) on Nasdaq and (B) shall not have been suspended, as of the Initial Closing Date, by the SEC or Nasdaq from trading on Nasdaq nor shall suspension by the SEC or Nasdaq have been threatened, as of the Initial Closing Date, either (1) in writing by the SEC or Nasdaq or (2) by falling below the minimum maintenance requirements of Nasdaq, other than as disclosed in the Company’s Current Report on Form 8-K, as filed with the SEC on October 7, 2022.

(x)    The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Initial Purchased Securities, including without limitation, those required by Nasdaq, if any.

(xi)    No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(xii)    Since the date of execution of this Agreement, no event or series of events shall have occurred that would have or result in a Material Adverse Effect.

(xiii)    The Company shall have submitted a Listing of Additional Shares Notification Form with Nasdaq relating to the issuance of the Underlying Shares as contemplated hereby.

(xiv)    Such Buyer shall have received a letter on the letterhead of the Company, duly executed by the Chief Executive Officer or Chief Financial Officer of the Company, setting forth the wire amounts of each Buyer and the wire transfer instructions of the Company (a “Flow of Funds Letter”) with respect to the Initial Purchased Securities.

(xv)    The Company shall have delivered to such Buyer the results of a recent lien, bankruptcy and judgment search in each relevant jurisdiction with respect to the Company and its Subsidiaries and such search shall reveal no Liens on any of the Collateral (as such term is defined in the Security Agreements) or other assets of the Company and its Subsidiaries except, in the case of assets other than Collateral, for Permitted Liens (as such term is defined in the Notes) and except for Liens to be discharged on or prior to the Initial Closing Date pursuant to documentation reasonably satisfactory to the Buyer.

(xvi)    The Company shall have delivered to Buyer a duly completed and executed perfection certificate dated no earlier than five (5) days prior to the Initial Closing Date, in the form attached hereto as Exhibit D.

(xvii)    The Company shall have executed an ATM Sales Agreement pursuant to which the Company has the ability to issue and sell shares of Class A Common Stock from time to time (an “ATM Sales Program”). The ATM Sales Program shall have aggregate available and unused capacity to generate gross proceeds to the Company of at least twenty million dollars ($20,000,000) as of the Initial Closing Date.

(xviii)    All Transaction Expenses payable to the Buyers shall have been paid to the extent due and, in the case of Transaction Expenses of the Buyers that are reimbursable in accordance herewith, invoiced at least one day prior to the Initial Closing Date.

(xix)    The Company and its Subsidiaries shall have delivered to such Buyer such other documents, instruments or certificates relating to the transactions contemplated by the Transaction Documents as such Buyer or its counsel may reasonably request.

(b)    The obligation of each Buyer hereunder to purchase the Subsequently Purchased Securities at each Subsequent Closing is subject to the satisfaction, at or before each Subsequent Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)    The Funding Conditions shall be then satisfied and the Buyers shall have received a certificate, duly executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of each Subsequent Closing Date, to the foregoing effect (the “Funding Conditions Certificate”). “Funding Conditions” will be deemed to be satisfied as of any date if all of the following conditions are satisfied as of such date and on each of the twenty (20) previous Trading Days: (i) the Underlying Shares are Freely Tradeable (as defined in the Notes), (ii) the Buyers are not in possession of any material non-public information concerning the Company or any of its Subsidiaries; (iii) no public announcement of a pending, proposed or intended Fundamental Change or Fundamental Transaction has occurred that has not been abandoned, terminated or consummated; (iv) no Default (as defined in the Notes) will have occurred and be continuing and no Event of Default (as defined in the Notes) will have occurred; (v) there shall be no limitations on issuance of the Underlying Shares under the Company’s organizational documents, stock exchange rules or other applicable regulatory requirements; and (vi) the Daily VWAP of the Class A Common Stock on Nasdaq is not less than $1.00 (which shall not be subject to adjustment for stock splits (including reverse stock splits), stock dividends, stock combinations, recapitalizations or other similar events).

(ii)    After giving pro forma effect to the Subsequent Closing proposed to be occurring at such Subsequent Closing Date, the Company’s pro forma Indebtedness does not exceed the applicable Relative Percent of the Company’s Market Capitalization set forth in the table below. For purposes of the table below “Minimum Cash and Cash Equivalents” shall be equal to the lowest of the Company’s total Cash and Cash Equivalents (as defined in the Notes) on (i) the last day of the immediately preceding fiscal quarter, (ii) the date of delivery of the Subsequently Purchased Securities Notice and (iii) the Subsequent Closing Date.

Minimum Cash and Cash Equivalents	Relative Percent
Less than $40 million	20%
$40 million to $50 million	25%
Greater than $50 million	30%

“Market Capitalization” shall equal the lowest Daily Market Capitalization during the Measurement Period. “Daily Market Capitalization” shall mean the product of (x) the total number of shares of Class A Common Stock and Class B Common Stock issued and outstanding as of the date hereof (which shall be automatically adjusted for any stock splits (including a reverse stock split), stock dividends, stock combinations, recapitalizations or other similar transactions that occur after the date hereof), and (y) the Last Reported Sale Price (as defined in the Note) on such VWAP Trading Day. “Measurement Period” shall mean the period beginning fifteen (15) Trading Days prior to the date that the Company provides a Subsequently Purchased Securities Notice through the Subsequent Closing Date pursuant to such Subsequently Purchased Securities Notice. The Company shall certify compliance with Section 7(b)(ii) in the Funding Conditions Certificate.

(iii)    This Section 7(b)(iii) shall only be a condition to the Buyer’s obligation to consummate a Subsequent Closing and only if the Company reports Cash and Cash Equivalents at the end of the Quarterly Cash Burn Period of less than fifty million dollars ($50,000,000).

(A)    In such case, for the calendar quarter immediately preceding the date that the Subsequently Purchased Securities Notice is delivered to Buyer (each such period, a “Quarterly Cash Burn Period”), the Company’s Available Cash on the last calendar day of such Quarterly Cash Burn Period shall be greater than or equal to (x) the sum of the Company’s Cash and Cash Equivalents on the last calendar day of the immediately preceding calendar quarter, less (y) ten million dollars ($10,000,000) (the “Quarterly Cash Burn Test”).

(B)     “Available Cash” means, as of any date of determination, (A) the sum of (i) the Company’s Cash and Cash Equivalents and (ii) any Cash paid by the Company to the Holder pursuant to this Note during the Quarterly Cash Burn Period, less (B) any Cash raised from any financings or series of related financings involving the Holder or otherwise during the Quarterly Cash Burn Period, including for the avoidance of doubt, from the sale and issuance of the Company’s Capital Stock, Convertible Securities, Equity-Linked Securities or Indebtedness.

(C)    The Company shall certify compliance with Section 7(b)(iii) in the Funding Conditions Certificate.

(iv)    The Registration Statement shall remain effective.

(v)    The Company and each Subsidiary (as the case may be) shall have duly executed and delivered to such Buyer each of the Transaction Documents to which it is a party and the Company shall have duly executed and delivered to the Buyers the Subsequently Purchased Securities.

(vi)    Such Buyer shall have received the opinion of Cozen O’Connor P.C., the Company’s counsel, dated as of each Subsequent Closing Date, in the form acceptable to such Buyer.

(vii)    The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, dated as of each Subsequent Closing Date, in the form acceptable to such Buyer, which instructions shall have been delivered to and acknowledged in writing by the Transfer Agent.

(viii)    The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in each such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within ten (10) days of each Subsequent Closing Date.

(ix)    The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation of the Company as certified by the Delaware Secretary of State within ten (10) days of each Subsequent Closing Date.

(x)    The Company shall have delivered to such Buyer a certificate, in the form acceptable to such Buyer, executed by the Secretary of the Company and dated as of each Subsequent Closing Date, as to (i) the resolutions consistent with Section 3(d) as adopted by the Company’s Board of Directors or a committee thereof in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation of the Company and (iii) the Bylaws of the Company, each as in effect at each Subsequent Closing Date.

(xi)    Each and every representation and warranty of the Company shall be true and correct in all material respects (except for such representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects) as of the date when made and as of each Subsequent Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to each Subsequent Closing Date. Such Buyer shall have received a certificate, duly executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of each Subsequent Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form acceptable to such Buyer.

(xii)    The Company shall have delivered to such Buyer a letter from the Transfer Agent certifying the number of shares of Class A Common Stock outstanding on each Subsequent Closing Date immediately prior to each Subsequent Closing.

(xiii)    The Class A Common Stock (A) shall be designated for quotation or listed (as applicable) on Nasdaq and (B) shall not have been suspended, as of each Subsequent Closing Date, by the SEC or Nasdaq from trading on Nasdaq nor shall suspension by the

SEC or Nasdaq have been threatened, as of each Subsequent Closing Date, either (1) in writing by the SEC or Nasdaq or (2) by falling below the minimum maintenance requirements of Nasdaq.

(xiv)    The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Subsequently Purchased Securities, including without limitation, those required by Nasdaq, if any.

(xv)    No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(xvi)    Since the date of execution of this Agreement, no event or series of events shall have occurred that would have or result in a Material Adverse Effect.

(xvii)    The immediately preceding Closing Date was at least ninety (90) days prior to the proposed Subsequent Closing Date.

(xviii)    The average daily dollar trading volume (as reported on Bloomberg) of the Class A Common Stock on Nasdaq for the thirty (30) Trading Days immediately preceding such Subsequent Closing Date shall not be less than $500,000.

(xix)    The Company shall not be in a blackout period pursuant to its insider trading policy.

(xx)    All Transaction Expenses contemplated hereby to be payable to the Buyers shall have been paid to the extent due and, in the case of Transaction Expenses of the Buyers that are reimbursable in accordance herewith, invoiced at least one day prior to each Subsequent Closing Date.

(xxi)    The Company shall have submitted a Listing of Additional Shares Notification Form with Nasdaq relating to the issuance of the Subsequently Purchased Securities and the Underlying Shares as contemplated hereby.

(xxii)    Such Buyer shall have received a Flow of Funds Letter with respect to the Subsequently Purchased Securities.

(xxiii)    The Company shall have delivered to such Buyer the results of a recent lien, bankruptcy and judgment search in each relevant jurisdiction with respect to the Company and its Subsidiaries and such search shall reveal no Liens on any of the Collateral or other assets of the Company and its Subsidiaries except, in the case of assets other than Collateral, for Permitted Liens.

(xxiv)    The Company shall have delivered to Buyer a duly completed and executed perfection certificate dated no earlier than five (5) days prior to each Subsequent Closing Date, in the form attached hereto as Exhibit D.

(xxv)    The Company has been, and continues to remain, in full compliance with the terms and conditions of the Notes.

(xxvi)    The Company shall have established and then have access to an ATM Sales Program and/or Equity Line of Credit, the terms of which have been approved by the Required Holders, and the ATM Sales Program and/or Equity Line shall have aggregate available and unused capacity to generate gross proceeds to the Company of at least twenty million dollars ($20,000,000) both as of the date of delivery of the Subsequently Purchased Securities Notice and the Subsequent Closing Date.

(xxvii)    The Company shall have regained compliance with the minimum bid price requirement contained in Nasdaq Rule 5450(a)(1).

(xxviii)    After giving pro forma effect to the Subsequent Closing proposed to occur on such Subsequent Closing Date, no Default shall occur or be continuing and no Event of Default shall occur.

(xxix)    The Company and its Subsidiaries shall have delivered to such Buyer such other documents, instruments or certificates relating to the transactions contemplated by the Transaction Documents as such Buyer or its counsel may reasonably request.

8.	TERMINATION.

In the event that the Initial Closing shall not have occurred with respect to a Buyer within ten (10) Business Days of the date hereof, then such Buyer shall have the right to terminate its obligations under this Agreement with respect to itself at any time on or after the close of business on such date without liability of such Buyer to any other party; provided, however, (i) the right to terminate this Agreement under this Section 8 shall not be available to such Buyer if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of such Buyer’s breach of this Agreement and (ii) the abandonment of the sale and purchase of the Initial Purchased Securities shall be applicable only to such Buyer providing such written notice; provided further that no such termination shall affect any obligation of the Company under this Agreement to reimburse such Buyer for the expenses described in Section 4(g) above. Nothing contained in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

9.	MISCELLANEOUS.

(a)    Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. The Company hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any Buyer from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to such Buyer or to enforce a judgment or other court ruling in favor of such Buyer. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(b)    Counterparts; Electronic Signatures. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof. A party’s electronic signature (complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) of this Agreement shall have the same validity and effect as a signature affixed by the party’s hand.

(c)    Headings; Gender; Interpretation. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Schedules and Exhibits mean the Articles and Sections of, and Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder.

(d) Severability; Maximum Payment Amounts. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document (and without implication that the following is required or applicable), it is the intention of the parties that in no event shall amounts and value paid by the Company and/or any of its Subsidiaries (as the case may be), or payable to or received by any of the Buyers, under the Transaction Documents (including without limitation, any amounts that would be characterized as “interest” under applicable law) exceed amounts permitted under any applicable law. Accordingly, if any obligation to pay, payment made to any Buyer, or collection by any Buyer pursuant the Transaction Documents is finally judicially determined to be contrary to any such applicable law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of such Buyer, the Company and its Subsidiaries and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of such Buyer, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to such Buyer under the Transaction Documents. For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by such Buyer under any of the Transaction Documents or related thereto are held to be within the meaning of “interest” or another applicable term to otherwise be violative of applicable law, such amounts shall be pro-rated over the period of time to which they relate.

(e) Entire Agreement; Amendments. This Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Buyers, the Company, its Subsidiaries, their affiliates and Persons acting on their behalf, including, without limitation, any transactions by any Buyer with respect to Class A Common Stock or the Securities, and the other matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein; provided, however, nothing contained in this Agreement or any other Transaction Document shall (or shall be deemed to) (i) have any effect on any agreements any Buyer has entered into with, or any instruments any Buyer has received from, the Company or any of its Subsidiaries prior to the date hereof with respect to any prior investment made by such Buyer in the Company or (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries, or any rights of or benefits to any Buyer or any other Person, in any agreement entered into prior to the date hereof between or among the Company and/or any of its Subsidiaries and any Buyer, or any instruments any Buyer received from the Company and/or any of its Subsidiaries prior to the date hereof, and all such agreements and instruments shall continue in full force and effect. Except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Required Holders, and any amendment to any provision of this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable; provided that no such amendment shall be effective to the extent that it (A) applies to less than all of the holders of the Securities then outstanding or (B) imposes any obligation or liability on any Buyer without such Buyer’s prior written consent (which may be granted or withheld in such Buyer’s sole discretion). No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party, provided that the Required Holders may waive any provision of this Agreement, and any waiver of any provision of this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable, provided that no such waiver shall be effective to the extent that it (1) applies to less than all of the holders of the Securities then outstanding (unless a party gives a waiver as to itself only) or (2) imposes any obligation or liability on any Buyer without such Buyer’s prior written consent (which may be granted or withheld in such Buyer’s sole discretion). No consideration (other than reimbursement of legal fees) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents and all holders of the Purchased Securities. From the date hereof and while any Purchased Securities are outstanding, the Company shall not be permitted to receive any consideration from a Buyer or a holder of Purchased Securities that is not otherwise contemplated by the Transaction Documents in order to, directly or indirectly, induce the Company or any Subsidiary (i) to treat such Buyer or holder of Purchased Securities in a manner that is more favorable than to other similarly situated Buyers or holders of Purchased Securities, or (ii) to treat any Buyer(s) or holder(s) of Purchased Securities in a manner that is less favorable than the Buyer or holder of Purchased Securities that is paying such consideration; provided, however, that the determination of whether a Buyer has been treated more or less favorably than another Buyer shall disregard any securities of the Company purchased or sold by any Buyer. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company, any Subsidiary or otherwise. As a material inducement for each Buyer to enter into this Agreement, the Company expressly acknowledges and agrees that (x) no due diligence or other investigation or inquiry conducted by a Buyer, any of its advisors or any of its representatives shall affect such Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document and (y) nothing contained in any of the SEC Documents shall affect such Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document. “Required Holders” means (I) prior to the Initial Closing Date, each Buyer entitled to purchase Initial Purchased Securities at the Initial Closing, and (II) on or after the Initial Closing Date, holders of a majority of the aggregate principal amount of the Notes, so long as any Notes remain outstanding, and if no Notes remain outstanding, holders of a majority of the Underlying Shares in the aggregate as of such time issued or issuable hereunder or pursuant to the Warrants, as applicable; provided that such majority must include High Trail Investments ON LLC, so long as High Trail Investments ON LLC or any of its affiliates hold any Notes or Warrants.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and e-mail addresses for such communications shall be:

If to the Company:

Astra Space, Inc.

1900 Skyhawk Street

Alameda, CA 94501

Telephone: (866) 278-7217

Attention: Chris Kemp

E-Mail: c@astra.com

With a copy (for informational purposes only) to:

Cozen O’Connor P.C.

33 South 6th Street Suite 3800

Minneapolis, MN 55402

Attention: Katheryn A. Gettman

E-mail: kgettman@cozen.com

If to the Transfer Agent:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, NY 10004

Attention: Michael Mullings

Email: mmullings@continentalstock.com

If to a Buyer, to (i) its e-mail address set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers and (ii) to Eric Helenek, High Trail Capital, 80 River Street, Suite 4C, Hoboken, NJ 07030 (telephone: (917) 414-1733).

with a copy (for informational purposes only) to:

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, CA 92130

Telephone: (858) 523-5400

Attention: Michael E. Sullivan

E-mail: michael.sullivan@lw.com

or to such other address, e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) electronically generated by the sender’s e-mail or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by e-mail or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of any of the Purchased Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders, including, without limitation, by way of a Fundamental Change or a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Changes set forth in the Notes). A Buyer may assign some or all of its rights hereunder in connection with any transfer of any of its Securities without the consent of the Company, provided such assignee agrees in writing to be bound by the provisions hereof that apply to Buyers in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights; provided further, however that a Buyer of the Notes may not assign or otherwise transfer any of its rights or obligations hereunder with respect to the Notes to any Disqualified Institution (as defined below) or any of their affiliates that are readily identifiable on the basis of such affiliate’s name. A “Disqualified Institution” includes those entities listed on Exhibit E attached hereto, which may be amended while the Notes and Warrants are outstanding by written agreement of the Company and Buyer, acting in good faith; provided further, however, that the preceding limitation shall not apply if an Event of Default (as defined in the Notes) has occurred and has not been waived or a Default (as defined in the Notes) has occurred and is continuing.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Indemnitees referred to in Sections 4(cc) and 9(k).

(i) Survival. The representations, warranties, agreements and covenants shall survive the Initial Closing and the Subsequent Closings until no Notes or Warrants are outstanding and the Buyer no longer holds any Underlying Shares. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification.

(i) In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each holder of any Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and documented expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable and documented attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company or any Subsidiary in any of the Transaction Documents, (ii) any breach of any covenant, agreement or obligation of the Company or any Subsidiary contained in any of the Transaction Documents or (iii) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) or which otherwise involves such Indemnitee that arises out of or results from (A) the execution, delivery, performance or enforcement of any of the Transaction Documents (including, without limitation, any hedging or similar activities in connection therewith), or (B) the status of such Buyer or holder of the Securities either as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents or as a party to this Agreement (including, without limitation, any hedging or similar activities in connection therewith or as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief); provided, however, that the Company will not be liable in any such case to a Buyer or its related Indemnitees to the extent that any such claim, loss, damage, liability or expense arise primarily out of or is based primarily upon the inaccuracy of any representations and warranties made by such Buyer herein or the Buyer’s gross negligence or willful misconduct. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(ii) Promptly after receipt by an Indemnitee under this Section 9(k) of notice of the commencement of any action or proceeding (including, without limitation, any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim in respect thereof is to be made against any indemnifying party under this

Section 9(k), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the indemnifying party if: (i) the indemnifying party has agreed in writing to pay such fees and expenses; (ii) the indemnifying party shall have failed promptly to assume the defense of such Indemnified Liability and to employ counsel reasonably satisfactory to such Indemnitee in any such Indemnified Liability; or (iii) the named parties to any such Indemnified Liability (including, without limitation, any impleaded parties) include both such Indemnitee and the indemnifying party, and such Indemnitee shall have been advised by counsel in writing that a conflict of interest is likely to exist if the same counsel were to represent such Indemnitee and the indemnifying party (in which case, if such Indemnitee notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, then the indemnifying party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the indemnifying party), provided further that in the case of clause (iii) above the indemnifying party shall not be responsible for the reasonable and documented fees and expenses of more than one (1) separate legal counsel for such Indemnitee. The Indemnitee shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnitee which relates to such Indemnified Liability. The indemnifying party shall keep the Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liability, and such settlement shall not include any admission as to fault on the part of the Indemnitee. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnitee under this Section 9(k), except to the extent that the indemnifying party is materially and adversely prejudiced in its ability to defend such action. The indemnification required by this Section 9(k) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred. The indemnity and contribution agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnitees against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

(l) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, shares of Class A Common Stock and any other numbers in this Agreement that relate to the Class A Common Stock shall be automatically adjusted for any stock splits (including a reverse stock split), stock dividends, stock combinations, recapitalizations or other similar transactions that occur with respect to the Class A Common Stock after the date of this Agreement. Notwithstanding anything in this Agreement to the contrary, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty against, or a prohibition of, any actions with respect to the borrowing of, arrangement to borrow, identification of the availability of, and/or securing of, securities of the Company in order for such Buyer (or its broker or other financial representative) to effect short sales or similar transactions in the future.

(m) Remedies. Each Buyer and in the event of assignment by Buyer of its rights and obligations hereunder, each holder of Securities, shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it or any Subsidiary fails to perform, observe, or discharge any or all of its or such Subsidiary’s (as the case may be) obligations under the Transaction Documents, any remedy at law would be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The remedies provided in this Agreement and the other Transaction Documents shall be cumulative and in addition to all other remedies available under this Agreement and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief).

(n) Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company or any Subsidiary does not timely perform its related obligations within the periods therein provided or if no period is prescribed, within a reasonable period of time, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company or such Subsidiary (as the case may be), any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o) Payment Set Aside; Currency. To the extent that the Company makes a payment or payments to any Buyer hereunder or pursuant to any of the other Transaction Documents or any of the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

(p) Judgment Currency.

(i) If for the purpose of obtaining or enforcing judgment against the Company in connection with this Agreement or any other Transaction Document in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 9(p) referred to as the “Judgment Currency”) an amount due in U.S. Dollars under this Agreement, the conversion shall be made at the Exchange Rate prevailing on the Business Day immediately preceding:

(1) the date actual payment of the amount due, in the case of any proceeding in the Court of Chancery of the State of Delaware or in the courts of any other jurisdiction that will give effect to such conversion being made on such date; or

(2) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 9(p)(i)(2) being hereinafter referred to as the “Judgment Conversion Date”).

(ii) If in the case of any proceeding in the court of any jurisdiction referred to in Section 9(p)(i)(2), there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of U.S. Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(iii) Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement or any other Transaction Document.

(q) Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under the Transaction Documents are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Buyers are in any way acting in concert or as a group or entity, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents or any matters, and the Company acknowledges that the Buyers are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents. The decision of each Buyer to purchase Securities pursuant to the Transaction Documents has been made by such Buyer independently of any other Buyer. Each Buyer acknowledges that no other Buyer has acted as agent for such Buyer in connection with such Buyer making its investment hereunder and that no other Buyer will be acting as agent of such Buyer in connection with monitoring such Buyer’s investment in the Securities or enforcing its rights under the Transaction Documents. The Company and each Buyer confirms that each Buyer has independently participated with the Company and its Subsidiaries in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the purchase and sale of the Securities contemplated hereby was solely in the control of the Company, not the action or decision of any Buyer, and was done solely for the convenience of the Company and its Subsidiaries and not because it was required or requested to do so by any Buyer. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company, each Subsidiary and a Buyer, solely, and not between the Company, its Subsidiaries and the Buyers collectively and not between and among the Buyers.

(r) Performance Date. If the date by which any obligation under any of the Transaction Documents must be performed occurs on a day other than a Business Day, then the date by which such performance is required shall be the next Business Day following such date.

(s) Enforcement Fees. If either party shall commence an action, suit or proceeding to enforce any provisions of this Agreement or any Transaction Documents, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable and documented attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(t) Collateral Agent.

(i) Appointment; Authorization. The Buyers, together with any successors or assigns thereof, hereby irrevocably appoint, designate and authorize High Trail Investments ON LLC as collateral agent to take such action on their behalf under the provisions of the Notes, each Security Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of each Security Document, together with such powers as are reasonably incidental thereto. The provisions of this Section 9(t) are solely for the benefit of the Collateral Agent, and the Company shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any Security Document (or any other similar term) with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. Notwithstanding any provision to the contrary contained elsewhere in the Notes, any Security Document or any other agreement, instrument or document related hereto or thereto, the Collateral Agent shall not have any duty or responsibility except those expressly set forth herein, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Notes, any Security Document or any other agreement, instrument or document related hereto or thereto or otherwise exist against the Collateral Agent.

(ii) Delegation of Duties. The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any Security Document by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through its Affiliates (as defined in the Notes), partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives, or the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of any of its Affiliates (collectively, the “Related Parties”). The exculpatory provisions of this Section 9(t) shall apply to any such sub-agent and to the Related Parties of the Collateral Agent and any such sub-agent. The Collateral Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Collateral Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

(iii) Exculpatory Provisions.

(A) The Collateral Agent shall not have any duties or obligations except those expressly set forth in the Security Documents, and its duties shall be administrative in nature. Without limiting the generality of the foregoing, the Collateral Agent: (i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing or an Event of Default has occurred; (ii) shall not have any duty to take any discretionary action or exercise any discretionary powers; and (iii) shall not, except as expressly set forth in the Security Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Collateral Agent or any of its Affiliates in any capacity.

(B) The Collateral Agent shall not be liable for any action taken or not taken by it in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Collateral Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Collateral Agent in writing by the Company.

(C) The Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (a) any statement, warranty or representation made in or in connection with the Notes, any Security Document or any other agreement, instrument or document related hereto or thereto, (b) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (c) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (d) the validity, enforceability, effectiveness or genuineness of the Notes, any Security Document or any other agreement, instrument or document related to the Notes or Security Documents, or (e) any failure of the Company or any other party to the Notes, any Security Agreement or any other agreement, instrument or document related to the Notes or Security Documents to perform its obligations thereunder. The Collateral Agent shall not be under any obligation to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Notes, any Security Document or any other agreement, instrument or document related to the Notes or Security Documents, or to inspect the properties, books or records of the Company or any Affiliate of the Company.

(iv) Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(v) Successor Agent. The Collateral Agent may resign as the Collateral Agent at any time upon ten (10) days’ prior notice to the Buyers and the Company. If the Collateral Agent resigns under the Notes, the Required Holders shall appoint a successor agent. If no successor agent is appointed prior to the effective date of the resignation of the Collateral Agent, the Collateral Agent may appoint a successor Collateral Agent on behalf of the Buyers after consulting with the Buyers. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent and the term “the Collateral Agent” shall mean such successor agent, and the retiring Collateral Agent’s appointment, powers and duties as the Collateral Agent shall be terminated. After the Collateral Agent’s resignation hereunder as the Collateral Agent, the provisions of this Section 9(t) shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent. If no successor agent has accepted appointment as the Collateral Agent by the date which is thirty (30) days following a retiring Collateral Agent’s notice of resignation, a retiring Collateral Agent’s resignation shall nevertheless thereupon become effective and the Buyers, shall perform all of the duties of the Collateral Agent hereunder until such time as Required Holders shall appoint a successor agent as provided for above.

(vi) Non-Reliance on the Collateral Agent. The Buyers acknowledges that they have, independently and without reliance upon the Collateral Agent or any of its Related Parties and based on such documents and information as they have deemed appropriate, made their own credit analysis and decision to enter invest in the Notes. The Buyers also acknowledges that they will, independently and without reliance upon the Collateral Agent or any of its Related Parties and based on such documents and information as they shall from time to time deem appropriate, continue to make their own decisions in taking or not taking action under or based upon the Notes, any Security Document or any related agreement or any document furnished hereunder or thereunder.

(vii) Collateral Matters. The Buyers irrevocably authorize the Collateral Agent to release any Lien (as defined in the Notes) granted to or held by the Collateral Agent under any Security Document (i) when all Obligations (as defined in the Security Agreements) have been paid in full; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any sale or other disposition permitted under the Notes and each other agreement, instrument or document related thereto (it being agreed and understood that the Collateral Agent may conclusively rely without further inquiry on a certificate of an officer of the Company as to the sale or other disposition of property being made in compliance with the Notes and each other agreement, instrument or document related thereto); or (iii) if approved, authorized or ratified in writing by the Buyers. The Collateral Agent shall have the right, in accordance with the Security Documents to sell, lease or otherwise dispose of any Collateral (as defined in the Security Agreements) for cash, credit or any combination thereof, and the Collateral Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may credit bid and setoff the amount of such price against the Obligations.

(viii) Reimbursement by Buyers. To the extent that the Company for any reason fails to indefeasibly pay any amount required under Sections 4(cc), 4(g) or 9(k) to be paid by it to the Collateral Agent (or any sub-agent thereof) or any Related Party of the Collateral Agent (or any sub-agent thereof), the Buyers hereby agree, jointly and severally, to pay to the Collateral Agent (or any such sub-agent) or such Related Party of the Collateral Agent (or any sub-agent thereof), as the case may be, such unpaid amount.

(ix) Marshaling; Payments Set Aside. Neither the Collateral Agent nor the Buyers shall be under any obligation to marshal any assets in favor of the Company or any other Person or against or in payment of any or all of the Obligations. To the extent that the Company makes a payment or payments to the Collateral Agent, or the Collateral Agent enforces its Liens (as defined in the Notes) or exercises its rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Collateral Agent in its discretion) to be repaid to a trustee, receiver or any other party in connection with any bankruptcy, insolvency or similar proceeding, or otherwise, then (i) to the extent of such recovery, the obligation under the Notes intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred and (ii) the Buyers agree to pay to the Collateral Agent upon demand its share of the total amount so recovered from or repaid by the Collateral Agent to the extent paid to the Buyers.

[signature pages follow]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:
ASTRA SPACE, INC.

By:	/s/ Chris Kemp
	Name:	Chris Kemp
	Title:	Chief Executive Officer

By:	/s/ Axel Martinez
	Name:	Axel Martinez
	Title:	Chief Financial Officer

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

BUYER:
HIGH TRAIL INVESTMENTS ON LLC

By:	/s/ Eric Helenek
	Name:	Eric Helenek
	Title:	Authorized Signatory

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)	(11)

Buyer	Address	Aggregate Principal Amount of Initial Purchased Notes	Aggregate Purchase Price of Initial Purchased Notes	Aggregate Number of Underlying Shares Underlying Initial Purchased Warrant	Aggregate Initial Purchased Warrant Purchase Price	Maximum Aggregate Principal Amount of Subsequently Purchased Notes	Maximum Aggregate Purchase Price of Subsequently Purchased Notes	Maximum Aggregate Purchase Price of Subsequently Purchased Warrants	Maximum Aggregate Purchase Price of Subsequently Purchased Securities	Legal Representative’s Address
High Trail Investments ON LLC	High Trail Capital 80 River Street, Suite 4C Hoboken, NJ 07030 Attn: Eric Helenek E-Mail: notices@hightrailcap.com	$12,500,000	$7,314,231.87	22,500,000	$4,810,768.13	$7,500,000		$[●]	$7,275,000	Latham & Watkins LLP 12670 High Bluff Drive San Diego, CA 92130 Telephone: (858) 523-5400 Attention: Michael E. Sullivan
TOTAL		$12,500,000	$7,314,231.87	22,500,000	$4,810,768.13	$7,500,000	$[●]	$[●]	$7,275,000

Exhibit A

Form of Senior Secured Note

[see attached]

ASTRA SPACE, INC.

Senior Secured Note due 202[●]

[THE ISSUANCE AND SALE OF NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES THAT MAY BE ISSUABLE PURSUANT TO THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. UNTIL THE DATE THAT IS ONE (1) YEAR AFTER THE ISSUE DATE (AS DEFINED ON THE REVERSE OF THIS NOTE) AND PROVIDED THAT ALL REQUIREMENTS FOR AN EXEMPTION UNDER RULE 144 (AS THEN IN EFFECT) HAVE BEEN SATISFIED, THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION AND PROSPECTUS REQUIREMENTS OF THE SECURITIES ACT.]1

[1]	NTD: To only be included in Subsequently Purchased Notes.

ASTRA SPACE, INC.

Form of Senior Secured Note due 202[●]

Certificate No. A-[    ]

Astra Space, Inc., a Delaware corporation (the “Company”), for value received, promises to pay to High Trail Investments ON LLC (the “Initial Holder”), or its permitted and registered successors and assigns, the principal sum of [●]1 dollars ($[●]) (such principal sum, the “Principal Amount”) on the Maturity Date (as defined on the other side of this Note) and to pay any outstanding interest thereon, as provided in this Note, in each case, as provided in and subject to the other provisions of this Note, including the earlier redemption or repurchase of this Note.

Unless otherwise indicated, references herein to “dollars” or “$” are to U.S. dollars.

Additional provisions of this Note are set forth on the other side of this Note.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

[1]

NTD: Principal Amounts to be consistent with the following tranches: Tranche 1 will be $12.5 million with up to two additional tranches which, together with Tranche 1, shall be up to $20.0 million in total, with each subsequent closing in increments of either $3.75 million or $7.5 million.

IN WITNESS WHEREOF, Astra Space, Inc. has caused this instrument to be duly executed as of the date set forth below.

ASTRA SPACE, INC.

Date:	, 2023	By:
			Name:	Chris Kemp
			Title:	Chief Executive Officer

Date:	, 2023	By:
			Name:	Axel Martinez
			Title:	Chief Financial Officer

(Signature Page to Senior Secured Note due 202[    ], Certificate No. A-    )

ASTRA SPACE, INC.

Senior Secured Note due 202[●]

This Note (this “Note” and, collectively with any Note issued in exchange therefor or in substitution thereof, the “Notes”) is issued by Astra Space, Inc., a Delaware corporation (the “Company”), and designated as its “Senior Secured Notes due 202[●].”

Section 1. DEFINITIONS.

“Affiliate” has the meaning set forth in Rule 144 under the Securities Act.

“Amortization Date” means, February 1, May 1, August 1 and November 1 of each calendar year, beginning on [●]1; and (B) if not otherwise included in clause (A), the Maturity Date.

“Amortization Payment” means, with respect to any Amortization Date, an amount equal to [●]2 on each such Amortization Date.

“ATM Sales Agreement” has the meaning set forth in Section 8(K).

“Authorized Denomination” means, with respect to the Notes, a Principal Amount thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof, or, if such Principal Amount then-outstanding is less than $1,000, then such outstanding Principal Amount.

“Available Cash” means, as of any date of determination, (A) the sum of (i) the Company’s Cash and Cash Equivalents and (ii) any Cash paid by the Company to the Holder pursuant to this Note during the Quarterly Cash Burn Period, in the case of the Quarterly Cash Burn Test, or Dual Quarter Cash Burn Period, in the case of the Dual Quarter Cash Burn Test, less (B) any Cash raised from any financings or series of related financings involving the Holder or otherwise during the Quarterly Cash Burn Period or Dual Quarter Cash Burn Period, as applicable, including for the avoidance of doubt, from the sale and issuance of the Company’s Capital Stock, Convertible Securities, Equity-Linked Securities or Indebtedness.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state or non-U.S. law for the relief of debtors.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act on behalf of such board.

“Business Combination Event” has the meaning set forth in Section 9.

“Business Day” means any day other than a Saturday, a Sunday or any day on which commercial banks in The City of New York are authorized or required by law or executive order

[1]

NTD: To be (i) for the first note issued pursuant to the Securities Purchase Agreement, November 1, 2023 and (ii) for each subsequent note issued pursuant to the Securities Purchase Agreement, the earliest to occur of February 1, May 1, August 1 or November 1 following the Issue Date.

[2]	NTD: To be an amount equal to the initial Principal Amount multiplied by 20%.

to close or be closed; provided, however, for clarification, commercial banks in The City of New York shall not be deemed to be authorized or required by law or executive order to close or be closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are open for use by customers on such day.

“Capital Lease” means, with respect to any Person, any leasing or similar arrangement conveying the right to use any property, whether real or personal property, or a combination thereof, by that Person as lessee that, in conformity with GAAP, is required to be accounted for as a capital lease on the balance sheet of such Person.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a Capital Lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into such equity.

“Cash” means all cash and liquid funds.

“Cash Equivalents” means, as of any date of determination, any of the following: (A) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government, or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after such date; (B) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one (1) year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from Standard & Poor’s Corporation or at least P-1 from Moody’s Investors Service; (C) commercial paper maturing no more than one (1) year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from Standard & Poor’s Corporation or at least P-1 from Moody’s Investors Service; (D) certificates of deposit or bankers’ acceptances maturing within one (1) year after such date and issued or accepted by any commercial bank organized under the laws of the United States of America or any State, or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary federal banking regulator), and (ii) has Tier 1 capital (as defined in such regulations) of not less than $5,000,000,000; and (E) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (A) and (B) above, (ii) has net assets of not less than $5,000,000,000, and (iii) has the highest rating obtainable from either Standard & Poor’s Corporation or Moody’s Investors Service.

“Close of Business” means 5:00 p.m., New York City time.

2

“Collateral” has the meaning set forth in the Security Agreements; provided, however, that the Excluded Collateral shall be excluded from the Collateral.

“Collateral Agent” means High Trail Investments ON LLC in its capacity as collateral agent for the Holder and each Other Holder, together with any successor thereto in such capacity.

“Company Redemption” has the meaning set forth in Section 7(A).

“Company Redemption Date” has the meaning set forth in Section 7(A).

“Company Redemption Notice” has the meaning set forth in Section 7(A).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the Class A common stock, par value $0.0001 per share, of the Company.

“Compliance Certificate” has the meaning set forth in Section 8(J)(ii).

“Compliance Date” means five (5) Trading Days after the date the Company regains compliance with the minimum bid requirement contained in Nasdaq Rule 5450(a)(1).

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (A) any Indebtedness or other obligations of another Person, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (B) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (C) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Control Agreement” has the meaning set forth in the Security Agreements.

“Controlled Account” has the meaning set forth in Section 8(J)(i).

“Convertible Securities” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries.

3

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by the Company or in which the Company now holds or hereafter acquires any interest.

“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof, or of any other country.

“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock on The Nasdaq Capital Market (or the principal, in terms of volume, Eligible Exchange on which the Common Stock is listed for trading) as displayed under the heading “Bloomberg VWAP” on Bloomberg page “ASTR <EQUITY> VAP” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Default” means any event that is (or, after notice, passage of time or both, would be) an Event of Default.

“Default Interest” has the meaning set forth in Section 10(D).

“Disqualified Stock” means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(A) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(B) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the Company or a Subsidiary of the Company; provided that any such conversion or exchange will be deemed an incurrence of Indebtedness or Disqualified Stock, as applicable); or

(C) is redeemable at the option of the holder thereof, in whole or in part,

(D) in the case of each of clauses (A), (B) and (C), at any point prior to the one hundred eighty-first (181st) day after the Maturity Date.

“DTC” means The Depository Trust Company.

“Dual Quarter Cash Burn Period” has the meaning in Section 8(L)(ii).

“Dual Quarter Cash Burn Test” has the meaning in Section 8(L)(ii).

4

“Eligible Exchange” means any of The New York Stock Exchange, The NYSE American LLC, The Nasdaq Stock Market, The Nasdaq Capital Market, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors).

“Equity Interest” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents, including preferred stock or membership interests (however designated, whether voting or non-voting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the Securities Act), and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

“Equity Line of Credit” means any equity line of credit approved by written agreement by the Holder.

“Equity-Linked Securities” means any rights, obligations, options or warrants to purchase or otherwise acquire (whether immediately, during specified times, upon the satisfaction of any conditions or otherwise) any shares of Common Stock.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Event of Default” has the meaning set forth in Section 10(A).

“Event of Default Acceleration Amount” means, with respect to the delivery of a notice pursuant to Section 10(B)(ii) declaring this Note to be due and payable immediately on account of an Event of Default, a cash amount equal to one hundred fifteen percent (115%) of the then outstanding Principal Amount of this Note (or such lesser principal amount accelerated pursuant to such notice), plus accrued and unpaid interest on this Note.

“Event of Default Notice” has the meaning set forth in Section 10(C).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Freely Tradable” means, with respect to any shares of Common Stock issued or issuable pursuant to this Note, that (A) such shares are (or, when issued, will be) issued by the Company pursuant to an effective registration statement and would not constitute “restricted securities” within the meaning of Rule 144 under the Securities Act and without any requirement for registration under any state securities or “blue sky” laws; (B) such shares are (or, when issued, will be) (i) represented by book-entries at DTC and identified therein by an “unrestricted” CUSIP number; (ii) not represented by any certificate that bears a legend referring to transfer restrictions under the Securities Act or other securities laws; and (iii) listed and admitted for trading, without suspension or material limitation on trading, on an Eligible Exchange; and (C) no delisting or suspension by such Eligible Exchange has been threatened (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or reasonably likely to occur or pending as evidenced by (x) a writing by such Eligible Exchange or (y) the Company falling below the minimum listing maintenance requirements of such Eligible Exchange.

5

“Fundamental Change” means any of the following events:

(A) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company or its Wholly-Owned Subsidiaries, or the employee benefit plans of the Company or its Wholly-Owned Subsidiaries, files any report with the Commission indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of the Company’s common equity representing more than fifty percent (50%) of the voting power of all of the Company’s then-outstanding common equity;

(B) the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person (other than solely to one or more of the Company’s Wholly-Owned Subsidiaries); or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property (other than a subdivision or combination, or solely a change in par value, of the Common Stock or a merger or combination of one Wholly-Owned Subsidiary of the Company into another of the Company’s Wholly-Owned Subsidiaries); provided, however, that any merger, consolidation, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à -vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (B);

(C) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(D) the Common Stock ceases to be listed on any Eligible Exchange.

For the purposes of this definition, (x) any transaction or event described in both clause (A) and in clause (B) above (without regard to the proviso in clause (B)) will be deemed to occur solely pursuant to clause (B) above (subject to such proviso); and (y) whether a Person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act.

“Fundamental Change Notice” has the meaning set forth in Section 6(C).

“Fundamental Change Repurchase Date” means the date as of which this Note must be repurchased for cash in connection with a Fundamental Change, as provided in Section 6(B).

“Fundamental Change Repurchase Price” means, with respect to this Note (or any portion of this Note to be repurchased) upon a Repurchase Upon Fundamental Change, a cash amount equal to the accrued and unpaid interest on this note plus one hundred five percent (105%) of the then outstanding Principal Amount of this Note (or such lesser principal amount accelerated pursuant to such notice) to be so repurchased.

6

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided the definitions set forth in this Note and any financial calculations required thereby shall be computed to exclude any change to lease accounting rules from those in effect pursuant to Financial Accounting Standards Board Accounting Standards Codification 842 (Leases) and other related lease accounting guidance as in effect on the date hereof.

“Government Funding” means any funding provided by any local, state or federal government or any funding guaranteed by any such local, state or federal government; provided, that such Government Funding (1) shall not have a final maturity date, amortization payment, sinking fund, put right, mandatory redemption or other repurchase obligation at the option of the lender or holder of such indebtedness, or be prepayable at the option of the Company, in any case earlier than ninety-one (91) days following the Maturity Date, (2) shall not have any covenants that are more restrictive on the Company in any material respect than the covenants set forth in this Note, and (3) shall be unsecured and subordinated to the Notes.

“Holder” means the person in whose name this Note is registered on the books of the Company, which initially is the Initial Holder.

The term “including” means “including without limitation,” unless the context provides otherwise.

“Indebtedness” means, indebtedness of any kind, including, without duplication (A) all indebtedness for borrowed money or the deferred purchase price of property or services, including reimbursement and other obligations with respect to surety bonds and letters of credit, (B) all obligations evidenced by notes, bonds, debentures or similar instruments, (C) all Capital Lease Obligations, (D) all Contingent Obligations, and (E) Disqualified Stock.

“Independent Investigator” has the meaning set forth in Section 8(T).

“Initial Holder” has the meaning set forth in the cover page of this Note.

“Intellectual Property” means all of the Company’s Copyrights; Trademarks; Patents; Licenses; trade secrets and inventions; mask works; the Company’s applications therefor and reissues, extensions, or renewals thereof; and the Company’s goodwill associated with any of the foregoing, together with the Company’s rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.

“Interest Payment Date” means (A) each February 1, May 1, August 1 and November 1 of each calendar year, beginning on [●]3; and (B) if not otherwise included in clause (A), the Maturity Date.

[3]	NTD: To be the earliest of February 1, May 1, August 1 or November 1 following the Issue Date.

7

“Investment” means any beneficial ownership (including stock, partnership or limited liability company interests) of or in any Person, or any loan, advance or capital contribution to any Person or the acquisition of all, or substantially all, of the assets of another Person or the purchase of any assets of another Person for greater than the fair market value of such assets to solely the extent of the amount in excess of the fair market value.

“Issue Date” means [●], 20[●].

“Last Reported Sale Price” of the shares of Common Stock for any VWAP Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of Common Stock on such VWAP Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the shares of Common Stock are then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such VWAP Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such VWAP Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such VWAP Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such VWAP Trading Day from a nationally recognized independent investment banking firm selected by the Company.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest; provided, that for the avoidance of doubt, licenses, strain escrows and similar provisions in collaboration agreements, research and development agreements that do not create or purport to create a security interest, encumbrance, levy, lien or charge of any kind shall not be deemed to be Liens for purposes of this Note.

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal, in terms of volume, Eligible Exchange on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Market Stock Price” means, an amount equal to the lesser of (a) the Last Reported Sale Price on the VWAP Trading Day immediately prior to such applicable determination date and (b) the average of the ten (10) Daily VWAPs during the ten (10) VWAP Trading Day period ending on the VWAP Trading Day immediately prior to such applicable determination date.

8

“Maturity Date” means [                ]4; provided, that the Maturity Date may be extended for up to an additional year by written agreement of the Company and the Holder.

The term “or” is not exclusive, unless the context expressly provides otherwise.

“Other Holder” means any person in whose name any Other Note is registered on the books of the Company.

“Other Notes” means any Notes that are of the same class of this Note and that are represented by one or more certificates other than the certificate representing this Note.

“Patent License” means any written agreement granting any right with respect to any invention covered by a Patent that is in existence or a Patent application that is pending, in which agreement the Company now holds or hereafter acquires any interest.

“Patents” means all letters patent of, or rights corresponding thereto, in the United States or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States or any other country.

“Permitted Indebtedness” means (A) Indebtedness evidenced by this Note and all other Senior Secured Notes issued pursuant to the Securities Purchase Agreement, including all Other Notes; (B) Indebtedness actually disclosed pursuant to the Securities Purchase Agreement as of the date of the Securities Purchase Agreement; (C) Indebtedness to trade creditors incurred in the ordinary course of business consistent with past practices; (D) Indebtedness that also constitutes a Permitted Investment; (E) Subordinated Indebtedness of the Company; (F) reimbursement obligations in connection with letters of credit or similar instruments that are secured by Cash or Cash Equivalents and issued on behalf of the Company or a Subsidiary thereof in an aggregate amount not to exceed one hundred thousand dollars ($100,000) at any time outstanding; (G) Government Funding; (H) Contingent Obligations that are guarantees of Indebtedness described in clauses (A) through (M); (I) so long as there exists no Event of Default or continuance of a Default, in either case, immediately before or immediately after giving effect to any such transaction, Indebtedness existing or arising under any “swap agreement”, as defined in Section 101 of the Bankruptcy Code, that is obtained by the Company to provide protection against fluctuations in interest or currency exchange rates, provided, however, that such obligations are (or were) entered into by the Company or an Affiliate on a “delta neutral” (as defined by FINRA Rule 2360(a)(11)) basis and in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person and not for purposes of speculation, (J) Indebtedness in the form of insurance premiums financed through the applicable insurance company; (K) intercompany Indebtedness of Company or any Wholly-Owned Subsidiary owing to and held by Company or any Wholly-Owned Subsidiary; provided, however, that such Indebtedness is unsecured and subordinated to Company’s Obligations under the Senior Secured Notes; (L) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business; and (M) Indebtedness in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards, in each case in the ordinary course of business and

[4]	NTD: November 1, 2024 with respect to the Initial Notes and October 1, 2025 with respect to any Subsequently Purchased Notes (as defined in the Securities Purchase Agreement).

9

(N) extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose materially more burdensome terms upon the Company or its Subsidiaries, as the case may be, and provided further, that if the lender of any such proposed extension, refinancing or renewal of Permitted Indebtedness incurred hereunder is different from the lender of the Permitted Indebtedness to be so extended, refinanced or renewed then, in addition to the foregoing proviso, such Permitted Indebtedness shall also not (1) have a final maturity date, amortization payment, sinking fund, put right, mandatory redemption or other repurchase obligation at the option of the lender or holder of such indebtedness, or be prepayable at the option of the Company, in any case earlier than one hundred eighty-one (181) days following the Maturity Date or (2) have any covenants that are more restrictive on the Company in any material respect than the covenants set forth in this Note. Notwithstanding anything to the contrary, the sum of the amounts described in clauses (L) through (M) shall not exceed two million dollars ($2,000,000) in the aggregate.

“Permitted Intellectual Property Licenses” means (A) Intellectual Property licenses actually disclosed pursuant to the Securities Purchase Agreement as of the date of the Securities Purchase Agreement, and (B) non-perpetual Intellectual Property licenses granted in the ordinary course of business on arm’s length terms consisting of the licensing of technology, the development of technology or the providing of technical support which may include licenses with unlimited renewal options solely to the extent such options require mutual consent for renewal or are subject to financial or other conditions as to the ability of licensee to perform under the license; provided such license was not entered into during an Event of Default or continuance of a Default.

“Permitted Investment” means: (A) Investments actually disclosed pursuant to the Securities Purchase Agreement, as in effect as of the Issue Date; (B) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (iii) certificates of deposit issued by any bank headquartered in the United States with assets of at least $5,000,000,000 maturing no more than one year from the date of investment therein, and (iv) money market accounts; (C) Investments accepted in connection with Permitted Transfers; (D) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of the Company’s business; (E) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers in the ordinary course of business and consistent with past practice, provided that this clause (E) shall not apply to Investments of the Company in any Subsidiary thereof; (F) Investments consisting of (i) loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of capital stock of the Company pursuant to employee stock purchase plans or other similar agreements approved by the Company’s Board of Directors and (ii) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, provided that the aggregate of all such loans outstanding may not exceed two hundred thousand dollars ($200,000) at any time; (G) Investments in Wholly-Owned Subsidiaries; (H) Permitted Intellectual Property Licenses; and (I) additional Investments that do not exceed two hundred thousand dollars ($200,000) in the aggregate in any twelve (12) month period.

10

“Permitted Liens” means any and all of the following: (A) Liens deemed to be disclosed pursuant to the Securities Purchase Agreement, as in effect as of the Issue Date; (B) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; provided, that the Company maintains adequate reserves therefor in accordance with GAAP; (C) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of business; provided, that the payment thereof is not yet required; (D) Liens arising from judgments, decrees or attachments in circumstances which do not constitute a Default or an Event of Default hereunder; (E) the following deposits, to the extent made in the ordinary course of business: deposits under workers’ compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; (F) leasehold interests in leases or subleases and licenses granted in the ordinary course of the Company’s business and not interfering in any material respect with the business of the licensor; (G) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due; (H) Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets); (I) statutory and common law rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms; (J) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property; (K) Liens on Cash or Cash Equivalents securing obligations permitted under clauses (C), (D) and (F) of the definition of Permitted Indebtedness; (L) Liens in favor of Holder or the Collateral Agent; and (M) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clauses (B) through (J) above (other than any Indebtedness repaid with the proceeds of this Note); provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase.

“Permitted Transfers” means (A) dispositions of inventory sold, and Permitted Intellectual Property Licenses entered into, in each case, in the ordinary course of business, (B) dispositions of worn-out, obsolete or surplus property at fair market value in the ordinary course of business; (C) dispositions of accounts or payment intangibles (each as defined in the UCC) resulting from the compromise or settlement thereof in the ordinary course of business for less than the full amount thereof; (D) transfers consisting of Permitted Investments in Wholly-Owned Subsidiaries under clause (G) of Permitted Investments; and (E) other transfers of assets to any Person other than to a joint venture and which have a fair market value of not more than fifty thousand dollars ($50,000) in the aggregate in any twelve (12) month period.

“Person” or “person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

11

“Principal Amount” has the meaning set forth in the cover page of this Note; provided, however, that the Principal Amount of this Note will be subject to reduction (A) pursuant to Section 6 and Section 7 and (B) by an amount equal to the sum of all Amortization Payments made pursuant to Section 4(A) prior to the date of determination of the Principal Amount of the Note then outstanding.

“Quarterly Cash Burn Period” has the meaning in Section 8(L)(i).

“Quarterly Cash Burn Test” has the meaning in Section 8(L)(i).

“Repurchase Upon Fundamental Change” means the repurchase of any Note by the Company pursuant to Section 6.

“Required Holders” has the meaning set forth in the Securities Purchase Agreement.

“Required Reserve Amount” has the meaning in Section 8(S).

“Rule 144” means Rule 144 promulgated under the Securities Act.

“SEC” means the Securities and Exchange Commission, or any governmental or regulatory authority succeeding to any of its principal functions.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of August 4, 2023, between the Company and High Trail Investments ON LLC providing for the issuance of this Note.

“Security Agreements” means those certain security agreements, dated August 4, 2023, between the Company and the Collateral Agent.

“Security Document” has the meaning set forth in the Security Agreements.

“Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person that constitutes a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of such Person.

“Stated Interest” has the meaning set forth in Section 4(B).

“Stated Interest Rate” means, as of any date, a rate per annum equal to nine percent (9.0%).

“Subordinated Indebtedness” means Indebtedness subordinated to the Notes pursuant to a written agreement between the Holder and the applicable lender in amounts and on commercially reasonable terms and conditions satisfactory to the Holder in its sole discretion.

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“Subsidiary” means, with respect to any Person, (A) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (B) any partnership or limited liability company where (i) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (ii) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Successor Corporation” has the meaning set forth in Section 9(A).

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by the Company or in which the Company now holds or hereafter acquires any interest.

“Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof.

“Trading Day” means any day on which (A) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal, in terms of volume, Eligible Exchange on which the Common Stock is listed for trading; and (B) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“Transaction Documents” has the meaning set forth in the Securities Purchase Agreement.

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of New York.

“VWAP Market Disruption Event” means, with respect to any date, (A) the failure by the principal U.S. national or regional securities exchange on which the Common Stock is then listed, or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal, in terms of volume, Eligible Exchange on which the Common Stock is then traded, to open for trading during its regular trading session on such date; or (B) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant

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exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP Trading Day” means a day on which (A) there is no VWAP Market Disruption Event; provided that the Holder, by written notice to the Company, may waive any such VWAP Market Disruption Event; and (B) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal, in terms of volume, Eligible Exchange on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.

“Wholly-Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly-Owned Subsidiaries of such Person.

Section 2. PERSONS DEEMED OWNERS.

The Holder of this Note will be treated as the owner of this Note for all purposes.

Section 3. REGISTERED FORM.

This Note, and any Note issued in exchange therefor or in substitution thereof, will be in registered form, without coupons.

Section 4. AMORTIZATION PAYMENTS; INTEREST; MATURITY DATE PAYMENT; PREPAYMENT.

(A) Amortization Payments. The Company shall make an amortization payment with respect to this Note equal to the applicable Amortization Payment together with the payment of Stated Interest on each Amortization Date. Each such Amortization Payment, together with the payment of Stated Interest, shall be paid to Holder in cash on each Amortization Date in accordance with Section 5(A).

(B) Interest. Except as provided in Section 10(D), this Note will accrue interest (the “Stated Interest”) at a rate per annum equal to the Stated Interest Rate. Stated Interest on this Note will (i) accrue on the Principal Amount of this Note; (ii) accrue from, and including, the most recent date to which Stated Interest has been paid or duly provided for (or, if no Stated Interest has theretofore been paid or duly provided for, the Issue Date) to, but excluding, the date of payment of such Stated Interest; (iii) be paid to Holder in cash on each Interest Payment Date in accordance with Section 5(A); (iv) with respect to the amount of interest then accrued on the portion of the Principal Amount due on an Amortization Date, be paid to the Holder in arrears as of each such date in accordance with this Section 4, as applicable and (v) be computed on the basis of a 360-day year comprised of twelve 30-day months.

(C) Maturity Date Payment. On the Maturity Date, the Company will pay the Holder an amount in cash equal to the then-outstanding Principal Amount of this Note plus any accrued and unpaid interest on this Note.

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(D) Prepayment. Subject to Section 7, the Company may not prepay the Note without the written consent of the Holder.

Section 5. METHOD OF PAYMENT; WHEN PAYMENT DATE IS NOT A BUSINESS DAY.

(A) Method of Payment. The Company will pay all cash amounts due under this Note by wire transfer of immediately available funds to the account of the Holder, as set forth in a written notice of an account of such Holder delivered by the Holder to the Company at least one (1) Business Day before the date such amount is due.

(B) Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on this Note as provided in this Note is not a Business Day, then, notwithstanding anything to the contrary in this Note, such payment may be made on the immediately following Business Day and no interest will accrue on such payment as a result of the related delay.

Section 6. REQUIRED REPURCHASE OF NOTE UPON A FUNDAMENTAL CHANGE.

(A) Repurchase Upon Fundamental Change. Subject to the other terms of this Section 6, if a Fundamental Change occurs, then the Holder will have the right to require the Company to repurchase this Note (or any portion of this Note in an Authorized Denomination) on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price.

(B) Fundamental Change Repurchase Date. The Fundamental Change Repurchase Date for any Fundamental Change will be a Business Day of the Holder’s choosing that is no more than twenty (20) Business Days after the later of (x) the date the Company delivers to the Holder the related Fundamental Change Notice pursuant to Section 6(C); and (y) the effective date of such Fundamental Change.

(C) Fundamental Change Notice. No later than the tenth (10th) Business Day before the occurrence of any Fundamental Change, the Company will send to the Holder a written notice (the “Fundamental Change Notice”) thereof (provided, however, in no event shall such notice be required prior to the actual public announcement of such Fundamental Change), stating the expected date such Fundamental Change will occur. No later than the fifth (5th) Business Day after the date of delivery of the Fundamental Change Notice, the Holder shall notify the Company in writing whether it will require the Company to repurchase this Note and specify the Fundamental Change Repurchase Date.

(D) Effect of Repurchase. If this Note (or any portion of this Note) is to be repurchased upon a Repurchase Upon Fundamental Change, then, from and after the date the related Fundamental Change Repurchase Price is paid in full, this Note (or such portion) will cease to be outstanding and interest will cease to accrue on this Note (or such portion).

Section 7. REDEMPTION OF THIS NOTE

(A) Company Redemption Election. The Company may redeem all (or a portion thereof not less than five million dollars ($5,000,000)) of the then outstanding Principal Amount of this Note at a cash redemption price equal to one hundred five percent (105%) of the then outstanding

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Principal Amount of this Note (or such portion thereof redeemed) plus accrued and unpaid interest (a “Company Redemption”) at any time, on a date to be determined by the Company (a “Company Redemption Date”); provided that, that the Company must provide notice (a “Company Redemption Notice”) thereof at least ten (10) Business Days prior to such Company Redemption Date; provided, however, that this Section 7(A) will cease to have any force and effect if (i) any Default or Event of Default has occurred hereunder or (ii) any event or circumstance has occurred and is continuing which, with the giving of notice or passage of time or both, could constitute an Event of Default with respect to Section 10(A)(ii), Section 10(A)(iv), Section 10(A)(vi), Section 10(A)(ix), Section 10(A)(x), Section 10(A)(xi), Section 10(A)(xiii) or Section 10(A)(xv).

(B) Effect of Company Redemption. If this Note (or any portion of this Note) is redeemed pursuant to Section 7(A), then, from and after the date the related payment pursuant to Section 7(A) is paid in full, as applicable, this Note will cease to be outstanding and interest will cease to accrue on this Note.

Section 8. AFFIRMATIVE AND NEGATIVE COVENANTS.

(A) Stay, Extension and Usury Laws. To the extent that it may lawfully do so, the Company (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of this Note; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Holder by this Note, but will suffer and permit the execution of every such power as though no such law has been enacted.

(B) Corporate Existence. Subject to Section 9, the Company will cause to preserve and keep in full force and effect:

(i) its corporate existence and the corporate existence of its Subsidiaries in accordance with the organizational documents of the Company or its Subsidiaries, as applicable; and

(ii) the material rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries;

provided, however, that the Company need not preserve or keep in full force and effect any such rights (charter and statutory), license or franchise or existence of any of its Subsidiaries if the Board of Directors determines in good faith that (x) the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole; and (y) the loss thereof is not, individually or in the aggregate, materially adverse to the Holder.

(C) Ranking. All payments due under this Note (i) shall rank pari passu with all Other Notes and (ii) shall rank senior to all other indebtedness of the Company and any Subordinated Indebtedness.

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(D) Indebtedness; Amendments to Indebtedness. The Company shall not and shall not permit any Subsidiary to: (a) create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, other than Permitted Indebtedness; or (b) prepay any Indebtedness except by the conversion of Indebtedness into equity securities (other than Disqualified Stock) and the payment of cash in lieu of fractional shares in connection with such conversion. Notwithstanding the foregoing, the Company and its Subsidiaries shall be permitted to incur Indebtedness, provided that the proceeds of the Indebtedness incurred pursuant to this sentence is paid directly to the Holder by the provider of such debt financing for the purpose of prepaying in its entirety the outstanding Principal Amount at a cash price equal to one hundred five percent (105%) of the then outstanding Principal Amount of this Note, plus all accrued and unpaid interest hereunder as a Company Redemption pursuant to, and in accordance with, Section 7 hereof. The Company agrees that in the event that this Note is prepaid in accordance with the preceding sentence, upon the completion of such prepayment the Company shall cease to have the right to deliver Subsequently Purchased Securities Notices under the Securities Purchase Agreement. The Company shall not and shall not permit any Subsidiary to incur any Indebtedness that would cause a breach or Default under the Notes or prohibit or restrict the performance of any of the Company’s or its Subsidiaries’ obligations under the Notes, including without limitation, the payment of interest and principal thereon.

(E) Liens. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

(F) Investments. The Company shall not directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments; provided that the Company may not make any Investment (including a Permitted Investment) or permit any of its Subsidiaries to make any Investment (including a Permitted Investment) if (i) any Event of Default has occurred hereunder or (ii) any event or circumstance has occurred and is continuing which, with the giving of notice or passage of time or both, could constitute an Event of Default with respect to Section 10(A)(ii), Section 10(A)(iv), Section 10(A)(vi), Section 10(A)(ix), Section 10(A)(x), Section 10(A)(xi), Section 10(A)(xiii) or Section 10(A)(xv).

(G) Distributions. The Company shall not, and shall not allow any Subsidiary to, (a) repurchase or redeem any class of stock or other Equity Interest other than pursuant to employee, director or consultant repurchase plans or other similar agreements provided under plans approved by the Board of Directors; provided, however, in each case the repurchase or redemption price does not exceed the original consideration paid for such stock or Equity Interest, or (b) declare or pay any cash dividend or make a cash distribution on any class of stock or other Equity Interest, except that a Subsidiary of the Company may pay dividends or make distributions to the Company or a parent company that is a Wholly-Owned Subsidiary of the Company, or (c) lend money to any employees, officers or directors (except as permitted under clause (F) of the definition of Permitted Investment), or guarantee the payment of any such loans granted by a third party in excess of fifty thousand dollars ($50,000) individually or two hundred thousand dollars ($200,000) in the aggregate or (d) waive, release or forgive any Indebtedness owed by any employees, officers or directors in excess of fifty thousand dollars ($50,000) individually and two hundred thousand dollars ($200,000) in the aggregate during any calendar year. If there are

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dividends or distributions made by the Company or any Subsidiary, within one (1) Business Day following the date on which the Company files an Annual Report on Form 10-K or Quarterly Report on Form 10-Q with the Commission, the Company will provide the Holder with a written notice setting forth the aggregate amount of dividends or distributions made by the Company or any Subsidiary pursuant to this Section 8(G) for the period covered by such Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable. Notwithstanding anything herein to the contrary, the Company shall not, and shall not allow any Subsidiary to, declare or pay any cash dividend or make a cash distribution on any class of stock or other Equity Interest if (A) any Event of Default has occurred hereunder and has not been waived by the Required Holders or (B) any event or circumstance has occurred and is continuing which, with the giving of notice or passage of time or both, could constitute an Event of Default with respect to Section 10(A)(ii), Section 10(A)(iv), Section 10(A)(vi), Section 10(A)(ix), Section 10(A)(x), Section 10(A)(xi), Section 10(A)(xiii) or Section 10(A)(xv).

(H) Transfers. The Company shall not, and shall not allow any Subsidiary to, voluntarily or involuntarily transfer, sell, lease, license, lend or in any other manner convey any equitable, beneficial or legal interest in any material portion of the assets of the Company and its Subsidiaries (taken as a whole), except for Permitted Transfers and Permitted Investments and except as otherwise permitted by Section 9.

(I) Taxes. The Company and its Subsidiaries shall pay when due all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against the Company and its Subsidiaries or their respective assets or upon their ownership, possession, use, operation or disposition thereof or upon their rents, receipts or earnings arising therefrom (except where the failure to pay would not, individually or in the aggregate, have a material effect on the Company or any of its Subsidiaries). The Company and its Subsidiaries shall file on or before the due date therefor all personal property tax returns (except where the failure to pay would not, individually or in the aggregate, have a material effect on the Company or any of its Subsidiaries). Notwithstanding the foregoing, the Company and its Subsidiaries may contest, in good faith and by appropriate proceedings, taxes for which they maintain adequate reserves therefor in accordance with GAAP.

(J) Minimum Liquidity.

(i) From the Issue Date until the date any Subsequently Purchased Notes (as defined the Securities Purchase Agreement) have been issued, the Company and its Subsidiaries shall have at all times at least fifteen million dollars ($15,000,000) of unrestricted, unencumbered Cash and Cash Equivalents in one or more deposit accounts located in the United States subject to one or more Control Agreements entered into in favor of the Collateral Agent (each a “Controlled Account”); provided, that five million dollars ($5,000,000) of which shall be held in a Controlled Account, the Control Agreement for respect to which does not provide the Company or its Subsidiaries access to the amounts in such Controlled Account and only permits funds to be released from such Controlled Account pursuant to the terms of the Control Agreement.

(ii) From the date any Subsequently Purchased Notes (as defined the Securities Purchase Agreement) have been issued, the Company and its Subsidiaries shall

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have at all times at least twenty million dollars ($20,000,000) of unrestricted, unencumbered Cash and Cash Equivalents in one or more deposit accounts located in the United States subject to one or more Control Agreements entered into in favor of the Collateral Agent (each a “Controlled Account”); provided, that eight million dollars ($8,000,000) of which shall be held in a Controlled Account, the Control Agreement for respect to which does not provide the Company or its Subsidiaries access to the amounts in such Controlled Account and only permits funds to be released from such Controlled Account pursuant to the terms of the Control Agreement.

(iii) On or prior to the first (1st) Business Day of each month, the Company shall provide to the Holder a certification, in the form attached hereto as Exhibit A, executed on behalf of the Company by the Chief Financial Officer of the Company (a “Compliance Certificate”), certifying whether or not the Company has satisfied the requirements of Section 8(D), Section 8(G), Section 8(J)(i), Section 8(K) and Section 8(L) during the immediately preceding calendar month. If the Company determines in its sole discretion that such information constitutes material non-public information, then the Company will so indicate in the certification provided pursuant to the preceding sentence and the Company will concurrently disclose such material non-public information on a Current Report on Form 8-K or otherwise.

(K) Maintenance of ATM Sales Agreement or Equity Line of Credit. The Company shall (i) at all times have in effect an agreement providing for (x) an “at-the-market” offering within the meaning of Rule 415(a)(4) of the Securities Act (an “ATM Sales Agreement”) in place pursuant to which the Company may issue and sell shares of Common Stock from time to time or (y) an Equity Line of Credit and (ii) ensure that at all times the ATM Sales Agreement and the Equity Line of Credit have available aggregate capacity to generate gross proceeds to the Company of at least twenty million dollars ($20,000,000).

(L) Cash Burn.

(i) [If any Subsequently Purchased Notes (as defined in the Securities Purchase Agreement) have been issued, then]5 for each calendar quarter beginning with the calendar quarter ending on the latter of (i) December 31, 2023 and (ii) the last calendar day of the calendar quarter to have been completed following the issuance of any Subsequently Purchased Notes (each such period, a “Quarterly Cash Burn Period”), the Company’s Available Cash on the last calendar day of such Quarterly Cash Burn Period shall be greater than or equal to (x) the sum of the Company’s Cash and Cash Equivalents on the last calendar day of the immediately preceding calendar quarter, less (y) ten million dollars ($10,000,000) (the “Quarterly Cash Burn Test”).

(ii) [If any Subsequently Purchased Notes (as defined in the Securities Purchase Agreement) have been issued, then]6 for each consecutive two calendar quarter period (each such period, a “Dual Quarter Cash Burn Period”), beginning with Dual Quarter Cash Burn Period ending on the latter of (i) March 31, 2024 and (ii) the last calendar

[5]	NTD: Bracketed language only in initial notes
[6]	NTD: Bracketed language only in initial notes.

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day of the Dual Quarter Cash Burn Period to have been completed following the issuance of any Subsequently Purchased Notes, the Company’s Available Cash on the last calendar day of such Dual Quarter Cash Burn Period shall be greater than or equal to (x) the sum of the Company’s Cash and Cash Equivalents on the last calendar day of the calendar quarter ending immediately prior to such two calendar quarter period, less (y) fifteen million dollars ($15,000,000) (the “Dual Quarter Cash Burn Test”).

(iii) Notwithstanding anything to the contrary, the Company shall not be subject to the Quarterly Cash Burn Test or the Dual Quarter Cash Burn Test for any Quarterly Cash Burn Period or Dual Quarter Cash Burn Period, as applicable, for which the Company reports Cash and Cash Equivalents at the end of such period of at least fifty million dollars ($50,000,000).

(M) Change in Nature of Business. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Company and each of its Subsidiaries on the Issue Date or any business substantially related or incidental thereto. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, modify its or their corporate structure or purpose.

(N) Maintenance of Properties, Etc. The Company shall maintain and preserve, and the Company shall cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful (as determined by the Company in good faith) to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times in all material respects with the provisions of all material leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

(O) Maintenance of Intellectual Property. The Company will take, and the Company shall cause each of its Subsidiaries to take, all actions necessary or advisable to maintain and preserve all of the Intellectual Property Rights (as defined in the Securities Purchase Agreement) of the Company or such Subsidiary that are necessary or material (as determined by the Company in good faith) to the conduct of its business in full force and effect.

(P) Maintenance of Insurance. The Company shall maintain, and the Company shall cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

(Q) Transactions with Affiliates. Neither the Company, nor any of its Subsidiaries, shall enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any affiliate (other than the Company or any of its Wholly-Owned Subsidiaries), except transactions for fair consideration and on terms no less favorable to it than would be obtainable in a comparable arm’s length transaction with a Person that is not an affiliate thereof.

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(R) Restricted Issuances. The Company shall not, and shall cause its Subsidiaries not to, directly or indirectly, without the prior written consent of the Required Holders, (i) issue any Notes (other than as contemplated by the Securities Purchase Agreement and the Notes) or (ii) issue any other securities or incur any Indebtedness, in each case, that would cause a breach or Default under the Notes or that by its terms would prohibit or restrict the performance of any of the Company’s or its Subsidiaries’ obligations under the Notes, including, without limitation, the payment of principal thereon.

(S) Share Reserve. So long as this Note or any Warrants (as defined in the Securities Purchase Agreement) remain outstanding, the Company shall at all times have no less than a number of authorized but unissued shares of Common Stock equal to (i) prior to the earlier of October 2, 2023 or the Compliance Date, one hundred percent (100%) of the maximum number of shares of Common Stock as shall be necessary to satisfy the Company’s obligations to issue shares of Common Stock under the Warrants, which shall be reserved for issuance upon the exercise of the Warrants (which such reservation shall be for the sole benefit of and exclusive availability for the Holder) and (ii) on and after the earlier of October 2, 2023 or the Compliance Date, the sum of (x) one hundred percent (100%) of the maximum number of shares of Common Stock as shall be necessary to satisfy the Company’s obligations to issue shares of Common Stock under the Warrants sold at the Initial Closing (as defined in the Securities Purchase Agreement), which shall be reserved for issuance upon the exercise of the Warrants (which such reservation shall be for the sole benefit of and exclusive availability for the Holder) and (y) two hundred percent (200%) of a fraction, the numerator of which shall be the then outstanding Principal Amount of all Notes issued pursuant to the Securities Purchase Agreement plus an amount equal to all interest accruable on such outstanding Principal Amount through the Maturity Date, and the denominator of which shall be the Market Stock Price (the “Required Reserve Amount”); provided, that at no time shall the number of shares of Common Stock reserved pursuant to this Section 8(S) be reduced other than in connection with any stock combination, reverse stock split or other similar transaction. If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations pursuant to the Transaction Documents, in the case of an insufficient number of authorized shares, obtain stockholder approval (if required) of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserve Amount.

(T) Independent Investigation. At the request of the Required Holders at any time the Required Holders have determined in good faith that (i) an Event of Default has occurred or (ii) any event or circumstance has occurred and is continuing which, with the giving of notice or passage of time or both, could constitute an Event of Default but the Company has not timely agreed to such determination in writing, the Company shall hire an independent, reputable investment bank selected by the Company and approved by the Required Holders to investigate as to whether such Event of Default or event or circumstance has occurred (the “Independent

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Investigator”). If the Independent Investigator determines that such Event of Default or event or circumstance has occurred, the Independent Investigator shall notify the Company of such Event of Default or occurrence of such event or circumstance and the Company shall promptly deliver written notice to the Holder of such Event of Default if such Event of Default has occurred. In connection with such investigation, the Independent Investigator may, during normal business hours and upon signing a confidentiality agreement in a form reasonably acceptable to the Company, inspect all contracts, books, records, personnel, offices and other facilities and properties of the Company and its Subsidiaries and, to the extent available to the Company after the Company uses reasonable efforts to obtain them, the records of its accountants (including the accountants’ work papers) and any books of account, records, reports and other papers not contractually required of the Company to be confidential or secret, or subject to attorney-client or other evidentiary privilege, and the Independent Investigator may make such copies and inspections thereof as the Independent Investigator may reasonably request. The Company shall furnish the Independent Investigator with such financial and operating data and other information with respect to the business and properties of the Company as the Independent Investigator may reasonably request. The Company shall permit the Independent Investigator to discuss the affairs, finances and accounts of the Company with, and to make proposals and furnish advice with respect thereto to, any of the Company’s officers, directors, key employees and independent public accountants (and by this provision the Company authorizes said accountants to discuss with such Independent Investigator the finances and affairs of the Company and any Subsidiaries; provided, that the Company’s chief executive officer and chief financial officer shall be invited to join any such discussion), all at such reasonable times, upon reasonable notice, and as often as may be reasonably requested.

(U) Upon delivery by the Company to the Holder (or receipt by the Company from the Holder) of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall on or prior to 9:00 am, New York City time on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to the Holder explicitly in writing in such notice (or immediately upon receipt of notice from the Holder, as applicable), and in the absence of any such written indication in such notice (or notification from the Company immediately upon receipt of notice from the Holder), the Holder shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to the Company or any of its Subsidiaries. Nothing contained in this Section 8(U) shall limit any obligations of the Company, or any rights of the Holder, under the Securities Purchase Agreement.

(V) The Company acknowledges and agrees that the Holder is not a fiduciary or agent of the Company, the Holder will not have any obligations hereunder except those obligations expressly set forth herein (and in the Securities Purchase Agreement) and the Holder is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the Note and not as a fiduciary or agent of the Company. The Company agrees that it will not assert any claim against the Holder based on an alleged breach of fiduciary duty by the Holder in connection with the Note. The Company acknowledges that the Holder shall have no obligation to (a) maintain the confidentiality of any information provided by the Company or (b) refrain from

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trading any securities while in possession of such information in the absence of a written non-disclosure agreement signed by an officer of the Holder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Company acknowledges that the Holder may freely trade in any securities issued by the Company, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party.

(W) The Company shall cause this Note and any shares of Common Stock issuable pursuant to this Note to be eligible to be offered, sold or otherwise transferred by the Holder pursuant to Rule 144, without any requirements as to volume, manner of sale, availability of current public information (whether or not then satisfied) or notice under the Securities Act and without any requirement for registration under any state securities or “blue sky” law, on and after the date that is six (6) months following the Issue Date. If this Note is to be transferred, the Holder shall notify the Company and surrender this Note to the Company (or provide the Company an affidavit in a form reasonably acceptable to the Company that this Note was lost, stolen or destroyed), whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note, registered as the Holder may request. The Company shall not be obligated to pay any tax which may be payable with respect to any transfer (or deemed transfer) arising in connection with the registration of any certificates for Notes in the name of any Person other than the Holder.

(X) The Company shall pay when due any and all fees and expenses owed by it under all deposit accounts located in the United States and subject to a Control Agreement entered into in favor of the Collateral Agent.

(Y) The Company shall be in compliance with the minimum bid price requirement contained in Nasdaq Rule 5450(a)(1) by October 2, 2023.

Section 9. SUCCESSORS.

The Company will not consolidate with or merge with or into, or (directly, or indirectly through one or more of its Subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to another Person, other than the Holder or any of its Affiliates (a “Business Combination Event”), unless:

(A) the resulting, surviving or transferee Person either (x) is the Company or (y) if not the Company, is a corporation (the “Successor Corporation”) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the Holder, at or before the effective time of such Business Combination Event, a supplement to this instrument) all of the Company’s obligations under this Note; and

(B) immediately after giving effect to such Business Combination Event, no Event of Default will have occurred that has not been waived and no Default will have occurred and be continuing which has not been waived.

At the effective time of any Business Combination Event, the Successor Corporation (if not the Company) will succeed to, and may exercise every right and power of, the Company under

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this Note with the same effect as if such Successor Corporation had been named as the Company in this Note, and, except in the case of a lease, the predecessor Company will be discharged from its obligations under this Note.

Section 10.        DEFAULTS AND REMEDIES

(A) Events of Default. “Event of Default” means the occurrence of any of the following (whose occurrence, for the avoidance of doubt, may be waived, but may not be cured):

(i) a default in the payment when due of an Amortization Payment, the Principal Amount or the Fundamental Change Repurchase Price under this Note;

(ii) a default for two (2) Business Days in the payment when due of the interest on this Note;

(iii) [Reserved];

(iv) a default in the Company’s obligation to timely deliver a Fundamental Change Notice pursuant to Section 6(C) or Compliance Certificate pursuant to Section 8(J)(ii) and such default continues for five (5) Business Days, or the delivery of a materially false or inaccurate Fundamental Change Notice or Compliance Certificate;

(v) any failure to timely deliver an Event of Default Notice or a materially false or inaccurate certification as to whether any Event of Default has occurred;

(vi) a default in any of the Company’s obligations or agreements under this Note or the Transaction Documents (in each case, other than a default set forth in clauses (i) - (v) or (vii) - (xix) of this Section 10(A)), or a breach of any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality qualifications, which may not be breached in any respect) of any Transaction Document; provided, however, that if such default can be cured, then such default shall not be an Event of Default unless the Company has failed to cure such default within ten (10) Business Days after its occurrence;

(vii) any provision of any Transaction Document at any time for any reason (other than pursuant to the express terms thereof) ceases to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof is contested, directly or indirectly, by the Company or any of its Subsidiaries, or a proceeding is commenced by the Company or any of its Subsidiaries or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof;

(viii) the Company fails to comply with any covenant set forth in Section 8(D), Section 8(E), Section 8(F), Section 8(G), Section 8(H), Section 8(J), Section 8(K), Section 8(L), Section 8(R), Section 8(S), Section 8(X) or Section 8(Y) of this Note .

(ix) the suspension from trading or failure of the Common Stock to be trading or listed on the Company’s primary Eligible Exchange (measured in terms of trading volume for its Common Stock) on which the Common Stock is traded for a period of three (3) consecutive Trading Days;

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(x) (i) the failure of the Company or any of its Subsidiaries to pay when due or within any applicable grace period any Indebtedness (other than Indebtedness of the type described under the clauses (C) and (M) of the definition of Permitted Indebtedness that is being disputed in good faith) having an individual principal amount in excess of at least two hundred thousand dollars ($200,000) (or its foreign currency equivalent) in the aggregate of the Company or any of its Subsidiaries, whether such Indebtedness exists as of the Issue Date or is thereafter created, and whether such default has been waived for any period of time or is subsequently cured; or (ii) the occurrence of any breach or default under any terms or provisions of any other Indebtedness (other than Indebtedness of the type described under the clauses (C) and (M) of the definition of Permitted Indebtedness that is being disputed in good faith) of at least two hundred thousand dollars ($200,000) (or its foreign currency equivalent) in the aggregate of the Company or any of its Subsidiaries, if the effect of such failure or occurrence is to cause or to permit the holder or holders of any such indebtedness, to cause, Indebtedness (other than Indebtedness of the type described under the clauses (C) and (M) of the definition of Permitted Indebtedness that is being disputed in good faith) having an individual principal amount in excess of two hundred thousand dollars ($200,000) to become or be declared due prior to its stated maturity;

(xi) one or more final judgments, orders or awards (or any settlement of any litigation or other proceeding that, if breached, could result in a judgment, order or award) for the payment of at least two hundred fifty thousand dollars ($250,000) (or its foreign currency equivalent) in the aggregate (excluding any amounts covered by insurance pursuant to which the insurer has been notified and has not denied coverage), is rendered against the Company or any of its Subsidiaries and remains unsatisfied and (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement or (ii) there shall be a period of thirty (30) consecutive Trading Days after entry thereof during which (A) a stay of enforcement thereof is not in effect or (B) the same is not vacated, discharged, stayed or bonded pending appeal;

(xii) the Company fails to timely file its quarterly reports on Form 10-Q or its annual reports on Form 10-K with the Commission in the manner and within the time periods required by the Exchange Act, (B) the Company withdraws or restates any such quarterly report or annual report previously filed with the Commission or (C) the Company at any time ceases to satisfy the eligibility requirements set forth under Section I.A. of the General Instructions to Form S-3;

(xiii) the Company fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to the Holder pursuant to any Securities (as defined in the Securities Purchase Agreement) acquired by the Holder under the Securities Purchase Agreement (including this Note) as and when required by such Securities or the Securities Purchase Agreement, unless otherwise then prohibited by applicable federal securities laws and such failure continues for more than five (5) Trading Days;

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(xiv) any Security Document shall for any reason fail or cease to create a separate valid and perfected, and, except to the extent permitted by the terms hereof or thereof, first priority Lien on the Collateral, in each case, in favor of the Collateral Agent in accordance with the terms thereof, or any material provision of any Security Document shall at any time for any reason cease to be valid and binding on or enforceable against the Company or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any governmental authority having jurisdiction over the Company, seeking to establish the invalidity or unenforceability thereof;

(xv) any material damage to, or loss, theft or destruction of, any Collateral (provided that any damage, loss, theft or destruction of the Collateral that reduces the value of such Collateral by two hundred thousand dollars ($200,000) or more shall be deemed to be material), whether or not insured (other than any damage, loss or destruction coincident with and resulting from the Company’s business as a launch services provider), or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Company or any Subsidiary, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect (as defined in the Securities Purchase Agreement). For clarity, an Event of Default under this Section 10(A)(xv) will not require any curtailment of revenue.

(xvi) at any time shares of Common Stock issuable upon exercise of the warrants issued pursuant to the Securities Purchase Agreement are not Freely Tradeable;

(xvii) the Company or any of its Significant Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law, either:

(1) commences a voluntary case or proceeding;

(2) consents to the entry of an order for relief against it in an involuntary case or proceeding;

(3) consents to the appointment of a custodian of it or for any substantial part of its property;

(4) makes a general assignment for the benefit of its creditors;

(5) takes any comparable action under any foreign Bankruptcy Law; or

(6) generally is not paying its debts as they become due; or

(xviii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that either:

(1) is for relief against Company or any of its Significant Subsidiaries in an involuntary case or proceeding;

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(2) appoints a custodian of the Company or any of its Significant Subsidiaries, or for any substantial part of the property of the Company or any of its Significant Subsidiaries;

(3) orders the winding up or liquidation of the Company or any of its Significant Subsidiaries; or

(4) grants any similar relief with respect to the Company or any of its Significant Subsidiaries under any foreign Bankruptcy Law,

and, in each case under this Section 10(A)(xviii), such order or decree remains unstayed and in effect for at least thirty (30) days; or

(xix) the Company’s stockholders approve any plan for the liquidation or dissolution of the Company.

(B) Acceleration.

(i) Automatic Acceleration in Certain Circumstances. If an Event of Default set forth in Section 10(A)(xvii) or Section 10(A)(xviii) occurs with respect to the Company (and not solely with respect to a Significant Subsidiary of the Company), then the then outstanding portion of the Principal Amount of, and all accrued and unpaid interest on, this Note will immediately become due and payable without any further action or notice by any Person.

(ii) Optional Acceleration. If an Event of Default (other than an Event of Default set forth in Section 10(A)(xvii) or Section 10(A)(xviii) with respect to the Company and not solely with respect to a Subsidiary of the Company) occurs and has not been waived by the Holder, then the Holder, by notice to the Company, may declare this Note (or any portion thereof) to become due and payable on the Business Day immediately following the date of such notice for cash in an amount equal to the Event of Default Acceleration Amount.

(C) Notice of Events of Default. Promptly, but in no event later than two (2) Business Days after an Event of Default, the Company will provide written notice of such Event of Default to the Holder (an “Event of Default Notice”), which Event of Default Notice shall include (i) a reasonable description of the applicable Event of Default, (ii) the date on which the Event of Default occurred and (iii) the date on which the Default underlying such Event of Default initially occurred, if different than the date on which the Event of Default occurred.

(D) Default Interest. If a Default or an Event of Default occurs, then in each case, to the extent lawful, interest (“Default Interest”) will accrue on the Principal Amount outstanding as of the date of such Default or Event of Default at a rate per annum equal to fifteen percent (15%), from, and including, the date of such Default or Event of Default, as applicable, to, but excluding, the date such Default is cured and all outstanding Default Interest under this Note has been paid. Default Interest hereunder will be computed on the basis of a 360-day year comprised of twelve 30-day months and will be payable in arrears on the earlier of (i) the first day of each calendar month, (ii) the date such Default is cured, (iii) any Fundamental Change Repurchase Date or any date that an Event of Default Acceleration Amount is paid by the Company to the Holder, and (iv) the Maturity Date.

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Section 11. RANKING.

All payments due under this Note shall rank (i) pari passu with all Other Notes, (ii) effectively senior to all unsecured indebtedness of the Company to the extent of the value of the Collateral securing the Notes for so long as the Collateral so secures the Notes in accordance with the terms hereof and (iii) senior to any Subordinated Indebtedness.

Section 12. REPLACEMENT NOTES.

If the Holder of this Note claims that this Note has been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver a replacement Note upon surrender to the Company of such mutilated Note, or upon delivery to the Company of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Company. In the case of a lost, destroyed or wrongfully taken Note, the Company may require the Holder to provide such security or an indemnity that is reasonably satisfactory to the Company to protect the Company from any loss that it may suffer if this Note is replaced.

Section 13. NOTICES.

Any notice or communication to the Company will be deemed to have been duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), electronic transmission (including e-mail) or other similar means of unsecured electronic communication or overnight air courier guaranteeing next day delivery, or to the other’s address, which initially is as follows:

Astra Space, Inc.

1900 Skyhawk Street

Alameda, CA 94501Attention: Chris Kemp

Email address: c@astra.com

With a copy (which shall not constitute notice) to:

Cozen O’Connor

33 South Sixth Street

Suite 3800

Minneapolis, MN 55402

Attention: Katheryn A. Gettman, Esq.

Email address: kgettman@cozen.com.

The Company, by notice to the Holder, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to the Holder will be by e-mail to its e-mail address, which initially are as set forth in the Securities Purchase Agreement. The Holder, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

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If a notice or communication is mailed in the manner provided above within the time prescribed, it will be deemed to have been duly given, whether or not the addressee receives it.

Section 14. CCESSORS AND ASSIGNS.

All agreements of the Company in this Note will bind its successors and will inure to the benefit of the Holder’s permitted successors and assigns.

Section 15. SEVERABILITY.

If any provision of this Note is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

Section 16. HEADINGS, ETC.

The headings of the Sections of this Note have been inserted for convenience of reference only, are not to be considered a part of this Note and will in no way modify or restrict any of the terms or provisions of this Note.

Section 17. AMENDMENTS

This Note may not be amended or modified unless in writing by the Company and the Required Holders, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

Section 18. GOVERNING LAW; WAIVER OF JURY TRIAL.

All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. The Company and each Holder hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any Holder from bringing suit or taking other legal action against the Company in any other

29

jurisdiction to collect on the Company’s obligations to such Holder or to enforce a judgment or other court ruling in favor of such Holder. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

Section 19. SUBMISSION TO JURISDICTION.

The Company (A) agrees that any suit, action or proceeding against it arising out of or relating to this Note may be instituted in the Court of Chancery of the State of Delaware; (B) waives, to the fullest extent permitted by applicable law, (i) any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding; and (ii) any claim that it may now or hereafter have that any such suit, action or proceeding in such a court has been brought in an inconvenient forum; and (C) submits to the nonexclusive jurisdiction of such court in any such suit, action or proceeding.

Section 20. ENFORCEMENT FEES.

The Company agrees to pay all costs and expenses of the Holder incurred as a result of enforcement of this Note and the collection of any amounts owed to the Holder hereunder (whether in cash, Common Stock or otherwise), including, without limitation, reasonable and documented attorneys’ fees and expenses.

Section 21. ELECTRONIC EXECUTION.

The words “execution,” “signed,” “signature,” and words of similar import in the Note shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001-7006), the Electronic Signatures and Records Act of 1999 (N.Y. State Tech. §§ 301-309), or any other similar state laws based on the Uniform Electronic Transactions Act.

* * *

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Exhibit A

Form of Monthly Covenant Compliance Certificate

The undersigned, the duly qualified and elected Chief Financial Officer of Astra Space, Inc., a Delaware corporation (the “Company”), does hereby certify in such capacity and on behalf of the Company, pursuant to the Senior Secured Note due 202[●], issued on [●], 2023 (the “Note”) by the Company to [●], that:

(i) the Company satisfied the requirements of Section 8(D) of the Note during the calendar month ended [●];

(ii) the Company satisfied the requirements of Section 8(G) of the Note during the calendar month ended [●];

(iii) the Company satisfied the requirements of Section 8(J) of the Note during the calendar month ended [●];

(iv) the Company satisfied the requirements of Section 8(K) of the Note during the calendar month ended [●]; [and

(v) the Company satisfied the requirements of Section 8(L) of the Note during the calendar month ended [●].]1

Capitalized terms used herein without definition shall have the meanings given to such terms in the Note.

ASTRA SPACE, INC.

By:
Name:	Axel Martinez
Title:	Chief Financial Officer

Date:

[1]	NTD: Only required if a subsequently purchased note has been issued.

Exhibit B

Form of Warrant

[see attached]

[THE SECURITIES REPRESENTED BY THIS WARRANT, AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.]1

FORM OF WARRANT

ASTRA SPACE, INC.

WARRANT TO PURCHASE COMMON STOCK

Warrant No.: HTCS-[    ]

Number of Shares of Class A Common Stock: [    ]2

Date of Issuance: [    ], 202[    ] (“Issuance Date”)

Astra Space, Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, High Trail Investments ON LLC, the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, at any time or times on or after the Issuance Date (the “Initial Exercisability Date”), but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), [            ] ([    ]) duly authorized, validly issued, fully paid and non-assessable shares of Common Stock (as defined below), subject to adjustment as provided herein (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, this “Warrant”), shall have the meanings set forth in Section [19]. This Warrant is one of the Warrants to Purchase Common Stock (the “Warrants”) issued pursuant to [(i)] that certain Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of [ ⚫ ], 2023 (the “Subscription Date”) by and among the Company and the Holder[, (ii) the Company’s Registration Statement on Form S-3 (File number 333-271589) (the “Registration Statement”) and (iii) the Company’s prospectus supplement dated as of [●], 2023]3.

1. EXERCISE OF WARRANT.

[1]	NTD: To be included only in subsequently purchased warrants.
[2]

NTD: To be a number of shares equal to (i) with respect to the Initial Purchased Warrants, an amount equal to (a) 20,000,000 plus (b) the quotient of (x) 1,000,000 divided by (y) the Closing Sale Price on August 2, 2023, and (ii) with respect to each Subsequently Purchased Warrant, the quotient, rounded up to the nearest whole number, of (a) sixty five percent (65%) of the Principal Amount of Subsequently Purchased Notes to be purchased by such Buyer at such Subsequent Closing, divided by (b) the Market Stock Price (as defined in the Notes) on the date that the Subsequently Purchased Securities Notice (as defined in the Securities Purchase Agreement) is delivered to the Holder.

[3]	NTD: Bracketed portions of this sentence to be included only in Initial Purchased Warrants.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder at any time or times on or after the Initial Exercisability Date, in whole or in part, by delivery (whether via electronic mail or otherwise) of a duly completed and executed written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within two (2) Trading Days following the delivery of the Exercise Notice, the Holder shall make payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash by wire transfer of immediately available funds or, if the provisions of Section 1(d) are applicable, by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder, nor shall any ink-original signature or medallion guarantee (or other type of guarantee or notarization) with respect to any Exercise Notice be required. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares and the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and this Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Exercise Notice is delivered to the Company. On or before the first (1st) Trading Day following the date on which the Holder has delivered the applicable Exercise Notice, the Company shall transmit by electronic mail a duly executed and completed acknowledgment of confirmation of receipt of the Exercise Notice, in the form attached to the Exercise Notice, to the Holder and the Company’s transfer agent (the “Transfer Agent”). So long as the Holder delivers the Aggregate Exercise Price (or notice of a Cashless Exercise, if applicable) on or prior to the first (1st) Trading Day following the date on which the Exercise Notice has been delivered (or deemed to have been delivered) to the Company, then on or prior to the earlier of (i) the second (2nd) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period, in each case following the date on which the Exercise Notice has been delivered (or deemed to have been delivered) to the Company, or, if the Holder does not deliver the Aggregate Exercise Price (or notice of a Cashless Exercise, if applicable) on or prior to the first (1st) Trading Day following the date on which the Exercise Notice has been delivered (or deemed to have been delivered) to the Company, then on or prior to the first (1st) Trading Day following the date on which the Aggregate Exercise Price (or notice of a Cashless Exercise, if applicable) is delivered (such earlier date, or if later, the earliest day on which the Company is required to deliver Warrant Shares pursuant to this Section 1(a), the “Share Delivery Date”), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program (“FAST”), credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system, or (Y) if the Transfer Agent is not participating in FAST, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise. The Company shall be responsible for all fees and expenses of the Transfer Agent and all fees and expenses with respect to the issuance of Warrant Shares via DTC, if any, including without limitation for same day processing. Upon delivery (or deemed delivery) of the Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record and beneficial owner of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is physically delivered to the Company in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Trading Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant

(in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares issuable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional Warrant Shares are to be issued upon the exercise of this Warrant, but rather the number of Warrant Shares to be issued shall be rounded to the nearest whole number. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent) which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant; provided, that the Company shall not be required to pay any tax or governmental charge that may be imposed with respect to any applicable withholding or the issuance or delivery of the Warrant Shares to any Person other than the Holder, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid. The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms and subject to the conditions hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof (except for consents and waivers provided pursuant to Section 9), the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination; provided, however, that the Company shall not be required to deliver Warrant Shares with respect to an exercise prior to the Holder’s delivery of the Aggregate Exercise Price (or notice of a Cashless Exercise) with respect to such exercise.

(b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $[            ]4 per share, subject to adjustment as provided herein.

(c) Company’s Failure to Timely Deliver Securities. If the Company shall fail for any reason or for no reason on or prior to the applicable Share Delivery Date, if (x) the Transfer Agent is not participating in FAST, to issue to the Holder a certificate for the number of shares of Common Stock to which the Holder is entitled and register such Common Stock on the Company’s share register or (y) the Transfer Agent is participating in FAST, to credit the Holder’s balance account with DTC, for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant (such shares to which Holder is entitled being, the “Exercise Notice Warrant Shares”), then, in addition to all other remedies available to the Holder, if on or prior to the applicable Share Delivery Date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall, within five (5) Trading Days after the Holder’s written request, (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue by (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of the Warrant with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable

[4]

NTD: To be (i) $0.45 with respect to the Initial Purchased Warrants and (ii) with respect to each Subsequently Purchased Warrant, 115% of the Market Stock Price on the date that the Subsequently Purchased Securities Notice (as defined in the Securities Purchase Agreement ) is delivered to the Holder.

to the Holder in respect of the Buy-In and, upon request of the Company, written evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof. As of the Issuance Date, the Company’s current transfer agent participates in FAST. In the event that the Company changes transfer agents while this Warrant is outstanding, the Company shall use commercially reasonable efforts to select a transfer agent that participates in FAST. While this Warrant is outstanding, the Company shall request its transfer agent to participate in FAST with respect to this Warrant. In addition to the foregoing rights, (i) if the Company fails to deliver the applicable number of Warrant Shares upon an exercise pursuant to Section 1 by the applicable Share Delivery Date, then the Holder shall have the right to rescind such exercise in whole or in part and retain and/or have the Company return, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the rescission of an exercise shall not affect the Company’s obligation to make any payments that have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise, and (ii) if a registration statement (which may be the Registration Statement) covering the issuance of the Warrant Shares that are subject to an Exercise Notice is not available for the issuance of such Exercise Notice Warrant Shares and the Holder has submitted an Exercise Notice prior to receiving notice of the non-availability of such registration statement and the Company has not already delivered the Warrant Shares underlying such Exercise Notice electronically without any restrictive legend by crediting such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system, the Holder shall have the option, by delivery of notice to the Company, to (x) rescind such Exercise Notice in whole or in part and retain or have returned, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the rescission of an Exercise Notice shall not affect the Company’s obligation to make any payments that have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise, and/or (y) modify the Exercise Notice to provide for Cashless Exercise of some or all of the portion of the Warrant exercised. In addition to the foregoing, if the Company fails for any reason to deliver to the Holder the Warrant Shares subject to an Exercise Notice by the second Trading Day following the Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the Weighted Average Price of the Common Stock on the date of the applicable Exercise Notice), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after the Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise.

(d) Cashless Exercise. Notwithstanding anything contained herein to the contrary, at any time when a registration statement (which may be the Registration Statement) covering the issuance of the applicable Exercise Notice Warrant Shares is not available for the issuance of such Exercise Notice Warrant Shares, then in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, the Holder may elect to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)

B

For purposes of the foregoing formula:

A=	the total number of shares with respect to which this Warrant is then being exercised.
B=	as applicable: (i) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date of the applicable Exercise Notice if such Exercise

Notice is (1) both executed and delivered pursuant to Section 1(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 1(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(77) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the Weighted Average Price on the Trading Day immediately preceding the date of the applicable Exercise Notice or (z) the Bid Price of the Common Stock as of the time of the Holder’s execution of the applicable Exercise Notice if such Exercise Notice is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 1(a) hereof or (iii) the Closing Sale Price of the Common Stock on the date of the applicable Exercise Notice if the date of such Exercise Notice is a Trading Day and such Exercise Notice is both executed and delivered pursuant to Section 1(a) hereof after the close of “regular trading hours” on such Trading Day.
C=	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

If Warrant Shares are issued in such a cashless exercise, the Company acknowledges and agrees that in accordance with Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), the Warrant Shares shall take on the registered characteristics of the Warrants being exercised, and the holding period of the Warrants being exercised may be tacked on to the holding period of the Warrant Shares. The Company agrees not to take any position contrary to this Section 1(d). Without limiting the rights of a Holder to receive Warrant Shares on a “cashless exercise,” and to receive the cash payments contemplated pursuant to Sections 1(c) and 4(b), in no event will the Company be required to net cash settle a Warrant exercise. Any Cashless Exercise of this Warrant shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder by an amount equal to the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a Cashless Exercise and not the number of Warrant Shares actually received by the Holder.

(e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 11.

(f) Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained herein, the Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties collectively would beneficially own in the aggregate in excess of 4.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including any other Warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 1(f). For purposes of this Section 1(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). For purposes of this Warrant, in determining the number of outstanding shares of Common Stock the Holder may acquire upon the exercise of this Warrant without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Reports on Form 8-K or other public filing with the Securities and Exchange Commission (the “SEC”), as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 1(f), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be purchased pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of Common Stock to the Holder upon exercise of this Warrant results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Warrants that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(f) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1(f) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant. The Holder hereby acknowledges and agrees that the Company shall be entitled to rely on the representations and other information set forth in any Exercise Notice and shall not be required to independently verify whether any exercise of this Warrant would cause the Holder (together with the other Attribution Parties) to collectively beneficially own in excess of the Maximum Percentage of the number of shares of Common Stock outstanding after giving effect to such exercise or otherwise trigger the provisions of this Section 1(f).

(g) Required Reserve Amount. So long as this Warrant remains outstanding, the Company shall keep reserved for issuance under this Warrant shares of Common Stock at least equal to 100% of the maximum number of shares of Common Stock as shall be necessary to satisfy the Company’s obligation to issue shares of Common Stock under the Warrants then outstanding (without regard to any limitations on exercise) (the “Required Reserve Amount”); provided, that at no time shall the number of shares of Common Stock reserved pursuant to this Section 1(g) be reduced other than in connection with any exercise of Warrants or such other event covered by Section 2(c). The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the holders of the Warrants based on the number of shares of Common Stock issuable upon exercise of Warrants held by each holder thereof on the Issuance Date (without regard to any limitations on exercise) (the “Authorized Share Allocation”). In the event that a Holder shall sell or otherwise transfer any of such holder’s Warrants, each transferee shall be allocated a pro rata portion of such Holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Warrants shall be allocated to the remaining holders of Warrants, pro rata based on the number of shares of Common Stock issuable upon exercise of the Warrants then held by such holders thereof (without regard to any limitations on exercise). Each share of Common Stock delivered upon exercise of this Warrant will be a newly issued or treasury share and will be duly and validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of the Holder or the Person to whom such share will be delivered). If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will cause each share of Common Stock issued upon exercise of this Warrant, when delivered upon such exercise, to be admitted for listing on such exchange or quotation on such system.

(h) Insufficient Authorized Shares. If at any time while this Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall promptly take all action reasonably necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Warrant then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its reasonable best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and the Company’s management shall recommend to the Company’s board of directors that it recommend to the stockholders that they approve such proposal. Notwithstanding the foregoing, if at any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding shares of Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C. In addition to the foregoing, in the event of any Authorized Share Failure that results in the failure of the Company to deliver any shares of Common Stock that would have otherwise been deliverable pursuant to an Exercise Notice (such shares the “Authorized Shares Failure Shares”), (1) the Company will promptly pay to the Holder, as liquidated damages and not as a penalty, cash in an amount equal (i) to the product of (x) the number of such Authorized Shares Failure Shares; and (y) the Daily VWAP per share of Common Stock on the date the Holder delivered the applicable Exercise Notice hereunder (or, if such date is not a VWAP Trading Day, the immediately preceding VWAP Trading

Day), minus (ii) if such exercise is not a cashless exercise the Aggregate Exercise Price applicable to such Authorized Shares Failure Shares, to the extent not previously paid; and (2) to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in settlement of a sale by the Holder of such Authorized Shares Failure Shares, the Company will reimburse the Holder for (x) any brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection with such purchases and (y) the excess, if any, of (A) the aggregate purchase price of such purchases over (B) an amount equal to (i) the product of (I) the number of such Authorized Shares Failure Shares purchased by the Holder; and (II) the Daily VWAP per share of Common Stock on the date the Holder delivered the applicable Exercise Notice hereunder (or, if such date is not a VWAP Trading Day, the immediately preceding VWAP Trading Day), minus (ii) if such exercise is not a cashless exercise the Aggregate Exercise Price applicable to such Authorized Shares Failure Shares, to the extent not previously paid.

2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a) Adjustment Upon Issuance of Shares of Common Stock. If and whenever on or after the Issuance Date and until the earlier to occur of (i) such date as the Company shall have completed Equity Issuances after the Issuance Date for gross proceeds of at least twenty million dollars ($20,000,000); and (ii) the one-year anniversary of the Issuance Date, the Company grants, issues or sells (or enters into any agreement to grant, issue or sell), or in accordance with this Section 2 is deemed to have granted, issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding any Excluded Securities granted, issued or sold or deemed to have been granted, issued or sold) for a consideration per share (the “New Issuance Price”) less than a price equal to the Exercise Price in effect immediately prior to such granting, issuance or sale or deemed granting, issuance or sale (such Exercise Price then in effect is referred to herein as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the New Issuance Price. For all purposes of the foregoing (including, without limitation, determining the adjusted Exercise Price and the New Issuance Price under this Section 2(a)), the following shall be applicable:

(i) Issuance of Options. If the Company in any manner grants, issues or sells (or enters into any agreement to grant, issue or sell) any Options and the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(a)(i), the “lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting, issuance or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof and (y) the lowest exercise price set forth in such Option for which one share of Common Stock is issuable (or may become issuable assuming all possible market conditions) upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) upon the granting, issuance or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or otherwise pursuant to the terms of or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Company in any manner issues or sells (or enters into any agreement to issue or sell) any Convertible Securities and the lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale (or the time of execution of such agreement to issue or sell, as applicable) of such Convertible Securities for such price per share. For the purposes of this Section 2(a)(ii), the “lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale (or pursuant to the agreement to issue or sell, as applicable) of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security or otherwise pursuant to the terms thereof and (y) the lowest conversion price set forth in such Convertible Security for which one share of Common Stock is issuable (or may become issuable assuming all possible market conditions) upon conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) upon the issuance or sale (or the agreement to issue or sell, as applicable) of such Convertible Security plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities or otherwise pursuant to the terms thereof, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Exercise Price has been or is to be made pursuant to other provisions of this Section 2(a), except as contemplated below, no further adjustment of the Exercise Price shall be made by reason of such issuance or sale.

(iii) Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time (other than proportional changes in conversion or exercise prices, as applicable, in connection with an event referred to in Section 2(c)), the Exercise Price in effect at the time of such increase or decrease shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Issuance Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 2(a) shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

(iv) Calculation of Consideration Received. If any Option and/or Convertible Security and/or Adjustment Right is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (as determined by the Holder, the “Primary Security”, and such Option and/or Convertible Security and/or Adjustment Right, the “Secondary Securities” and together with the Primary Security, each a “Unit”), the aggregate consideration per share of Common Stock with respect to such Primary Security shall be deemed to be the lower of (x) average of the Daily VWAPs during the five (5) Trading Day period immediately following the public announcement of such issuance or sale (for the avoidance of doubt, if such public announcement is released prior to the opening of the Nasdaq Capital Market (or of any principal, in terms of volume, exchange on which the Common Stock is listed for trading) on a Trading Day, such Trading Day shall be the first Trading Day in such five (5) Trading Day period, and if this Warrant is exercised, on any given date during any such five (5) Trading Day period, solely with respect to such portion of this Warrant exercised on such date, such five (5) Trading Day period shall be deemed to have ended on, and included, the Trading Day immediately prior to such date), (y) the purchase price of such Unit and (z) if such Primary Security is an Option and/or Convertible Security, the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise or conversion of the Primary Security. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the Weighted Average Prices of such security for each of the five (5) Trading Days immediately preceding the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities (as the case may be). The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v) Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(vi) No Readjustments. For the avoidance of doubt, in the event the Exercise Price has been adjusted pursuant to this Section 2(a) and the Dilutive Issuance that triggered such adjustment is unwound or is cancelled after the fact for any reason whatsoever, in no event shall the Exercise Price be readjusted to the Exercise Price that would have been in effect if such Dilutive Issuance had not occurred or been consummated.

(b) Voluntary Adjustment by Company. The Company may at any time during the term of this Warrant reduce the then-current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

(c) Adjustment Upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(c) shall become effective at the close of business on the date the subdivision or combination becomes effective.

3. RIGHTS UPON DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 2, if, on or after the Subscription Date and on or prior to the Expiration Date, the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin-off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

4. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 2, if at any time on or after the Subscription Date and on or prior to the Expiration Date the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage)

immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation).

(b) Fundamental Transaction. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 4(b), including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction). Upon the consummation of each Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for the Company (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of each Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a), which shall continue to be receivable thereafter)) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction, such shares of common stock (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. Notwithstanding the foregoing, and without limiting Section 1(f) hereof, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 4(b) to permit the Fundamental Transaction without the assumption of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a), which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant). The provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder. The provisions of this Section 4(b) shall apply similarly and equally to successive Fundamental Transactions and Corporate Events. Notwithstanding the foregoing, in the event of a Change of Control or the sale, assignment, transference, conveyance or disposition otherwise of a majority interest in any of the Company’ s “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) (a “Significant Subsidiary Event”), at the request of the Holder delivered before the 30th day after such Change of Control or Significant Subsidiary Event, the Company (or the Successor Entity) shall purchase this Warrant from the Holder by paying to the Holder, within five (5) Business Days after such request (or, if later, on the effective date of the Change of Control or Significant Subsidiary Event), an amount equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the effective date of such Change of Control or Significant Subsidiary Event, payable in cash; provided, however, that, if the Change of Control is not within the Company’s control, including not approved by the Company’s Board of Directors, Holder shall only be entitled to receive from the Company or any Successor Entity, as of the date of consummation of such Change of Control, the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of this Warrant, that is being offered and paid to the holders of Common Stock of the Company in connection with the Change of Control, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Change of Control; provided, further, that if holders of Common Stock are not offered or paid any consideration in such Change of Control, such holders of Common Stock will be deemed to have received common stock of the Successor Entity (which entity may be the Company following such Change of Control) in such Change of Control.

5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all of the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as any of the Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrants, the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the Warrants then outstanding (without regard to any limitations on exercise).

6. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this

Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

7. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall notify the Company and surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred. The Company shall not be obligated to pay any tax which may be payable with respect to any transfer (or deemed transfer) arising in connection with the registration of any certificates for Warrant Shares or Warrants in the name of any Person other than the Holder.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form (but without the obligation to post a bond) and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8. NOTICES. Whenever notice is required to be given under this Warrant, including, without limitation, an Exercise Notice, unless otherwise provided herein, such notice shall be given in writing, (i) if delivered (a) from within the domestic United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid or electronic mail or (b) from outside the United States, by International Federal Express or electronic mail, and (ii) will be deemed given (A) if delivered by first-class registered or certified mail domestic, three (3) Business Days after so mailed, (B) if delivered by nationally recognized overnight carrier, one (1) Business Day after so mailed, (C) if delivered by International Federal Express, two (2) Business Days after so mailed and (D) at the time of transmission, if delivered by electronic mail to each of the email addresses specified in this Section 8 prior to 5:00 p.m. (New York time) on a Trading Day and (E) the next Trading Day after the date of transmission, if delivered by electronic mail to each of the email addresses specified in this Section 8 on a day that is not a Trading Day or later than 5:00 p.m. (New York time) on any Trading Day, and will be delivered and addressed as follows:

(i) if to the Company, to:

Astra Space, Inc.

1900 Skyhawk Street, Suite 300

Alameda, CA 94501

Telephone: (866) 278-7217

Attention:    Chris Kemp

E-mail:        c@astra.com

With a copy (for informational purposes only) to:

Cozen O’Connor P.C.

33 South 6th Street Suite 3800

Minneapolis, MN 55402

Attention:    Katheryn A. Gettman

E-mail:        kgettman@cozen.com

(ii) if to the Holder, at such address or other contact information delivered by the Holder to Company or as is on the books and records of the Company (provided that, with respect to the Holder, such notice may only be delivered via electronic mail),

With a copy (for informational purposes only) to:

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, CA 92130

Telephone: (858) 523-5400

Attention: Michael E. Sullivan

Email: michael.sullivan@lw.com

The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) promptly upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment, (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation and (iii) ten (10) Business Days (or such shorter period as is reasonably practicable under the circumstances if the Company does not have 10 Business Days’ prior notice) prior to the consummation of any Fundamental Transaction; provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder but only to the extent the information in such notice constitutes material non-public information regarding the Company. It is expressly understood and agreed that the time of exercise specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

9. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended or waived and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

10. GOVERNING LAW; JURISDICTION; JURY TRIAL. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that such party is not personally subject to the jurisdiction of such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address set forth with respect to such party in Section 8 or such other address as such party subsequently delivers to the other party and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude a party hereto from bringing suit or taking other legal action against the other party in any other jurisdiction to collect on its obligations to the other party, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the other party. If either party shall commence an action, suit or proceeding to enforce any provisions of this Warrant, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

11. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via electronic mail within two (2) Business Days of receipt of the Exercise Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via electronic mail (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause, at its expense, the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

12. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and any other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder or the Company to pursue actual damages for any failure by the other party to comply with the terms of this Warrant. Each of the Company and the Holder acknowledges that a breach by such party of its obligations hereunder will cause irreparable harm to the other party and that the remedy at law for any such breach may be inadequate. The Company and the Holder therefore agree that, in the event of any such breach or threatened breach, the other party shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

13. TRANSFER. This Warrant and the Warrant Shares may be offered for sale, sold, transferred, pledged or assigned without the consent of the Company.

14. [COMPLIANCE WITH THE SECURITIES ACT.

(a) Agreement to Comply with the Securities Act; Legend. The Holder, by acceptance of this Warrant, agrees to comply in all respects with the provisions of this Section 14 and the restrictive legend requirements set forth on the face of this Warrant and further agrees that such Holder shall not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act. This Warrant and all Warrant Shares issued upon exercise of this Warrant (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS WARRANT, AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.”

(b) Representations of the Holder. In connection with the issuance of this Warrant, the Holder specifically represents, as of the date hereof, to the Company by acceptance of this Warrant as follows:

(1) The Holder is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The Holder is acquiring this Warrant and the shares of Common Stock to be issued upon exercise hereof for investment for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act.

(2) The Holder understands and acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof are “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances. In addition, the Holder represents that it is familiar with Rule 144 under the Securities Act, as presently in effect (“Rule 144”), and understands the resale limitations imposed thereby and by the Securities Act.

(3) The Holder acknowledges that it can bear the economic and financial risk of its investment for an indefinite period, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant and the Warrant Shares. The Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant and the business, properties, prospects and financial condition of the Company.

(c) Acknowledgement of the Company. The Company acknowledges and agrees that the Holder may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of this Warrant or the Warrant Shares to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, Holder may transfer any pledged or secured Warrant or Warrant Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the Holder’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of this Warrants or any Warrant Shares may reasonably request in connection with a pledge or transfer of this Warrant or any Warrant Shares.

(d) Removal of Legends. This Warrant and the Warrant Shares shall not be required to contain the legend set forth in Section 14(a) or any other legend (i) following any sale of the Warrant or Warrant Shares pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), provided that the Holder furnishes the Company with reasonable assurances that such Warrant or Warrant Shares are eligible for sale, assignment or transfer under Rule 144, which shall not include an opinion of the Holder’s counsel, (ii) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that the Holder provides the Company with an opinion of counsel to the Holder, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Warrant or Warrant Shares may be made without registration under the applicable requirements of the Securities Act or (iii) if such legend is not required or customarily included under applicable provisions of the Securities Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than two (2) Business Days (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade initiated on the date the Holder delivers notice to the Company with respect to this Warrant or any Warrant Shares issued in the form of book-entries or, if applicable, delivers a legended certificate representing Warrant Shares to the Company) following the delivery by the Holder to the Company or the Transfer Agent (with notice to the Company) of notice with respect to this Warrant or any Warrant Shares issued in the form of book-entries or, if applicable, a legended certificate representing any Warrant Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from the Holder as may be reasonably required above in this Section 14(c) (such date, the “Legend Removal Date”), as directed by the Holder, either: (A) provided that the Transfer Agent is participating in FAST, credit the applicable number of Warrant Shares to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) with respect to this Warrant or if the Transfer Agent is not participating in FAST, issue and deliver (via reputable overnight courier) to the Holder, an updated form of this Warrant or a certificate representing Warrant Shares, as applicable, in the case of each of clauses (A) and (B) above, free from all restrictive and other legends, registered in the name of the Holder or its designee. The Company shall be responsible for any transfer agent fees or DTC fees with respect to any issuance of Warrant Shares or the removal of any legends with respect to this Warrant or any Warrant Shares in accordance herewith.

(e) In addition to the Holder’s other available remedies hereunder, the Company shall pay to the Holder, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Warrant Shares (based on the Weighted Average Price of the Common Stock on the date the Holder delivers notice or a legended certificate, as applicable, to the Company or the Transfer Agent with respect to such Warrant Shares pursuant to Section 14(d)) delivered for removal of the restrictive legend and subject to Section 14(d), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such Warrant Shares are delivered without a legend and (ii) if the Company is obligated to remove the restrictive legends pursuant to Section 14(d) but fails to (a) issue and deliver (or cause to be delivered) Warrant Shares to the Holder by the Legend Removal Date that are free from all restrictive and other legends and (b) if after the Legend Removal Date the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, that the Holder anticipated receiving from the Company without any restrictive legend, then an amount equal to the excess of the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) over the product of (A) such number of Warrant Shares that the Company was required to deliver to the Holder by the Legend Removal Date multiplied by (B) the price at which the sell order giving rise to such purchase obligation was executed.

(f) In order to facilitate the Company filing a registration statement covering the issuance or resale of any Warrant Shares issued and issuable upon exercise of this Warrant, the Holder hereby agrees to provide the Company with, following reasonable advance written request by the Company, an executed selling stockholder questionnaire in a form reasonably acceptable to the Holder and the Company as is customary under the circumstances.]5

15. SEVERABILITY; CONSTRUCTION; HEADINGS. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited,

[5]	NTD: To be included only in Subsequently Purchased Warrants.

invalid or unenforceable provision(s). This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

16. DISCLOSURE. Upon delivery by the Company to the Holder (or receipt by the Company from the Holder) of any notice in accordance with the terms of this Warrant, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its subsidiaries, the Company shall on or prior to 9:00 am, New York City time on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its subsidiaries, the Company so shall indicate to the Holder explicitly in writing in such notice (or immediately upon receipt of notice from the Holder, as applicable), and in the absence of any such written indication in such notice (or notification from the Company immediately upon receipt of notice from the Holder), the Holder shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to the Company or any of its subsidiaries. Nothing contained in this Section [16] shall limit any obligations of the Company, or any rights of the Holder, under any other agreement by and between the Company and the Holder.

17. ABSENCE OF TRADING AND DISCLOSURE RESTRICTIONS. The Company acknowledges and agrees that the Holder is not a fiduciary or agent of the Company and that the Holder shall have no obligation to (a) maintain the confidentiality of any information provided by the Company or (b) refrain from trading any securities while in possession of such information in the absence of a written non-disclosure agreement signed by the Holder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Company acknowledges that the Holder may freely trade in any securities issued by the Company, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party.

18. COUNTERPARTS; ELECTRONIC SIGNATURES. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Warrant delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant. A party’s electronic signature (complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) of this Agreement shall have the same validity and effect as a signature affixed by the party’s hand.

19. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “Adjustment Right” means any right granted with respect to any securities issued in connection with, or with respect to, any issuance or sale (or deemed issuance or sale in accordance with Section 2) of shares of Common Stock (other than rights of the type described in Section 3 and 4 hereof) that could result in a decrease in the net consideration received by the Company in connection with, or with respect to, such securities (including, without limitation, any cash settlement rights, cash adjustment or other similar rights).

(b) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(c) “Approved Stock Plan” means any security-based compensation plan which has been approved by the Board of Directors of the Company prior to the date hereof, or any security-based compensation plan which is approved by the Board of Directors or the compensation committee thereof and the stockholders of the Company after the date hereof, pursuant to which Common Stock, options to purchase Common Stock and other incentive equity awards may be issued to any employee, officer, consultant or director for services provided to the Company in their capacity as such, and not for the purpose of raising capital, pursuant to any consulting agreement, advisory agreement or independent contractor agreement approved by the Board of Directors or the compensation committee thereof.

(d) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Subscription Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(e) “Bid Price” means, for any security as of the particular time of determination, the bid price for such security on the Principal Market as reported by Bloomberg as of such time of determination, or, if the Principal Market is not the principal securities exchange or trading market for such security, the bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg as of such time of determination, or if the foregoing does not apply, the bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg as of such time of determination, or, if no bid price is reported for such security by Bloomberg as of such time of determination, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC) as of such time of determination. If the Bid Price cannot be calculated for a security as of the particular time of determination on any of the foregoing bases, the Bid Price of such security as of such time of determination shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 11. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(f) “Black Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day immediately following the first public announcement of the applicable Change of Control, or, if the Change of Control is not publicly announced, the date the Change of Control is consummated, for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of such date of request, (ii) an expected volatility equal to the greater of 75% and the 100-day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365-day annualization factor) as of the Trading Day immediately following the public announcement of the applicable Change of Control, or, if the Change of Control is not publicly announced, the date the Change of Control is consummated, (iii) the underlying price per share used in such calculation shall be the greater of (a) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Change of Control and (b) the greater of (1) the last Weighted Average Price immediately prior to the announcement of such Change of Control, (2) the Weighted Average Price immediately after the announcement of such Change of Control and (3) the last Weighted Average Price immediately prior to the consummation of such Change of Control, (iv) a remaining option time equal to the time between the date of the public announcement of the applicable Change of Control and the Expiration Date and (v) a zero cost of borrow.

(g) “Bloomberg” means Bloomberg Financial Markets.

(h) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(i) “Change of Control” means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or (iii) a merger in connection with a bona fide acquisition by the Company of any Person in which (x) the gross consideration paid, directly or indirectly, by the Company in such acquisition is not equal to or greater than 50% of the Company’s market capitalization as calculated on the date of the announcement of such merger and the date of the consummation of such merger and (y) such merger does not contemplate a change to the identity of a majority of the board of directors of the Company. Notwithstanding anything herein to the contrary, any transaction or series of transaction that, directly or indirectly, results in the Company or the Successor Entity not having Common Stock or common stock, as applicable, registered under the 1934 Act and listed on an Eligible Market shall be deemed a Change of Control.

(j) “Closing Sale Price” means, for any security as of any date, the last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price then the last trade price, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the OTC Link or on the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 11. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

(k) “Common Stock” means (i) the Company’s Class A Common Stock, par value $0.0001 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

(l) “Convertible Securities” means any capital stock or other security of the Company or any of its subsidiaries (other than Options) that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, shares of Common Stock) or any of its subsidiaries.

(m) “Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “ASTR <EQUITY> VAP” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

(n) “Eligible Market” means The Nasdaq Capital Market, the NYSE American LLC, The Nasdaq Global Select Market, The Nasdaq Global Market or The New York Stock Exchange, Inc.

(o) “Equity Interest” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents, including preferred stock or membership interests (however designated, whether voting or non-voting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the Securities Act), and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

(p) “Equity Issuance” shall mean (a) any issuance or sale by the Company or any of its subsidiaries of any Equity Interests (including any Equity Interests issued upon exercise or conversion of any Equity Rights and the issuance of any Equity Interests pursuant to any “at-the-market” offering (within the meaning of Rule 415(a)(4) of the Securities Act) or equity line of credit) or any Equity Rights, or (b) the receipt by the Company or any of its subsidiaries of any capital contribution (whether or not evidenced by any Equity Interest issued by the recipient of such contribution), in each case for bona fide capital-raising purposes and other than (i) any issuance of Equity Interests upon the exercise of any Equity Rights outstanding as of the date hereof provided, that such issuance is made pursuant to the terms of such Equity Rights in effect on the date hereof and such Equity Rights are not amended to increase the number of such Equity Interests or to decrease the exercise price, exchange price or conversion price of Equity Rights, (ii) Equity Interests issuable upon the exercise of any Equity Rights or upon the lapse of forfeiture restrictions on awards made pursuant to an Approved Stock Plan (as defined in the Securities Purchase Agreement) (including Equity Interests withheld by the Company for the purpose of paying on behalf of the holder thereof the exercise price of stock options or for paying taxes due as a result of such exercise or lapse of forfeiture restrictions) or (iii) Common Stock issuable upon the exercise of stock options or upon the lapse of forfeiture restrictions on awards made pursuant to, any stock option exchange program of the Company that is approved by the Board of Directors or the compensation committee thereof or the Company’s stockholders, whether now in effect or hereafter implemented.

(q) “Equity Rights” shall mean, with respect to any Person, any then-outstanding subscriptions, options, warrants, commitments, preemptive rights, convertible debt, or other equity-linked securities or agreements of any kind for the issuance or sale, of any additional Equity Interests of any class, or partnership or other ownership interests of an type in, such Person.

(r) “Excluded Securities” means (i) shares of Common Stock or standard options to purchase Common Stock issued to directors, officers or employees of the Company for services rendered to the Company in their capacity as such pursuant to an Approved Stock Plan (as defined above), provided that (A) all such issuances (taking into account the shares of Common Stock issuable upon exercise of such options) after the Issuance Date pursuant to this clause (i) do not, in the aggregate, exceed more than 5% of the Common Stock issued and outstanding immediately prior to the Issuance Date and (B) the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects the Holder; (ii) shares of Common Stock issued upon the conversion or exercise of Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) issued prior to the Issuance Date, provided that the conversion price of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) is not lowered, none of such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects the Holder; and (iii) the shares of Common Stock issuable upon exercise of this Warrant; provided, that the terms of this Warrant are not amended, modified or changed on or after the Issuance Date (other than anti-dilution adjustments pursuant to the terms thereof in effect as of the Issuance Date).

(s) “Expiration Date” means the date that is five (5) years after the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next day that is not a Holiday.

(t) “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its shares of Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding, or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the

Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding, or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its shares of Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock not held by all such Subject Entities as of the Subscription Date calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their Common Stock without approval of the stockholders of the Company, or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(u) “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(v) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(w) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person, including such entity whose common stock or equivalent equity security is quoted or listed on an Eligible Market (or, if so elected by the Holder, any other market, exchange or quotation system), or, if there is more than one such Person or such entity, the Person or such entity designated by the Holder or in the absence of such designation, such Person or entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction or Change of Control.

(x) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(y) “Principal Market” means The Nasdaq Capital Market.

(z) “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, for the Company’s primary trading market or quotation system with respect to the Common Stock that is in effect on the date of receipt of an applicable Exercise Notice.

(aa) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(bb) “Successor Entity” means one or more Person or Persons (or, if so elected by the Holder, the Company or Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or Change of Control or one or more Person or Persons (or, if so elected by the Holder, the Company or the Parent Entity) with which such Fundamental Transaction or Change of Control shall have been entered into.

(cc) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded.

(dd) “Transaction Documents” means any agreement entered into by and between the Company and the Holder, as applicable, in connection with or pursuant to this Warrant.

(ee) “VWAP Market Disruption Event” means, with respect to any date, (A) the failure by the principal U.S. national or regional securities exchange on which the Common Stock is then listed, or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then traded, to open for trading during its regular trading session on such date; or (B) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

(ff) “VWAP Trading Day” means a day on which (A) there is no VWAP Market Disruption Event; provided that the Holder, by notice to the Company, may waive any such VWAP Market Disruption Event; and (B) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.

(gg) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as such market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 11 with the term “Weighted Average Price” being substituted for the term “Exercise Price.” All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

ASTRA SPACE, INC.

By:
Name:	Chris Kemp
Title:	Chief Executive Officer

By:
Name:	Axel Martinez
Title:	Chief Financial Officer

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

ASTRA SPACE, INC.

The undersigned holder hereby exercises the right to purchase _________________ shares of Common Stock (“Warrant Shares”) of Astra Space, Inc., a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.    Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

____________    a “Cash Exercise” with respect to _________________ Warrant Shares; and/or

____________    a “Cashless Exercise” with respect to _______________ Warrant Shares.

2.    Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3.    Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

4.    Maximum Percentage Representation. Notwithstanding anything to the contrary contained herein, this Exercise Notice shall constitute a representation by the Holder of the Warrant submitting this Exercise Notice that, after giving effect to the exercise provided for in this Exercise Notice, such Holder (together with the other Attribution Parties) will not have beneficial ownership of a number of shares of Common Stock in excess of the Maximum Percentage of the total outstanding shares of Common Stock of the Company as determined pursuant to the provisions of Section 1(f) of the Warrant.

Date: _______________ __, ______

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs [TRANSFER AGENT] to issue the above indicated number of shares of Common Stock on or prior to the applicable Share Delivery Date.

ASTRA SPACE, INC.

By:________________________________
Name:
Title:

Exhibit C

Form of Security Agreements

[Omitted pursuant to Item 601(a)(5) of Regulation S-K]

Exhibit D

Form of Perfection Certificate

[Omitted pursuant to Item 601(a)(5) of Regulation S-K]

Exhibit E

Disqualified Institutions

[Omitted pursuant to Item 601(a)(5) of Regulation S-K]